Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

by and among

BRIDGETOWN HOLDINGS LIMITED,

MONEYHERO LIMITED,

GEMINI MERGER SUB 1 LIMITED,

GEMINI MERGER SUB 2 LIMITED,

and

COMPAREASIA GROUP CAPITAL LIMITED

dated May 25, 2023

HIGHLY CONFIDENTIAL

v

Exhibits

Exhibit A Plan of Initial Merger

Exhibit B Plan of Acquisition Merger

Exhibit C Form of PubCo Charter

Exhibit D Form of Articles of the Surviving Subsidiary

Exhibit E Form of Articles of the Surviving Company

Exhibit F Company Holders Support Agreement

Exhibit G Sponsor Support Agreement

Exhibit H Registration Rights Agreement

Exhibit I Assignment, Assumption and Amendment Agreement

Exhibit J Key Terms of the PubCo Equity Plan

Exhibit K Form of PubCo Class A Acquisition Warrants

Exhibit L Form of PubCo Class C-1 Acquisition Warrant Instrument

Exhibit M Form of PubCo Class C-2 Acquisition Warrant Instrument

Exhibit N Form of PubCo Call Option Agreement

Exhibit O Fee Letter

Exhibit P Working Capital Loan Capitalization Agreement

INDEX OF DEFINED TERMS

$1.1
2022 Pro Forma Financial Statements	7.3(a)
Acquiror	Preamble, 1.1
Acquiror Acquisition Proposal	1.1
Acquiror Board	1.1
Acquiror Board Recommendation	9.2(b)(iii)
Acquiror Charter	1.1
Acquiror Class A Ordinary Shares	1.1
Acquiror Class B Ordinary Shares	1.1
Acquiror Cure Period	11.1(h)
Acquiror Director	2.2(e)
Acquiror Disclosure Letter	V
Acquiror Financial Statements	5.6(c)
Acquiror Fundamental Representations	1.1
Acquiror Indemnified Parties	9.6(a)
Acquiror Lender	1.1
Acquiror Material Adverse Effect	1.1
Acquiror Ordinary Shares	1.1
Acquiror SEC Filings	5.5
Acquiror Share Redemption	1.1
Acquiror Shareholder Approval	1.1
Acquiror Shareholder Redemption Amount	1.1
Acquiror Shareholder Redemption Right	1.1
Acquiror Shareholders	1.1
Acquiror Shareholders’ Meeting	9.2(b)(i)
Acquiror Shares	5.12(a)
Acquiror Temporary Director	2.2(f)
Acquiror Transaction Expenses	1.1
Acquiror Unit	1.1
Acquiror Warrant Agreement	1.1
Acquiror Warrants	1.1
Acquisition Closing	2.3(a)
Acquisition Closing Date	2.3(a)
Acquisition Effective Time	2.3(a)
Acquisition Entities	1.1
Acquisition Entity	1.1
Acquisition Entity Fundamental Representations	1.1
Acquisition Merger	Recitals
Acquisition Merger Consideration	1.1
Action	1.1
Affiliate	1.1
Agreement	Preamble
Agreement End Date	11.1(e)
Alternative Proposal	1.1
Anti-Bribery Laws	1.1

Anti-Money Laundering Laws	1.1
Articles of the Surviving Company	2.3(c)
Articles of the Surviving Subsidiary	2.2(d)
Assignment, Assumption and Amendment Agreement	Recitals
Assumed Option	3.1(c)(ii)
Audited Financial Statements	4.8(a)
Authorization Notice	2.2(b)(i)
Bridgetown Group	12.20(a)
Business Combination	1.1
Business Day	1.1
Call Option Holder	1.1
Cayman Companies Act	Recitals
Cayman Registrar	1.1
Class A Ordinary Shares	4.6(a)
Class B Ordinary Shares	4.6(a)
Class C Ordinary Shares	4.6(a)
Class D Ordinary Shares	4.6(a)
Code	Recitals
Company	Preamble
Company Benefit Plan	1.1
Company Board	1.1
Company Board Recommendation	9.2(c)(ii)
Company Charter	1.1
Company Class A Warrant Instrument	1.1
Company Class A Warrant Supplemental Deed	Recitals
Company Class A Warrants	1.1
Company Class C Warrant Instrument	1.1
Company Class C Warrant Supplemental Deed	Recitals
Company Class C Warrants	1.1
Company Cure Period	11.1(d)
Company Director	2.2(e)
Company Disclosure Letter	IV
Company Exchanging Ordinary Share	1.1
Company Fundamental Representations	1.1
Company Holders Support Agreement	Recitals
Company Incentive Plan	1.1
Company Indemnified Parties	9.6(a)
Company Material Adverse Effect	1.1
Company Option	1.1
Company Ordinary Share Conversion	3.1(b)(ii)
Company Ordinary Shares	1.1
Company Preference Share Conversion	3.1(b)(iii)
Company Preference Shares	4.6(a)
Company Registered Intellectual Property	4.20(a)
Company Related Party	1.1
Company Share Conversion	3.1(b)(iii)

Company Shareholder	1.1
Company Shareholders Agreement	1.1
Company Shareholders’ Approval	4.3(b)
Company Shareholders’ Meeting	9.2(c)(i)
Company Shares	1.1
Company Transaction Expenses	1.1
Company Warrant Instruments	1.1
Company Warrant Supplemental Deed	Recitals
Company Warrants	1.1
CompareAsia Group	12.20(b)
Confidentiality Agreement	1.1
Contracts	1.1
Converted Company Preference Shares	1.1
Copyleft License	1.1
COVID-19	1.1
COVID-19 Measures	1.1
D&O Indemnified Parties	9.6(a)
Designated Warrant Holder	1.1
Disclosure Letter	1.1
Dissenting Acquiror Shareholders	3.4(a)
Dissenting Acquiror Shares	3.4(a)
Dissenting Company Shareholders	3.4(b)
Dissenting Company Shares	3.4(b)
Dollars	1.1
DTC	1.1
Environmental Laws	1.1
Equity Securities	1.1
ERISA	1.1
ERISA Affiliate	1.1
Events	1.1, 1.1
Exchange Act	1.1
Exchange Agent	3.2(a)
Exchange Ratio	1.1
Executive-level Employee	1.1
Exercising Company Class C Warrant	1.1
Existing Call Option	1.1
Extension Amendment Proposal	12.1
Fee Letter	1.1
Financial Statements	4.8(a)
Form 8-K	12.1
GAAP	1.1
Governing Documents	1.1
Government Official	1.1
Governmental Authority	1.1
Governmental Authorization	4.5
Governmental Order	1.1

H1 Financial Statements	7.3(b)(i)
H1 Pro Forma Financial Statements	7.3(b)(ii)
Hazardous Material	1.1
Hong Kong	1.1
IFRS	1.1
Indebtedness	1.1
Initial Closing	2.2(a)
Initial Closing Date	2.2(a)
Initial Merger	Recitals
Initial Merger Consideration	1.1
Initial Merger Effective Time	2.2(a)
Intellectual Property	1.1
Intended Tax Treatment	Recitals
Interim Period	7.1
International Trade Laws	1.1
Investment Company Act	1.1
IPO	5.8
IRS	1.1
JOBS Act	1.1
K&E	12.20(b)
Law	1.1
Leased Real Property	1.1
Legal Proceedings	4.10
Letter of Transmittal	3.2(b)
Licenses	1.1
Lien	1.1
MAS de-SPAC Condition	1.1
MAS de-SPAC Condition Applicant	1.1
MAS Warrant Condition	1.1
MAS Warrant Condition Applicant	1.1
Merger Sub 1	Preamble
Merger Sub 1 Share	6.6(a)
Merger Sub 2	Preamble
Merger Sub 2 Share	6.6(a)
Mergers	Recitals
Multiemployer Plan	4.13(c)
Nasdaq	5.17
Non-Exercising Company Class C Warrant	1.1
Non-Recourse Parties	12.18(b)
Open Source License	1.1
Open Source Materials	1.1
PCAOB	1.1
Permitted Equity Financing	1.1
Permitted Equity Financing Proceeds	1.1
Permitted Equity Subscription Agreement	1.1
Permitted Liens	1.1

x

Person	1.1
Philippines	1.1
Plan of Acquisition Merger	1.1
Plan of Initial Merger	1.1
Prior Equity Plan	1.1
Pro Forma Financial Statements	7.3(b)(ii)
Prospectus	12.1
Proxy/Registration Statement	9.2(a)(i)
PubCo	Preamble
PubCo Acquisition Warrants	1.1
PubCo Call Option	Recitals
PubCo Call Option Agreement	Recitals
PubCo Charter	2.1
PubCo Class A Acquisition Warrant Instrument	1.1
PubCo Class A Acquisition Warrants	1.1
PubCo Class A Ordinary Shares	1.1
PubCo Class B Ordinary Shares	1.1
PubCo Class C Acquisition Warrants	1.1
PubCo Class C-1 Acquisition Warrant Instrument	1.1
PubCo Class C-1 Acquisition Warrants	1.1
PubCo Class C-2 Acquisition Warrant Instrument	1.1
PubCo Class C-2 Acquisition Warrants	1.1
PubCo Equity Plan	7.11(a)
PubCo Initial Shareholders	1.1
PubCo Merger Warrant	3.1(a)(iv)
PubCo Preference Shares	1.1
PubCo Shares	1.1
PubCo Subscriber Shares	6.6(a)
PubCo Warrants	1.1
Public Shareholders	12.1
Real Property Leases	4.19(a)(ii)
Redeeming Acquiror Shares	1.1
Registration Rights Agreement	Recitals
Regulatory Approvals	9.1(a)
Related Party Agreements	4.12(a)(vi)
Released Claims	12.1
Remaining Trust Fund Proceeds	8.1
Representatives	1.1
Requisite Company Shareholders	1.1
restraint	10.1(e)
Restricted Person	1.1
Sanctioned Jurisdiction	1.1
Sanctioned Person	1.1
Sanctions	1.1
Sarbanes-Oxley Act	1.1
SEC	1.1

Securities Act	1.1
Share Redesignation	3.5
Shareholder Merger Consideration	1.1
Singapore	1.1
Skadden	12.20(a)
Special Committee	Recitals
Sponsor	1.1
Sponsor Support Agreement	Recitals
Subsidiary	1.1
Surrender Shares	2.2(g)
Surviving Company	Recitals
Surviving Company Ordinary Share	1.1
Surviving Subsidiary	Recitals
Tax	1.1
Tax Return	1.1
Taxes	1.1
Terminating Acquiror Breach	11.1(h)
Terminating Company Breach	11.1(d)
Title IV Plan	4.13(c)
Top Vendors	4.27(a)
Transaction Document	1.1
Transaction Documents	1.1
Transaction Proposals	9.2(a)(i)
Transactions	1.1
Treasury Regulations	1.1
Trust Account	12.1
Trust Agreement	5.8
Trustee	5.8
U.S. Benefit Plan	1.1
Unit Separation	3.1(a)(i)
wholly-owned Subsidiary	1.1
Working Capital Loan Cap	1.1
Working Capital Loan Capitalization	Recitals
Working Capital Loan Capitalization Agreement	1.1
Working Capital Loans	1.1
Written Objection	2.2(b)

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement, dated May 25, 2023 (this “Agreement”), is made and entered into by and among Bridgetown Holdings Limited, a Cayman Islands exempted company limited by shares (“Acquiror”), MoneyHero Limited (formerly known as Hyphen Group Limited), a Cayman Islands exempted company limited by shares (“PubCo”), Gemini Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of PubCo (“Merger Sub 1”), Gemini Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of PubCo (“Merger Sub 2”) and CompareAsia Group Capital Limited, a Cayman Islands exempted company limited by shares (the “Company”).

RECITALS

WHEREAS, Acquiror is a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, PubCo is a newly incorporated Cayman Islands exempted company and was incorporated for the purpose of making acquisitions and investments, with the objective of acting as the publicly traded holding company for its subsidiaries;

WHEREAS, each of Merger Sub 1 and Merger Sub 2 is a newly incorporated Cayman Islands exempted company limited by shares, wholly-owned by PubCo, and was formed for the purpose of effectuating the Mergers;

WHEREAS, the parties hereto desire and intend to effect a business combination transaction whereby (a) Acquiror will merge with and into Merger Sub 1 (the “Initial Merger”), with Merger Sub 1 being the surviving entity and remaining a wholly-owned Subsidiary of PubCo (Merger Sub 1 is hereinafter referred to for the periods from and after the Initial Merger Effective Time (as defined below) as the “Surviving Subsidiary”), and (b) following the Initial Merger, Merger Sub 2 will merge with and into the Company (the “Acquisition Merger” and together with the Initial Merger, the “Mergers”), with the Company being the surviving entity and becoming a wholly-owned Subsidiary of PubCo (the Company is hereinafter referred to as for the periods from and after the Acquisition Effective Time (as defined below) as the “Surviving Company”), each Merger to occur upon the terms and subject to the conditions of this Agreement and in accordance with the Cayman Islands Companies Act (As Revised) (the “Cayman Companies Act”);

WHEREAS, upon the Initial Merger Effective Time, all Acquiror Shares and Acquiror Warrants will be converted or exchanged into the right to receive the Initial Merger Consideration as set forth in Section 3.1(a) of this Agreement;

WHEREAS, upon the Initial Merger Effective Time, the aggregate amount outstanding under the Working Capital Loans that is equal to or below the Working Capital Loan Cap shall be capitalized and converted into the right to receive the Initial Merger Consideration as set forth in Section 3.1(a) of this Agreement (the “Working Capital Loan Capitalization”);

WHEREAS, as soon as practicable following the Initial Merger Effective Time and pursuant to or in connection with the Acquisition Merger, (i) each Company Class A Warrant issued and outstanding immediately prior to the Acquisition Effective Time will be assumed by PubCo and converted into a PubCo Class A Acquisition Warrant (as defined below) to purchase such number of newly issued PubCo Class A Ordinary Shares as determined in accordance with this Agreement and the terms and conditions of such PubCo Class A Acquisition Warrant, (ii) each Non-Exercising Company Class C Warrant (as defined below) held by a MAS Warrant Condition Applicant will be assumed by PubCo and converted into a PubCo Class C-1 Acquisition Warrant (as defined below) to purchase such number of newly issued PubCo Class A Ordinary Shares as determined in accordance with this Agreement and the terms and conditions of such PubCo Class C-1 Acquisition Warrant, (iii) each Non-Exercising Company Class C Warrant held by a Designated Warrant Holder will be assumed by PubCo and converted into a PubCo Class C-2 Acquisition Warrant (as defined below) to purchase such number of newly issued PubCo Class A Ordinary Shares as determined in accordance with this Agreement and the terms and conditions of such PubCo Class C-2 Acquisition Warrant, (iv) each Exercising Company Class C Warrant (as defined below) issued and outstanding immediately prior to the Acquisition Effective Time shall be automatically exercised for Class C Ordinary Shares pursuant to the terms and conditions of such Exercising Company Class C Warrants, immediately upon which all such Class C Ordinary Shares shall automatically convert into Class A Ordinary Shares by virtue of the Company Ordinary Share Conversion (as defined below), (v) immediately following the transactions in sub-clauses (i) through (iv), each Company Exchanging Ordinary Share (as defined below) issued and outstanding immediately prior to the Acquisition Effective Time shall automatically be cancelled and converted into, and shall thereafter represent the right of each Company Shareholder to receive, such number of newly issued PubCo Class A Ordinary Shares as determined in accordance with this Agreement, (vi) each Company Option (defined below) outstanding as of immediately prior to the Acquisition Effective Time shall be assumed by PubCo and converted into an option in respect of such number of newly issued PubCo Class A Ordinary Shares as determined in accordance with this Agreement, and (vii) each share of Merger Sub 2 issued and outstanding as of immediately prior to the Acquisition Effective Time shall automatically be converted into one (1) Surviving Company Ordinary Share (as defined below) and accordingly, PubCo shall be the holder of all Surviving Company Ordinary Shares;

WHEREAS, each of the parties hereto intends that, for U.S. federal income tax purposes, (i) the Initial Merger qualifies as a “reorganization” within the meaning of Section 368(a)(1)(F) of the U.S. Internal Revenue Code of 1986 (the “Code”), (ii) the Acquisition Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, (iii) the Working Capital Loan Capitalization qualifies as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, and (iv) this Agreement constitutes a separate “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) with respect to each of the Initial Merger, the Acquisition Merger, and the Working Capital Loan Capitalization for purposes of Sections 354, 361 and 368 of the Code (the “Intended Tax Treatment”);

WHEREAS, the Acquiror Board (as defined below) has established a special committee of the Acquiror Board (such committee, the “Special Committee”), the favorable recommendation of which is required as a condition to the Acquiror Board approving the transactions contemplated by this Agreement;

WHEREAS, the Special Committee has provided and not revoked or withdrawn its favorable recommendation to the Acquiror Board to approve the transactions contemplated by this Agreement;

WHEREAS, the Special Committee and the Acquiror Board have (i) determined that it is advisable for Acquiror to enter into this Agreement and the documents contemplated hereby, (ii) approved the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, and (iii) recommended the adoption and approval of this Agreement and the other documents contemplated hereby (including the Plan of Initial Merger) and the transactions contemplated hereby and thereby by the Acquiror Shareholders;

WHEREAS, the board of directors of PubCo has (i) determined that it is advisable for PubCo to enter into this Agreement and the documents contemplated hereby, (ii) approved the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, and (iii) recommended the adoption and approval of this Agreement and the other documents contemplated hereby (including the Plan of Initial Merger and the Plan of Acquisition Merger) and the transactions contemplated hereby and thereby by PubCo’s shareholders;

WHEREAS, the Company Board (as defined below) has (i) determined that it is advisable for the Company to enter into this Agreement and the documents contemplated hereby, (ii) approved the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, and (iii) recommended the adoption and approval of this Agreement and the other documents contemplated hereby (including the Plan of Acquisition Merger) and the transactions contemplated hereby and thereby by the Company Shareholders;

WHEREAS, the board of directors of Merger Sub 1 has (i) determined that it is advisable for Merger Sub 1 to enter into this Agreement and the documents contemplated hereby, (ii) approved the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, and (iii) PubCo, as the sole shareholder of Merger Sub 1 has adopted a resolution by written consent approving this Agreement and the documents contemplated hereby (including the Plan of Initial Merger) and the transactions contemplated hereby and thereby;

WHEREAS, the board of directors of Merger Sub 2 has (i) determined that it is advisable for Merger Sub 2 to enter into this Agreement and the documents contemplated hereby, (ii) approved the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, and (iii) PubCo, as the sole shareholder of Merger Sub 2 has adopted a resolution by written consent approving this Agreement and the documents contemplated hereby (including the Plan of Acquisition Merger) and the transactions contemplated hereby and thereby;

WHEREAS, in furtherance of the Mergers and in accordance with the terms hereof, Acquiror shall provide an opportunity to its shareholders to have their issued and outstanding Acquiror Class A Ordinary Shares redeemed on the terms and subject to the conditions set forth in this Agreement and Acquiror’s Governing Documents (as defined below) in connection with obtaining the Acquiror Shareholder Approval (as defined below);

WHEREAS, as a condition and inducement to Acquiror’s and PubCo’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Requisite Company Shareholders (as defined below) have each executed and delivered to Acquiror and PubCo the Company Holders Support Agreement and Deed in the form attached hereto as Exhibit F (the “Company Holders Support Agreement”), pursuant to which (i) the Requisite Company Shareholders have agreed, among other things, to (a) appear at the Company Shareholders’ Meeting for purposes of constituting a quorum, (b) vote (whether pursuant to a duly convened meeting of the shareholders of the Company or to approve by way of a written resolution of the shareholders of the Company) in favor of the adoption and approval, upon the effectiveness of the Proxy/Registration Statement, of this Agreement and the other documents contemplated hereby (including the Plan of Acquisition Merger) and the transactions contemplated hereby and thereby, (c) to vote all Company Shares held by any of them against any proposals that would or would be reasonably likely to in any material respect impede the Transactions and the other transactions contemplated hereby or thereby, (d) not to transfer any Company Shares held by such Company Shareholders, and (e) to unconditionally and irrevocably waive the dissenters’ rights pursuant to the Cayman Companies Act in respect to all Company Shares held by the Requisite Company Shareholders with respect to the Acquisition Merger, to the extent applicable; and (ii) certain Company Shareholders have agreed to a lock-up of the PubCo Class A Ordinary Shares they will receive pursuant to the Acquisition Merger (subject to certain exceptions) for a period of six months;

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Sponsor has executed and delivered to the Company the Sponsor Support Agreement and Deed in the form attached hereto as Exhibit G (the “Sponsor Support Agreement”) pursuant to which the Sponsor has agreed, among other things, (i) to appear at the Acquiror Shareholders’ Meeting for purposes of constituting a quorum, (ii) to vote to adopt and approve this Agreement and the other documents contemplated hereby (including the Plan of Initial Merger) and the transactions contemplated hereby and thereby, (iii) to waive the anti-dilution rights of the Acquiror Class B Ordinary Shares under the Acquiror Charter, (iv) to vote all Acquiror Shares held by Sponsor against any proposals that would or would be reasonably likely to in any material respect impede the Transactions or any other Transaction Proposal, (v) not to redeem any Acquiror Shares held by Sponsor, (vi) except as otherwise set forth in the Sponsor Support Agreement, not to amend that certain letter agreement between Acquiror, Sponsor and certain other parties thereto, dated as of October 15, 2020, (vii) not to transfer any Equity Securities of Acquiror held by Sponsor that would or would be reasonably likely to in any material respect impede the Transactions and the other transactions contemplated hereby and thereby, (viii) to unconditionally and irrevocably waive the dissenters’ rights pursuant to the Cayman Companies Act in respect of all Acquiror Shares held by Sponsor with respect to the Initial Merger, to the extent applicable, (ix) to release, effective as of and from the Initial Merger Effective Time, Acquiror, PubCo, the Company and their respective Subsidiaries from all claims in respect of or relating to the period prior to the Initial Closing that would or would be reasonably likely to in any material respect impede the Transactions and the other transactions contemplated hereby and thereby, and (x) to a lock-up of the PubCo Shares it will receive pursuant to the Initial Merger (subject to certain exceptions) for a period of six months;

WHEREAS, simultaneously with the execution of this Agreement, Acquiror, the Sponsor, PubCo, certain Company Shareholders and their respective Affiliates, entered into a Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit H, which shall be effective as of the Acquisition Closing;

WHEREAS, concurrently with the execution and delivery of this Agreement, PubCo, Acquiror and the warrant agent thereunder have entered into an Assignment Assumption and Amendment Agreement in the form attached hereto as Exhibit I (the “Assignment, Assumption and Amendment Agreement”) pursuant to which Acquiror assigns to PubCo all of its rights, interests, and obligations in and under the Acquiror Warrant Agreement, which amends the Acquiror Warrant Agreement to change all references to Warrants (as such term is defined therein) to PubCo Merger Warrants (and all references to Ordinary Shares (as such term is defined therein) underlying such warrants to PubCo Class A Ordinary Shares) and which causes each outstanding PubCo Merger Warrant to represent the right to acquire, from the date on which such PubCo Merger Warrant becomes exercisable, one whole PubCo Class A Ordinary Share;

WHEREAS, simultaneously with the execution of this Agreement, the Company, Acquiror and PubCo entered into a Supplemental Deed in relation to the Company Class A Warrant Instrument (the “Company Class A Warrant Supplemental Deed”), pursuant to which each Company Class A Warrant that is outstanding immediately prior to the Acquisition Effective Time shall automatically be cancelled and converted into, and shall thereafter represent the right of the holder of such Company Class A Warrant to receive at the Acquisition Effective Time, such number of PubCo Class A Acquisition Warrants as determined in accordance with this Agreement and the Company Class A Warrant Supplemental Deed;

WHEREAS, simultaneously with the execution of this Agreement, the Company, Acquiror and PubCo entered into a Supplemental Deed in relation to the Company Class C Warrant Instrument (the “Company Class C Warrant Supplemental Deed”, and together with the Company Class A Warrant Supplemental Deed, each a “Company Warrant Supplemental Deed”), pursuant to which (i) each Non-Exercising Company Class C Warrant held by a MAS Warrant Condition Applicant shall be assumed by PubCo and converted into a PubCo Class C-1 Acquisition Warrant which will, as soon as practicable after the Acquisition Effective Time (or, to the extent the MAS Warrant Condition remains a condition precedent to the exercise of any PubCo Class C-1 Acquisition Warrants converted from the Non-Exercising Company Class C Warrants pursuant to the applicable Laws, then as soon as practicable after the MAS Warrant Condition is satisfied), be automatically exercised for such number of newly issued PubCo Class A Ordinary Shares as determined in accordance with this Agreement and such PubCo Class C-1 Acquisition Warrant, and (ii) each Non-Exercising Company Class C Warrant held by a Designated Warrant Holder shall be assumed by PubCo and converted into a PubCo Class C-2 Acquisition Warrant which will, upon the exercise at the sole discretion of the holder thereof in accordance with its terms and conditions, entitle the holder thereof to acquire such number of newly issued PubCo Class A Ordinary Shares as determined in accordance with this Agreement and such PubCo Class C-2 Acquisition Warrant; and

WHEREAS, simultaneously with the execution of this Agreement, PubCo and the Call Option Holder (as defined below) entered into a call option agreement in the form attached hereto as Exhibit N (the “PubCo Call Option Agreement”), pursuant to which and subject to the condition that the Call Option Holder has not fully exercised the Existing Call Option as of immediately prior to the Acquisition Effective Time, PubCo agreed to grant the Call Option Holder a call option (the “PubCo Call Option”) at the Acquisition Effective Time, such that the Call Option Holder will have the right to subscribe for loan notes from PubCo for an aggregate subscription price of up to such amount corresponding to the unexercised portion of the Existing Call Option, together with such number of PubCo Class A Ordinary Shares as determined in accordance with the PubCo Call Option Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, Acquiror, PubCo, Merger Sub 1, Merger Sub 2 and the Company agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1. Definitions. As used herein, the following terms shall have the following meanings:

“Acquiror” has the meaning specified in the Preamble hereto.

“Acquiror Acquisition Proposal” means (i) any Business Combination, in one transaction or a series of transactions, involving Acquiror or any of its current or future controlled Affiliates or involving all or a material portion of the assets, equity securities or businesses of Acquiror or its current or future controlled Affiliates (whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, purchase of assets, tender offer or otherwise); or (ii) any equity or similar investment in or by Acquiror and/or any of its controlled Affiliates, in each case, other than the Transactions.

“Acquiror Board” means the board of directors of Acquiror; provided that for the purposes of approving the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby as a Business Combination and the Acquiror Board Recommendation, each of such directors of Acquiror listed on Section 1.1(b) of the Acquiror Disclosure Letter shall be excluded therefrom.

“Acquiror Charter” means the amended and restated memorandum and articles of Acquiror currently in effect.

“Acquiror Class A Ordinary Shares” means class A ordinary shares, par value $0.0001 per share, of Acquiror.

“Acquiror Class B Ordinary Shares” means class B ordinary shares, par value $0.0001 per share, of Acquiror.

“Acquiror Fundamental Representations” means the representations and warranties made pursuant to Section 5.1 (Company Organization) (other than the first and second sentences of Section 5.1), Section 5.3 (No Conflict), Section 5.7 (Governmental Authorities; Consents), Section 5.12 (Capitalization of Acquiror) and Section 5.13 (Brokers’ Fees).

“Acquiror Lender” means Sponsor.

“Acquiror Material Adverse Effect” means any event, state of facts, development, circumstance, occurrence or effect (collectively, “Events”) that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets and liabilities, results of operations or financial condition of Acquiror, taken as a whole or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of Acquiror to consummate the Transactions; provided that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, an Event under clause (i) of the definition of an “Acquiror Material Adverse Effect”: (a) any change in applicable Laws or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action required to be taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), cyberattacks, epidemic or pandemic (including any action taken or refrained from being taken in response to COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, (f) any matter set forth in the Acquiror Disclosure Letter which is stated therein as constituting an Acquiror Material Adverse Effect (disregarding this clause (f)), (g) any action taken by, or at the request of, the Company; (h) the announcement of this Agreement and consummation of the Transactions, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on Acquiror’s relationships, contractual or otherwise, with third parties (other than such impact on licenses with Governmental Authorities, which impact shall not be excluded) or (i) any change in the trading price or volume of the Acquiror Units, Acquiror Ordinary Shares or Acquiror Warrants (provided that the underlying causes of such changes referred to in this clause (i) may be considered in determining whether there is an Acquiror Material Adverse Effect except to the extent such cause is otherwise excluded under any of clauses (a) through (h) of this definition); provided, further, that in the case of each of clauses (a), (b), (d) and (e), any such Event to the extent such Event disproportionately and adversely affects Acquiror relative to other similarly situated special purpose acquisition companies shall not be excluded from and shall be taken into account in the determination of whether there has been, or would reasonably be expected to be, an Acquiror Material Adverse Effect, but only to the extent of the incremental disproportionate effect on the Acquiror relative to such similarly situated special purpose acquisition companies. Notwithstanding the foregoing, with respect to Acquiror, the number of Acquiror Shareholders who exercise their Acquiror Shareholder Redemption Right, the number of Dissenting Acquiror Shares or the failure to obtain Acquiror Shareholders’ Approval shall be deemed not to be an Acquiror Material Adverse Effect.

“Acquiror Ordinary Shares” means Acquiror Class A Ordinary Shares and Acquiror Class B Ordinary Shares.

“Acquiror Share Redemption” means the election of an eligible (as determined in accordance with Acquiror’s Governing Documents) holder of Acquiror Class A Ordinary Shares to redeem all or a portion of the Acquiror Class A Ordinary Shares held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account) (as determined in accordance with Acquiror’s Governing Documents) in connection with the Transaction Proposals.

“Acquiror Shareholder Approval” means (a) the approval of the Business Combination, this Agreement and the Transaction Documents by Ordinary Resolution (as defined in the Acquiror Charter), (b) the approval of the Plan of Initial Merger and the Initial Merger by special resolution (as defined in the Cayman Companies Act) of the Acquiror’s Shareholders (which requires an affirmative vote of the holders of at least two-thirds of the Acquiror Ordinary Shares as, being present and entitled to do so, vote in person or, where proxies are allowed, by proxy (as determined in accordance with Acquiror’s Governing Documents)) at an Acquiror Shareholders’ Meeting duly called by the Acquiror Board held for such purpose and (c) the approval of any other proposals as the SEC (or staff member thereof) indicates (i) are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto and (ii) are required to be approved by the shareholders of Acquiror in order for the transactions contemplated hereby to be consummated.

“Acquiror Shareholder Redemption Amount” means the aggregate amount payable with respect to all Redeeming Acquiror Shares.

“Acquiror Shareholder Redemption Right” means the right of an eligible (as determined in accordance with Acquiror’s Governing Documents) holder of Acquiror Class A Ordinary Shares to redeem all or a portion of the Acquiror Class A Ordinary Shares held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account) (as determined in accordance with Acquiror’s Governing Documents) in connection with the Transaction Proposals.

“Acquiror Shareholders” means the shareholders of Acquiror as of immediately prior to the Initial Merger Effective Time.

“Acquiror Transaction Expenses” means any and all out-of-pocket fees and expenses paid or payable by Acquiror, Sponsor or its Affiliates (whether or not billed or accrued for) as a result of or in connection with Acquiror’s negotiation, documentation and consummation of the Transactions, including (a) all fees (excluding fees of the underwriters of the IPO with respect to deferred underwriting commissions), costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms and (b) any and all filing fees to Governmental Authorities in connection with the Transactions.

“Acquiror Unit” means the units issued by Acquiror in the IPO (including pursuant to the exercise of the underwriters’ overallotment option), each consisting of one Acquiror Class A Ordinary Share and one-third of an Acquiror Warrant.

“Acquiror Warrant Agreement” means the Warrant Agreement, dated October 15, 2020, between Acquiror and Continental Stock Transfer & Trust Company.

“Acquiror Warrants” means the warrants to purchase one (1) Acquiror Class A Ordinary Share at an exercise price of $11.50 issued prior to the date of this Agreement, and any additional warrants to purchase such Acquiror Class A Ordinary Shares to be issued to the Sponsor following the date of this Agreement in respect of any capitalization of Working Capital Loans.

“Acquisition Entities” means PubCo, Merger Sub 1 and Merger Sub 2 and “Acquisition Entity” means either of them.

“Acquisition Entity Fundamental Representations” means the representations and warranties made pursuant to Section 6.3 (No Conflict), Section 6.5 (Governmental Authorities; Consents) and Section 6.7 (Brokers’ Fees).

“Acquisition Merger Consideration” means the PubCo Shares and PubCo Acquisition Warrants receivable by Company Shareholders pursuant to Section 3.1(c).

“Action” means any claim, action, suit, audit, examination, assessment, arbitration, mediation or formal inquiry, or any proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise, provided, however, that for purposes of this Agreement, (i) Sponsor and Acquiror shall be deemed not to be Affiliates of the Company; and (ii) Affiliates of Acquiror and Affiliates of Sponsor shall be deemed to only refer to Sponsor, Acquiror and, if applicable, their respective directors and officers. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Alternative Proposal” means, with respect to the Company and its Subsidiaries, other than the transactions contemplated hereby, (i) any acquisition or purchase by any third party, directly or indirectly, of 15% or more of any shares of any class of outstanding voting or equity securities of the Company or any of its Subsidiaries, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any third-party beneficially owning any shares of 15% or more of any class of outstanding voting or equity securities of the Company or any of its Subsidiaries, (ii) any merger, acquisition, amalgamation, consolidation, business combination, joint venture or other similar transaction involving the Company or any of its Subsidiaries, the business of which constitutes 15% or more of the net revenues, net income or assets of the Company or any of its Subsidiaries, (iii) retaining advisors, selecting underwriters, or otherwise commencing any work in relation to an initial public offering, or resolving to make, or making, any filing or submission for an initial public offering with any stock exchange or regulator or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, the business of which constitutes 15% or more of the net revenues, net income or assets of the Company or any of its Subsidiaries; provided that an “Alternative Proposal” shall not include any acquisition of any Equity Securities of the Company in connection with the exercise of any Company Warrants outstanding as of the date hereof.

“Anti-Bribery Laws” means the anti-bribery and accounting provisions of the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption and bribery Laws (including the U.K. Bribery Act 2010 and the Prevention of Corruption Act 1960 of Singapore, and any rules or regulations promulgated thereunder or other Laws of other countries implementing the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Officials).

“Anti-Money Laundering Laws” means, the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company or any of its Subsidiaries operates, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any relevant Governmental Authority, including the Anti-Money Laundering and Counter-Terrorist Financing Ordinance of Hong Kong (Chapter 615 of the Laws of Hong Kong), the Terrorism (Suppression of Financing) Act 2002 of Singapore, the Monetary Authority of Singapore Act 1970, the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act 1992 of Singapore, relevant anti-money laundering-related regulations, notices, circulars and guidelines issued by the Monetary Authority of Singapore, the Anti-Money Laundering Act of 2001 of the Philippines, as amended, and the Terrorism Financing Prevention and Suppression Act of 2012 of the Philippines, their Implementing Rules and Regulations and the relevant anti-money laundering-related circulars issued by the Insurance Commission of the Philippines, the Anti-Money Laundering Council of the Philippines, the Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001 of Malaysia, the Money Laundering Control Act of Taiwan and the Counter-Terrorism Financing Act of Taiwan.

“Business Combination” has the meaning set forth in Article 1.1 of the Acquiror Charter as in effect on the date hereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Hong Kong or New York or Governmental Authorities in the Cayman Islands are authorized or required by Law to close.

“Call Option Holder” means such Person listed on Section 1.1(a) of the Company Disclosure Letter.

“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.

“Company Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA or any similar plan subject to laws of a jurisdiction outside of the United States (whether or not subject to ERISA), or any other plan, policy, program, practice, or agreement (including any employment, bonus, incentive or deferred compensation, or employee loan, note or pledge agreement, and any equity or equity-based compensation, profit-sharing, severance, retention, retirement, supplemental retirement, pension scheme, disability, death benefit, fringe benefit, insurance, change in control or similar plan, policy, program, practice or agreement) providing compensation or other benefits to any current or former (solely to the extent of any ongoing liability) director, officer, individual consultant, worker or employee, or other individual service provider, which are maintained, sponsored or contributed to by the Company, or to which the Company or any of the Company’s Subsidiaries is a party or has or would reasonably be expected to have any liability, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program, practice or arrangement that is required under applicable law and maintained by any Governmental Authority.

“Company Board” means the board of directors of the Company; provided that for the purposes of approving the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby and the Company Board Recommendation, each of such directors of the Company listed on Section 1.1(g) of the Company Disclosure Letter shall be excluded therefrom.

“Company Charter” means, as the context requires, the Seventh Amended and Restated Memorandum and Articles of Association of the Company in effect on the date hereof or the Amended and Restated Memorandum and Articles of Association of the Company in effect immediately prior to the Acquisition Effective Time.

“Company Class A Warrant Instrument” means the instrument by way of deed poll for Company Class A Warrants executed by the Company, dated October 14, 2022, as amended by an addendum instrument, dated April 13, 2023, and as further amended and restated by the Company Class A Warrant Supplemental Deed, and as may further be amended, supplemented and/or restated from time to time in accordance with this Agreement.

“Company Class A Warrants” means 20,067,574 warrants to purchase Class A Ordinary Shares issued pursuant to the Company Class A Warrant Instrument.

“Company Class C Warrant Instrument” means the instrument by way of deed poll for Company Class C Warrants executed by the Company, dated October 14, 2022, as amended and restated by a supplemental deed, dated December 23, 2022, as further amended and restated by the Company Class C Warrant Supplemental Deed, and as may further be amended, supplemented and/or restated from time to time in accordance with this Agreement.

“Company Class C Warrants” means 27,179,790 warrants to purchase Class C Ordinary Shares issued pursuant to the Company Class C Warrant Instrument.

“Company Exchanging Ordinary Share” means each Class A Ordinary Share issued and outstanding immediately prior to the Acquisition Effective Time, including each Class A Ordinary Share issued as a result of the Company Share Conversion in accordance with the Company Charter and Section 3.1(b), but excluding any Company Shares referred to in Section 3.1(c)(v) and any Dissenting Company Shares.

“Company Fundamental Representations” means the representations and warranties made pursuant to the Section 4.1(Company Organization) (other than the first and second sentences of Section 4.1), Section 4.2 (Subsidiaries), Section 4.4 (No Conflict), Section 4.5 (Governmental Authorities; Consents), Section 4.6 (Capitalization of the Company), Section 4.7 (Capitalization of Subsidiaries) and Section 4.31 (Brokers’ Fees).

“Company Incentive Plan” means the CompareAsia Group Capital Limited 2022 Equity Plan, adopted by the Company on December 16, 2022, as may be amended from time to time.

“Company Material Adverse Effect” means any event, state of facts, development, circumstance, occurrence or effect (collectively, “Events”) that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets and liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of the Company to consummate the Transactions; provided that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, an Event under clause (i) of the definition of a “Company Material Adverse Effect”: (a) any change in applicable Laws or IFRS or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action required to be taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), cyberattacks, epidemic or pandemic (including any action taken or refrained from being taken in response to COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, (f) any failure in and of itself of the Company to meet any projections or forecasts (provided that the exception in this clause (f) shall not prevent or otherwise affect a determination that any Event underlying such failure has resulted in or contributed to a Company Material Adverse Effect except where such Event is otherwise excluded under any of clauses (a) through (e) or clauses (g) through (h) of this definition), (g) any Events generally applicable to the industries or markets in which the Company and its Subsidiaries operate, (h) any action taken by, or at the request of, Acquiror; (i) the announcement of this Agreement and consummation of the Transactions, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on the Company’s and its Subsidiaries’ relationships, contractual or otherwise, with third parties (other than such impact on licenses with Governmental Authorities, which impact shall not be excluded) or (j) any matter set forth on the Company Disclosure Letter which is stated therein as constituting a Company Material Adverse Effect (disregarding this clause (j)); provided, further, that in the case of each of clauses (a), (b), (d), (e) and (g), any such Event to the extent such Event disproportionately and adversely affects the business, assets, liabilities, results of operations or condition of the Company and its Subsidiaries, taken as a whole, relative to other similarly situated participants in the industries in which such Persons operate shall not be excluded from and shall be taken into account in the determination of whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect, but only to the extent of the incremental disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to such similarly situated participants.

“Company Option” means an option to purchase Class D Ordinary Shares under a Company Incentive Plan.

“Company Ordinary Shares” means, collectively, the Class A Ordinary Shares, the Class B Ordinary Shares, the Class C Ordinary Shares and the Class D Ordinary Shares, in each case in the capital of the Company and as defined in the Company Charter as of the date hereof.

“Company Related Party” means any (a) member, shareholder or equity interest holder who, together with its Affiliates, directly or indirectly holds no less than 5% of the total outstanding share capital of the Company or any of its Subsidiaries, or (b) any director (including any nominee and alternative director), officer, commissioner or Executive-level Employee of the Company or any of its Subsidiaries or higher or any immediate family member of the foregoing Persons, in the case of clauses (a) and (b), excluding the Company and any of its Subsidiaries.

“Company Shareholder” means any holder of any Company Shares.

“Company Shareholders Agreement” means the Sixth Amended and Restated Shareholders Agreement, dated April 14, 2023, relating to the Company, as may be amended, supplemented and/or restated from time to time.

“Company Shares” means, collectively, the Company Ordinary Shares and the Company Preference Shares.

“Company Transaction Expenses” means any and all out-of-pocket fees and expenses payable by the Company or any of its Subsidiaries or Affiliates, PubCo, Merger Sub 1 or Merger Sub 2 (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions, including (a) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms, and (b) any and all filing fees payable by the Company or any of its Subsidiaries or Affiliates to Governmental Authorities in connection with the Transactions.

“Company Warrant Instruments” means, collectively, the Company Class A Warrant Instrument and the Company Class C Warrant Instrument.

“Company Warrants” means, collectively, the Company Class A Warrants and the Company Class C Warrants.

“Confidentiality Agreement” means the confidentiality agreement, dated November 26, 2021, between Acquiror and the Company.

“Contracts” means any legally binding (whether written or verbal) contracts, deeds, agreements, subcontracts, leases, licenses, sublicenses, insurance policies, purchase orders or undertakings of any nature that have any outstanding rights or obligations.

“Converted Company Preference Shares” means the Class A Ordinary Shares issued in the Company Preference Share Conversion.

“Copyleft License” means any license that requires, as a condition of use, modification and/or distribution of software subject to such license, that such software subject to such license, or other software incorporated into, derived from, or used or distributed with such software subject to such license (i) in the case of software, be made available or distributed in a form other than binary (e.g., source code form), (ii) be licensed for the purpose of preparing derivative works, (iii) be licensed under terms that allow the Company’s or any Subsidiary of the Company’s products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (iv) be redistributable at no license fee. Copyleft Licenses include the GNU General Public License, the GNU Lesser General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License and all Creative Commons “sharealike” licenses.

“COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, direction or guidelines promulgated by any Governmental Authority, including Singapore Ministry of Health, the Hong Kong Department of Health, the Hong Kong Centre for Health Protection, U.S. Centers for Disease Control and Prevention, the Ministry of Health of Malaysia, the Ministry of Public Health of Thailand, the Department of Health of Philippines, the Ministry of Health and Welfare of Taiwan or the World Health Organization, in each case, in connection with or in response to COVID-19 for similarly situated companies.

“Designated Warrant Holder” means each such Person listed on Section 1.1(b) of the Company Disclosure Letter.

“Disclosure Letter” means, as applicable, the Company Disclosure Letter or the Acquiror Disclosure Letter.

“Dollars” or “$” means lawful money of the United States.

“DTC” means Depository Trust Company.

“Environmental Laws” means any and all applicable Laws relating to Hazardous Materials, pollution, or the protection or management of the environment or natural resources, or protection of human health (with respect to exposure to Hazardous Materials).

“Equity Securities” means, with respect to any Person, any capital stock, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests in such Person and any options, warrants or other securities (for the avoidance of doubt, including debt securities) that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Affiliate or business, whether or not incorporated, that together with the Company would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means 0.307212.

“Executive-level Employee” means any employee of the Company or any Subsidiary of the Company with an annual base salary payable by the Company or any Subsidiary of the Company exceeding $200,000.

“Exercising Company Class C Warrant” means each Company Class C Warrant issued and outstanding immediately prior to the Acquisition Effective Time that is not a Non-Exercising Company Class C Warrant.

“Existing Call Option” means that certain call option granted by the Company to the Call Option Holder under Section 7.1 (Call Option) of the Company Shareholders Agreement, pursuant to and subject to the terms and conditions of which the Call Option Holder shall have the right to subscribe for additional loan notes from the Company for an aggregate subscription price of up to $5 million, together with a certain number of warrants to purchase Class C Ordinary Shares to be issued pursuant to the Company Class C Warrant Instrument.

“Fee Letter” means the letter agreement entered into concurrently with the execution and delivery of this Agreement attached as Exhibit O.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern(s) its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and bylaws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a Cayman Islands exempted company limited by shares are its memorandum and articles of association and the “Governing Documents” of a Cayman Islands limited liability company are its limited liability company agreement.

“Government Official” means any officer, cadre, civil servant, employee or any other person acting in an official capacity for any Governmental Authority (including any political party or official thereof), any candidate for political office, or any employee of a government owned or controlled entity.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, taxing, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any (i) pollutant, contaminant, chemical, (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste, (iii) petroleum or any fraction or product thereof, (iv) asbestos or asbestos-containing material, (v) polychlorinated biphenyl, (vi) chlorofluorocarbons, or (vii) other substance, material or waste, in each case, which are regulated under any Environmental Law or as to which liability may be imposed pursuant to Environmental Law.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board, as in effect from time to time.

“Indebtedness” means with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (b) the principal and interest components of capitalized lease obligations under IFRS, (c) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (d) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (e) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (f) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs” and “seller notes” and (g) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the transactions contemplated hereby in respect of any of the items in the foregoing clauses (a) through (f), and (h) all Indebtedness of another Person referred to in clauses (a) through (g) above guaranteed or for which the Company or any of its Subsidiaries has given assurance, comfort, keep-well or any similar undertaking, directly or indirectly, jointly or severally.

“Initial Merger Consideration” means the sum of all PubCo Shares and PubCo Merger Warrants receivable by Acquiror Shareholders (including Acquiror Lender) pursuant to Section 3.1(a).

“Intellectual Property” means any rights in or to intellectual property of any type or nature, throughout the world, including all: (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof; (ii) registered and unregistered trademarks, logos, service marks, trade dress and trade names, slogans, pending applications therefor, and internet domain names and social media handles, together with the goodwill of the Company or any of its Subsidiaries or their respective businesses symbolized by or associated with any of the foregoing; (iii) registered and unregistered copyrights, and applications for registration of copyright, including such corresponding rights in software and other works of authorship; and (iv) trade secrets, know-how, and other confidential information or proprietary rights.

“International Trade Laws” means all export, import, customs, anti-boycott, and other trade Laws or programs administered, enacted or enforced by any relevant Governmental Authority, including but not limited to: (a) the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and the import Laws and regulations administered by U.S. Customs and Border Protection; (b) the anti-boycott Laws administered by the U.S. Departments of Commerce and Treasury; and (c) any other similar export, import, customs, anti-boycott, or other trade Laws or programs in any relevant jurisdiction to the extent they are applicable to the Company or any of its Subsidiaries.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the U.S. Internal Revenue Service.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority, or any provisions or interpretations of the foregoing by the competent Governmental Authorities, including general principles of common and civil law and equity.

“Leased Real Property” means all real property leased, licensed, subleased or otherwise used or occupied by the Company or any of its Subsidiaries.

“Licenses” means any approvals, authorizations, consents, licenses, registrations, permits or certificates of a Governmental Authority.

“Lien” means all liens, mortgages, deeds of trust, pledges, hypothecations, encumbrances, security interests, adverse claim, options, rights of preemption, leases, subleases, licenses, restrictions, claims or other liens of any kind whether consensual, statutory or otherwise, and whether filed, recorded or perfected under applicable Law (including any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, but in any event excluding transfer restrictions under applicable securities Laws).

“MAS de-SPAC Condition” means each such MAS de-SPAC Condition Applicant having obtained all necessary approvals, consents and authorizations from the Monetary Authority of Singapore in accordance with section 87(2) of the Insurance Act 1966 for such MAS de-SPAC Condition Applicant to obtain “effective control” (within the meaning of section 87(3) of the Insurance Act 1966) of such Subsidiary of the Company listed on Section 1.1(c) of the Company Disclosure Letter, and all such approvals, consents and authorizations not having been subsequently revoked or withdrawn.

“MAS de-SPAC Condition Applicant” means each such Person listed on Section 1.1(d) of the Company Disclosure Letter or Section 1.1(a) of the Acquiror Disclosure Letter.

“MAS Warrant Condition” means each such MAS Warrant Condition Applicant having obtained all necessary approvals, consents and authorizations from the Monetary Authority of Singapore in accordance with section 87(2) of the Insurance Act 1966 for such MAS Warrant Condition Applicant to obtain “effective control” (within the meaning of section 87(3) of the Insurance Act 1966) of such Subsidiary of the Company listed on Section 1.1(c) of the Company Disclosure Letter, and all such approvals, consents and authorizations not having been subsequently revoked or withdrawn.

“MAS Warrant Condition Applicant” means each such Person listed on Section 1.1(e) of the Company Disclosure Letter.

“Non-Exercising Company Class C Warrant” means, (a) to the extent any Designated Warrant Holder has not elected to fully exercise all Company Class C Warrants held by it prior to the Acquisition Effective Time, each Company Class C Warrant held by such Designated Warrant Holder immediately prior to the Acquisition Effective Time; and (b) to the extent the MAS Warrant Condition has not been satisfied immediately prior to the Acquisition Effective Time for the purposes of the exercise of any Company Class C Warrants by a MAS Warrant Condition Applicant, each Company Class C Warrant held by such MAS Warrant Condition Applicant immediately prior to the Acquisition Effective Time.

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License. “Open Source Licenses” shall include Copyleft Licenses.

“Open Source Materials” means any software subject to an Open Source License.

“PCAOB” means the U.S. Public Company Accounting Oversight Board.

“Permitted Equity Financing” means purchases of PubCo Class A Ordinary Shares on the day of the Acquisition Closing (after the Initial Closing but immediately prior to the Acquisition Closing) by an investor pursuant to Section 9.7.

“Permitted Equity Financing Proceeds” means gross cash proceeds to be funded immediately prior to or concurrently with the Acquisition Closing to PubCo pursuant to the Permitted Equity Subscription Agreements.

“Permitted Equity Subscription Agreement” means any subscription agreement executed by an investor, Acquiror and PubCo after the date hereof pursuant to which such investor has agreed to purchase for cash PubCo Class A Ordinary Shares from PubCo on the day of the Acquisition Closing (after the Initial Closing but immediately prior to the Acquisition Closing) pursuant to Section 9.7.

“Permitted Liens” means (i) mechanic’s, materialmen’s and similar Liens arising in the ordinary course of business with respect to any amounts (A) not yet due and payable or which are being contested in good faith through appropriate proceedings and (B) for which adequate accruals or reserves have been established in accordance with IFRS, (ii) Liens for Taxes (A) not yet due and payable or (B) which are being contested in good faith through appropriate proceedings and for which adequate accruals or reserves have been established in accordance with IFRS (with respect to the Company or any of its Subsidiaries) or GAAP (with respect to Acquiror), (iii) defects or imperfections of title, easements, encroachments, covenants, rights-of-way, conditions, matters that would be apparent from a physical inspection or current, accurate survey of such real property, restrictions and other similar charges or encumbrances that do not, in the aggregate, materially impair the value or materially interfere with the use of the Leased Real Property, (iv) with respect to any Leased Real Property (A) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Lien thereon, (B) any Lien permitted under a Real Property Lease, and (C) any Liens encumbering the underlying fee title of the real property of which the Leased Real Property is a part, (v) zoning, building, entitlement and other land use and environmental regulations promulgated by any Governmental Authority that do not, in the aggregate, materially interfere with the current use of, or materially impair the value of, the Leased Real Property, (vi) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business consistent with past practice, (vii) ordinary course purchase money Liens and Liens securing rental payments under operating or capital lease arrangements for amounts not yet due or payable, (viii) other Liens arising in the ordinary course of business consistent with past practice with respect to the borrowing of money in connection with workers’ compensation, unemployment insurance or other types of social security, (ix) reversionary rights in favor of landlords under any Leased Real Property with respect to any of the buildings or other improvements owned by the Company or any of its Subsidiaries, and (x) other Liens incurred in the ordinary course of business consistent with past practice that do not, individually or in the aggregate, materially and adversely affect the use of the property affected by such Lien, or materially disrupt, the ordinary course operation of the businesses of the Company and its Subsidiaries, taken as a whole, or the Acquiror (as applicable).

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Philippines” means the Republic of the Philippines.

“Plan of Acquisition Merger” means the plan of merger substantially in the form attached hereto as Exhibit B and any amendment or variations thereto made in accordance with the provisions of the Cayman Companies Act and the terms thereof.

“Plan of Initial Merger” means the plan of merger substantially in the form attached hereto as Exhibit A and any amendment or variation thereto made in accordance with the provisions of the Cayman Companies Act and the terms thereof.

“Prior Equity Plan” means the CompareAsia 2015 Equity Plan, as terminated pursuant to written resolutions of the directors of the Company on December 16, 2022.

“PubCo Acquisition Warrants” means, collectively, the PubCo Class A Acquisition Warrants and PubCo Class C Acquisition Warrants.

“PubCo Class A Acquisition Warrant Instrument” means the instrument by way of deed poll in such form attached hereto as Exhibit K for the PubCo Class A Acquisition Warrants.

“PubCo Class A Acquisition Warrants” means the warrants to be issued by PubCo in connection with the Acquisition Merger pursuant to the PubCo Class A Acquisition Warrant Instrument.

“PubCo Class A Ordinary Shares” means the Class A ordinary shares of PubCo, par value US$0.0001 per share.

“PubCo Class B Ordinary Shares” means the Class B ordinary shares of PubCo, par value US$0.0001 per share.

“PubCo Class C Acquisition Warrants” means, collectively, the PubCo Class C-1 Acquisition Warrants and the PubCo Class C-2 Acquisition Warrants.

“PubCo Class C-1 Acquisition Warrant Instrument” means the instrument by way of deed poll in such form attached hereto as Exhibit L for the PubCo Class C-1 Acquisition Warrants.

“PubCo Class C-1 Acquisition Warrants” means the warrants to be issued by PubCo in connection with the Acquisition Merger pursuant to the PubCo Class C-1 Acquisition Warrant Instrument.

“PubCo Class C-2 Acquisition Warrant Instrument” means the instrument by way of deed poll in such form attached hereto as Exhibit M for the PubCo Class C-2 Acquisition Warrants.

“PubCo Class C-2 Acquisition Warrants” means the warrants to be issued by PubCo in connection with the Acquisition Merger pursuant to the PubCo Class C-2 Acquisition Warrant Instrument.

“PubCo Initial Shareholders” means the holders of the PubCo Subscriber Shares (and any other shares of PubCo) immediately prior to the Initial Merger Effective Time.

“PubCo Preference Shares” means PubCo’s convertible preferred shares of US$0.0001 par value per share having the rights, preferences and restrictions set forth in the PubCo Charter (including Articles 17 to 24 and Article 89 thereof).

“PubCo Shares” means, collectively, the PubCo Class A Ordinary Shares, the PubCo Class B Ordinary Shares and, upon completion of the Share Redesignation, the PubCo Preference Shares.

“PubCo Warrants” means, collectively, the PubCo Acquisition Warrants and the PubCo Merger Warrants.

“Redeeming Acquiror Shares” means Acquiror Ordinary Shares in respect of which the eligible (as determined in accordance with the Acquiror Charter) holder thereof has validly exercised (and not validly revoked, withdrawn or lost) his, her or its Acquiror Shareholder Redemption Right.

“Representatives” of a Person means, collectively, officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives of such Person or its Affiliates.

“Requisite Company Shareholders” means Company Shareholders holding, in the aggregate, a sufficient number of Company Shares to enable the Company Shareholders’ Approval to be obtained without the affirmative vote of any other Company Shareholder.

“Restricted Person” means any Person identified on the U.S. Department of Commerce’s Denied Persons List, Unverified List or Entity List or the U.S. Department of State’s Debarred List.

“Sanctioned Jurisdiction” means any country or territory subject to comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk and Luhansk regions of Ukraine).

“Sanctioned Person” means any Person that is (a) organized under the Laws of, or resident or located in, any Sanctioned Jurisdiction, (b) included on any list of Persons subject to Sanctions (including, but not limited to, the U.S. Department of the Treasury’s Specially Designated Nationals and Blocked Persons List and the Sectoral Sanctions Identification List; or any similar list maintained or administered by the United Nations Security Council, HM Treasury of the United Kingdom, the European Union, any European Union member states, or any other Governmental Authority where the Company or any of its Subsidiaries operates), or (c) owned fifty percent (50%) or more, directly or indirectly, controlled by, or acting on behalf or at the direction of any Person or Persons described in clauses (a) or (b).

“Sanctions” means those trade, economic and financial sanctions Laws, embargoes, and restrictive measures administered, enacted or enforced from time to time by (a) the United States (including through the U.S. Department of the Treasury’s Office of Foreign Assets Control or the Department of State), (b) the European Union or any European Union member states, (c) the United Nations Security Council, (d) His Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority where the Company or any of its Subsidiaries operates.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholder Merger Consideration” means the Initial Merger Consideration and the Acquisition Merger Consideration, as applicable.

“Singapore” means the Republic of Singapore.

“Sponsor” means Bridgetown LLC, a Cayman Islands limited liability company.

“Subsidiary” means, with respect to a Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the Equity Securities or equity interests is owned, directly or indirectly, by such Person and, in case of a limited partnership, limited liability company or similar entity, such Person is a general partner or managing member or has the power to direct the policies, management and affairs of such entity, and a Subsidiary is a “wholly-owned Subsidiary” of such Person when substantially all of the voting power of its Equity Securities or equity interests is owned or controlled by such Person. Notwithstanding the foregoing, for the purposes of Article IV of this Agreement, none of such entities set forth on Section 1.1(f) of the Company Disclosure Letter shall be or be deemed as a Subsidiary of the Company, other than for the purposes of Section 4.9, where such entities set forth on Section 1.1(f) of the Company Disclosure Letter shall each be and be deemed as a Subsidiary of the Company.

“Surviving Company Ordinary Share” means an ordinary share of the Surviving Company.

“Tax” or “Taxes” means any and all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, recapture, net worth, employment, escheat and unclaimed property obligations, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, Equity Securities, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, governmental charges, duties, levies and other similar charges imposed by a Governmental Authority in the nature of a tax, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto.

“Tax Return” means any return, declaration, report, form, statement, information statement or other document filed or required to be filed with any Governmental Authority with respect to Taxes, including any claims for refunds of Taxes, any information returns and any schedules, attachments, amendments or supplements of any of the foregoing.

“Transaction Documents” means, collectively, this Agreement, the Confidentiality Agreement, the Plan of Initial Merger, the Plan of Acquisition Merger, the PubCo Charter, the Company Holders Support Agreement, the Sponsor Support Agreement, the Registration Rights Agreement, the Assignment, Assumption and Amendment Agreement, the Company Warrant Supplemental Deeds, the PubCo Class A Acquisition Warrant Instrument, the Fee Letter, the Working Capital Loan Capitalization Agreement, the PubCo Class C-1 Acquisition Warrant Instrument, the PubCo Class C-2 Acquisition Warrant Instrument, the PubCo Call Option Agreement, each Permitted Equity Subscription Agreement and any other agreements, documents or certificates entered into or delivered pursuant hereto or thereto, and the expression “Transaction Document” means any one of them.

“Transactions” means, collectively, the Mergers and each of the other transactions contemplated by this Agreement or any of the other Transaction Documents.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time.

“U.S. Benefit Plan” means a Company Benefit Plan that is subject to the laws of the United States or provides compensation or benefits to any current or former employee, director, independent contractor or consultant (or any dependent thereof) of the Company or any of their respective Affiliates that is subject to the laws of the United States.

“Working Capital Loan Cap” means $5,000,000, subject to such increases as may be agreed in writing by Acquiror and the Company.

“Working Capital Loan Capitalization Agreement” means the agreement entered into concurrently with the execution and delivery of this Agreement attached as Exhibit P.

“Working Capital Loans” means any loan made to Acquiror by any of the Sponsor, an Affiliate of the Sponsor, or any of Acquiror’s officers or directors, and evidenced by a promissory note, loan agreement, accounting entry or similar evidence, for the purpose of financing costs, expenses and other obligations incurred by Acquiror.

Section 1.2. Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation” and (vi) the word “or” shall be disjunctive but not exclusive.

(b) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under IFRS.

Section 1.3. Knowledge. As used herein, (a) the phrase “to the knowledge” of the Company shall mean the knowledge of the individuals identified on Section 1.3 of the Company Disclosure Letter, (b) the phrase “to the knowledge” of Acquiror shall mean the knowledge of the individuals identified on Section 1.3 of the Acquiror Disclosure Letter, in each case, as such individuals would have acquired in the exercise of reasonable inquiries of direct reports and (c) the phrase “to the knowledge” of an Acquisition Entity shall mean the actual knowledge of the directors of the respective Acquisition Entities.

ARTICLE II

THE MERGERS; MERGER CLOSING

Section 2.1. Pre-Closing Actions. At the Initial Merger Effective Time, PubCo’s Governing Documents, as in effect immediately prior to the Initial Merger Effective Time, shall be amended and restated and replaced in their entirety with the form of amended and restated memorandum and articles of association of PubCo attached hereto as Exhibit C (the “PubCo Charter”), and, as so amended and restated, the PubCo Charter shall be the memorandum and articles of association of PubCo, until thereafter amended in accordance with the terms thereof and the Cayman Companies Act.

Section 2.2. The Initial Merger.

(a) Initial Merger. Subject to Section 2.2(b), on the date which is five (5) Business Days after the first date on which all conditions set forth in Section 10.1, Section 10.2 and Section 10.3 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Initial Closing, but subject to the satisfaction or waiver thereof), or at such other time or in such other manner as shall be agreed upon by Acquiror and the Company in writing, the closing of the Transactions contemplated by this Agreement with respect to the Initial Merger (the “Initial Closing”) shall take place remotely by conference call and exchange of documents and signatures in accordance with Section 12.9. At the Initial Closing, Acquiror shall merge with and into Merger Sub 1, with Merger Sub 1 being the surviving company in the Initial Merger (the day on which the Initial Closing occurs, the “Initial Closing Date”). On the Initial Closing Date, PubCo, Acquiror and Merger Sub 1 shall execute and cause to be filed with the Cayman Registrar, the Plan of Initial Merger and such other documents as may be required in accordance with the applicable provisions of the Cayman Companies Act or by any other applicable Law to make the Initial Merger effective. The Initial Merger shall become effective at the time when the Plan of Initial Merger is registered by the Cayman Registrar or at such later time permitted by the Cayman Companies Act as may be agreed by Merger Sub 1 and Acquiror in writing with the prior written consent of the Company and specified in the Plan of Initial Merger, provided that such later time shall not be a date later than the ninetieth (90th) day after the date when the Plan of Initial Merger is filed and registered with the Cayman Registrar (the “Initial Merger Effective Time”).

(b) Notice to Acquiror Shareholders Delivering Written Objection. If any Acquiror Shareholder gives to Acquiror, before the Acquiror Shareholders’ Approval is obtained at the Acquiror Shareholders’ Meeting, written objection to the Initial Merger (each, a “Written Objection”) in accordance with Section 238(2) of the Cayman Companies Act:

(i) Acquiror shall, in accordance with Section 238(4) of the Cayman Companies Act, within twenty (20) days following the date on which the Acquiror Shareholders’ Approval is obtained, promptly give written notice of the authorization of the Initial Merger (the “Authorization Notice”) to each such Acquiror Shareholder who has made a Written Objection, and

(ii) unless Acquiror and the Company elect by agreement in writing to waive this Section 2.2(b)(ii) or unless there remains fewer than twenty-one (21) days prior to the Agreement End Date, no party shall be obligated to commence the Initial Closing, and the Plan of Initial Merger shall not be filed with the Cayman Registrar until at least twenty (20) days shall have elapsed since the date on which the Authorization Notice is given (being the period allowed for written notice of an election to dissent under Section 238(5) of the Cayman Companies Act, as referred to in Section 239(1) of the Cayman Companies Act), but in any event subject to the satisfaction or waiver of all of the conditions set forth in Section 10.1, Section 10.2 and Section 10.3.

(c) Effects of the Initial Merger. At and after the Initial Merger Effective Time, the Initial Merger shall have the effects set forth in this Agreement, the Plan of Initial Merger and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Initial Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, liabilities and duties of Acquiror and Merger Sub 1 shall vest in and become the property, rights, privileges, agreements, powers and franchises, liabilities and duties of Merger Sub 1 as the Surviving Subsidiary (including all rights and obligations with respect to the Trust Account), which shall include the assumption by Merger Sub 1 of any and all agreements, covenants, duties and obligations of Acquiror and Merger Sub 1 set forth in this Agreement and the other Transaction Documents to which Acquiror or Merger Sub 1 is a party, and Merger Sub 1 shall thereafter exist as a wholly-owned subsidiary of PubCo and the separate corporate existence of Acquiror shall cease to exist.

(d) Organizational Documents of the Surviving Subsidiary. At the Initial Merger Effective Time, the memorandum and articles of association of Merger Sub 1, as in effect immediately prior to the Initial Merger Effective Time in the form attached hereto as Exhibit D (the “Articles of the Surviving Subsidiary”), shall continue to be the memorandum and articles of association of the Surviving Subsidiary, until thereafter amended in accordance with the terms thereof and the Cayman Companies Act.

(e) Directors and Officers of PubCo. At the Initial Merger Effective Time and to the extent the Sponsor has so elected pursuant to Section 7.12(a), such Person as the Sponsor may designate pursuant to a written notice to be delivered to PubCo sufficiently in advance to allow for inclusion of such Person in the Proxy/Registration Statement (the “Acquiror Director”) shall be appointed as a director on the board of directors of PubCo, in addition to the then existing directors of PubCo (each a “Company Director”), effective as of the Initial Merger Effective Time. At the Initial Merger Effective Time, the existing officers of PubCo (if any) shall cease to hold office and the initial officers of PubCo from the Initial Merger Effective Time shall be appointed as determined by the board of directors of PubCo. The directors and officers of PubCo shall hold office in accordance with the PubCo Charter until they are removed or resign in accordance with the PubCo Charter or until their respective successor is duly elected or appointed and qualified in accordance with Section 7.12.

(f) Directors and Officers of the Surviving Subsidiary. At the Initial Merger Effective Time, Daniel Wong (the “Acquiror Temporary Director”) shall be appointed as a director on the board of directors of the Surviving Subsidiary, in addition to the then existing directors of the Surviving Subsidiary, effective as of the Initial Merger Effective Time. At the Initial Merger Effective Time, the existing officers of the Surviving Subsidiary (if any) shall cease to hold office and the initial officers of the Surviving Subsidiary from the Initial Merger Effective Time shall be appointed as determined by the board of directors of the Surviving Subsidiary. The Acquiror Temporary Director shall hold office until the Acquisition Effective Time and the remaining directors and the officers of the Surviving Subsidiary shall hold office in accordance with the Articles of the Surviving Subsidiary until they are removed or resign in accordance with the Articles of the Surviving Subsidiary or until their respective successors are duly elected or appointed and qualified. At the Initial Merger Effective Time, the board of directors and officers of Acquiror shall cease to hold office.

(g) PubCo Shares. At the Initial Merger Effective Time and immediately following the issuance of one or more PubCo Shares comprising the Initial Merger Consideration, the PubCo Initial Shareholders shall surrender the PubCo Subscriber Shares and any other shares of PubCo that were issued and outstanding immediately prior to the Initial Merger Effective Time (the “Surrender Shares”) for no consideration to PubCo and all such shares of PubCo shall be cancelled by PubCo.

Section 2.3. The Acquisition Merger.

(a) Acquisition Merger. As soon as practicable following the later of three (3) hours and one minute following the Initial Merger Effective Time and the time on which all conditions set forth in Section 10.4 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Acquisition Closing, but subject to the satisfaction or waiver thereof), or at such other time or in such other manner as shall be agreed upon by PubCo (with the prior written consent of the Acquiror Director (or if there is no Acquiror Director, the Acquiror Temporary Director) and the Company Directors) and the Company in writing, the closing of the Transactions contemplated by this Agreement with respect to the Acquisition Merger (the “Acquisition Closing”) shall take place remotely by conference call and exchange of documents and signatures in accordance with Section 12.9. At the Acquisition Closing, Merger Sub 2 shall merge with and into the Company, with the Company being the surviving company in the Acquisition Merger (the day on which the Acquisition Closing occurs, the “Acquisition Closing Date”). On the Acquisition Closing Date, upon the Acquisition Closing, PubCo, the Company and Merger Sub 2 shall execute and cause to be filed with the Cayman Registrar the Plan of Acquisition Merger (substantially in the form attached hereto as Exhibit B) and such other documents as may be required in accordance with the applicable provisions of the Cayman Companies Act or by any other applicable Law to make the Acquisition Merger effective. The Acquisition Merger shall become effective at the time when the Plan of Acquisition Merger is registered by the Cayman Registrar or at such later time permitted by the Cayman Companies Act as may be agreed by PubCo (with the prior written consent of the Acquiror Director (or if there is no Acquiror Director, the Acquiror Temporary Director) and the Company Directors), Merger Sub 2 and the Company in writing and specified in the Plan of Acquisition Merger, provided that such later time shall not be a date later than the ninetieth (90th) day after the date when the Plan of Acquisition Merger is filed and registered with the Cayman Registrar (the “Acquisition Effective Time”).

(b) Effect of the Acquisition Merger. At and after the Acquisition Effective Time, the Acquisition Merger shall have the effects set forth in this Agreement, the Plan of Acquisition Merger and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Acquisition Effective Time, all the property, rights, privileges, agreements, powers and franchises, liabilities and duties of the Company and Merger Sub 2 shall vest in and become the property, rights, privileges, agreements, powers and franchises, liabilities and duties of the Company as the Surviving Company, which shall include the assumption by the Company of any and all agreements, covenants, duties and obligations of the Company and Merger Sub 2 set forth in this Agreement and the other Transaction Documents to which the Company or Merger Sub 2 is a party, and the Company shall thereafter exist as a wholly-owned subsidiary of PubCo and the separate corporate existence of Merger Sub 2 shall cease to exist.

(c) Organizational Documents of the Surviving Company. At the Acquisition Effective Time, the Company Charter, as in effect immediately prior to the Acquisition Effective Time, shall be amended and restated and replaced in its entirety with the form of the amended and restated memorandum and articles of association of the Company attached hereto as Exhibit E (the “Articles of the Surviving Company”), and, as so amended and restated, shall be the memorandum and articles of association of the Surviving Company, until thereafter amended in accordance with the terms thereof and the Cayman Companies Act.

(d) Directors and Officers of the Surviving Company. At the Acquisition Effective Time, the board of directors and officers of Merger Sub 2 shall cease to hold office, and the board of directors and officers of the Surviving Company shall be appointed as determined by the Company. Each director and officer of the Surviving Company shall hold office in accordance with the Articles of the Surviving Company until they are removed or resign in accordance with the Articles of the Surviving Company or until their respective successors are duly elected or appointed and qualified.

Section 2.4. Closing Deliverables.

(a) At the Initial Closing,

(i) the Company will deliver or cause to be delivered to Acquiror a certificate signed by an officer of the Company, dated the Initial Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.2(a) and Section 10.2(b) have been fulfilled.

(ii) PubCo shall deliver or cause to be delivered to Acquiror, evidence of the appointment of the Acquiror Director as a director on the board of directors of PubCo in accordance with Section 2.2(e), effective as of the Initial Merger Effective Time;

(iii) Acquiror shall deliver or cause to be delivered to the Company;

(1) a certificate signed by an authorized director or officer of Acquiror, dated the Initial Closing Date, certifying that the conditions specified in Section 10.3(a) and Section 10.3(b) have been fulfilled; and

(2) a copy of the resignation letter, duly executed by the Acquiror Temporary Director, providing for the Acquiror Temporary Director’s automatic resignation from the board of directors of the Surviving Subsidiary upon the Acquisition Effective Time.

(iv) Merger Sub 1 shall deliver or cause to be delivered to Acquiror, evidence of the appointment of the Acquiror Temporary Director as a director on the board of directors of the Surviving Subsidiary in accordance with Section 2.2(f), effective as of the Initial Merger Effective Time.

(v) the Company shall deliver or cause to be delivered to Acquiror and PubCo, a share surrender form duly executed by the PubCo Initial Shareholders surrendering all Surrender Shares to PubCo in accordance with Section 2.2(g).

(b) At the Acquisition Closing, PubCo and the Surviving Subsidiary (as the surviving company in the Initial Merger) shall:

(i) cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered;

(ii) settle (or cause the Trustee to settle) (A) as and when due all amounts payable on account of the Acquiror Shareholder Redemption Amount to former Acquiror Shareholders pursuant to their exercise of the Acquiror Shareholder Redemption Right, (B) all accrued and unpaid Acquiror Transaction Expenses, as set forth on a written statement to be delivered to PubCo by or on behalf of Acquiror, not less than two (2) Business Days prior to the Acquisition Closing Date, which shall include the respective amounts and wire transfer instructions for the payment thereof, (C) all accrued and unpaid Company Transaction Expenses, as set forth on a written statement to be delivered to PubCo by or on behalf of the Company, not less than two (2) Business Days prior to the Acquisition Closing Date, which shall include the respective amounts and wire transfers instructions for the payment thereof and (D) immediately thereafter, the Remaining Trust Fund Proceeds to a bank account designated by the Surviving Subsidiary for its immediate use, subject to this Agreement and the Trust Agreement; and

thereafter, the Trust Account shall terminate, except as otherwise provided in the Trust Agreement.

(c) At the Acquisition Closing, PubCo shall cause each of Exhibit K, Exhibit L and Exhibit M to be executed substantially in the form as attached hereto.

(d) If a bank account of PubCo or any of its Subsidiaries is designated by the Surviving Subsidiary under Section 8.1(a)(ii)(4), the payment of the Remaining Trust Fund Proceeds to such bank account may be treated as (i) an advance from the Surviving Subsidiary to PubCo or such Subsidiary of PubCo, or (ii) a dividend from the Surviving Subsidiary to PubCo, in each case, as determined by the Surviving Subsidiary in its sole discretion, subject to applicable Laws.

Section 2.5. Tax Free Reorganization Matters. Prior to the Initial Closing, (a) Merger Sub 1 shall elect to be disregarded as an entity separate from PubCo and (b) Merger Sub 2 shall elect to be treated as a corporation, in each case, for U.S. federal income tax purposes as of the effective date of its formation and shall not subsequently change such classification. No party to this Agreement shall take any action, or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent, impair or impede the Intended Tax Treatment. For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), the parties shall prepare and file all Tax Returns consistent with the Intended Tax Treatment, and shall not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code. This Agreement is hereby adopted as a separate “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and 1.368-3(a) with respect to each of the Initial Merger, the Acquisition Merger, and the Working Capital Loan Capitalization for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE III

EFFECTS OF THE MERGERS ON ACQUIROR AND COMPANY EQUITY SECURITIES

Section 3.1. Conversion of Acquiror and Company Securities.

(a) At the Initial Merger Effective Time, by virtue of and as part of the agreed consideration for the Initial Merger and without any action on the part of Acquiror Lender or any other holder of Acquiror Shares or holder of securities of Merger Sub 1:

(i) Acquiror Units. Each Acquiror Unit issued and outstanding immediately prior to the Initial Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one Acquiror Class A Ordinary Share and one-third of an Acquiror Warrant in accordance with the terms of the applicable Acquiror Unit (the “Unit Separation”); provided that no fractional Acquiror Warrants will be issued in connection with the Unit Separation such that if a holder of Acquiror Units would be entitled to receive a fractional Acquiror Warrant upon the Unit Separation, the number of Acquiror Warrants to be issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of Acquiror Warrants. The underlying Acquiror Shares and the Acquiror Warrants held or deemed to be held following the Unit Separation shall be converted in accordance with the applicable terms of this Section 3.1(a).

(ii) Acquiror Ordinary Shares. Immediately following the Unit Separation in accordance with Section 3.1(a)(i), (A) each Acquiror Share (which, for the avoidance of doubt, includes the Acquiror Class A Ordinary Shares held as a result of the Unit Separation) issued and outstanding immediately prior to the Initial Merger Effective Time (other than (1) any Acquiror Class B Ordinary Shares, (2) any Acquiror Shares referred to in Section 3.1(a)(v), (3) Redeeming Acquiror Shares and (4) Dissenting Acquiror Shares) shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Letter of Transmittal in accordance with Section 3.2 (if required by the Exchange Agent in accordance with Section 3.2), one newly issued PubCo Class A Ordinary Share and (B) each Acquiror Class B Ordinary Share issued and outstanding immediately prior to the Initial Merger Effective Time and shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Letter of Transmittal in accordance with Section 3.2 (if required by the Exchange Agent in accordance with Section 3.2), one newly issued PubCo Class B Ordinary Share. As of the Initial Merger Effective Time, each Acquiror Shareholder shall cease to have any other rights in and to such Acquiror Shares, except as expressly provided herein.

(iii) Working Capital Loans. Immediately following the Unit Separation in accordance with Section 3.1(a)(i) and immediately prior to the Initial Merger Effective Time, pursuant to the Working Capital Loan Capitalization, (A) the aggregate outstanding amount of Working Capital Loans immediately prior to the Initial Merger Effective Time that is equal to or below the Working Capital Loan Cap shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Letter of Transmittal in accordance with Section 3.2 (if required by the Exchange Agent in accordance with Section 3.2), a number of newly issued PubCo Class A Ordinary Shares that is equal the quotient obtained by dividing (x) the aggregate amount outstanding under such Working Capital Loans up to but not exceeding the Working Capital Loan Cap immediately prior to the Initial Merger Effective Time by (y) 10.00, without interest, subject to rounding pursuant to Section 3.1(d), whereupon Acquiror Lender shall cease to have any other rights in and to the portion of any Working Capitals Loan capitalized pursuant to this Section 3.1(a)(iii), except as expressly provided herein.

(iv) Exchange of Acquiror Warrants. Each Acquiror Warrant (which, for the avoidance of doubt, includes the Acquiror Warrants held as a result of the Unit Separation) outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to Acquiror Ordinary Shares and be assumed by PubCo and converted into a warrant to purchase one PubCo Class A Ordinary Share (each, a “PubCo Merger Warrant”). Each PubCo Merger Warrant shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Acquiror Warrant immediately prior to the Initial Merger Effective Time (including any repurchase rights and cashless exercise provisions) in accordance with the provisions of the Assignment, Assumption and Amendment Agreement.

(v) Acquiror Treasury Shares. Notwithstanding Section 3.1(a)(ii) above or any other provision of this Agreement to the contrary, if there are any Acquiror Shares that are held by Acquiror as treasury shares or any Acquiror Shares held by any direct or indirect Subsidiary of Acquiror immediately prior to the Initial Merger Effective Time, such Acquiror Shares shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(vi) Redeeming Acquiror Shares. Each Redeeming Acquiror Share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be cancelled and cease to exist and shall thereafter represent only the right to be paid a pro rata share of the Acquiror Shareholder Redemption Amount in accordance with the Acquiror Charter.

(vii) Dissenting Acquiror Shares. Each Dissenting Acquiror Share issued and outstanding immediately prior to the Initial Merger Effective Time held by a Dissenting Acquiror Shareholder shall automatically be cancelled and cease to exist in accordance with Section 3.4 and shall thereafter represent only the right to be paid the fair value of such Dissenting Acquiror Share and such other rights as are granted by the Cayman Companies Act.

(viii) Merger Sub 1 Share. The Merger Sub 1 Share issued and outstanding immediately prior to the Initial Merger Effective Time shall continue existing and constitute the only issued and outstanding share in the capital of the Surviving Subsidiary.

(b) On the Acquisition Closing Date and immediately prior to the Acquisition Effective Time, by virtue of the terms and conditions of the Exercising Company Class C Warrants and the Company Charter, and without any action on the part of any holder of the Exercising Company Class C Warrants and/or Company Shares:

(i) Exercising Company Class C Warrants. Each Exercising Company Class C Warrant shall, immediately prior to the Acquisition Effective Time and the Company Ordinary Share Conversion, in accordance with the terms of this Agreement and the Company Class C Warrant Instrument, automatically be exercised for Class C Ordinary Shares pursuant to the terms and conditions of such Exercising Company Class C Warrant, immediately upon which each such Class C Ordinary Share shall first automatically convert into one Class A Ordinary Share in the Company Ordinary Share Conversion pursuant to Section 3.1(b)(ii).

(ii) Class B Ordinary Shares, Class C Ordinary Shares and Class D Ordinary Shares. Each of the Class B Ordinary Shares, Class C Ordinary Shares and Class D Ordinary Shares issued and outstanding immediately prior to the Acquisition Effective Time (including all Class C Ordinary Shares issued as a result of the automatic exercise of the Exercising Company Class C Warrants in accordance with Section 3.1(b)(i)) shall automatically be cancelled and cease to exist in exchange for the right to receive one validly issued, fully paid and non-assessable Class A Ordinary Share pursuant to the Company Charter as in effect immediately prior to the Acquisition Effective Time (the “Company Ordinary Share Conversion”). Upon the Company Ordinary Share Conversion, all of the Class B Ordinary Shares, Class C Ordinary Shares and Class D Ordinary Shares shall no longer be outstanding, and each holder of a Class B Ordinary Share, Class C Ordinary Share and/or Class D Ordinary Share (as the case may be) shall cease to have any other rights in and to such Class B Ordinary Share, Class C Ordinary Share and/or Class D Ordinary Share (as the case may be).

(iii) Company Preference Shares. Each Company Preference Share issued and outstanding immediately prior to the Acquisition Effective Time shall automatically be cancelled and cease to exist in exchange for the right to receive a number of validly issued, fully paid and non-assessable Class A Ordinary Shares pursuant to the Company Charter as in effect immediately prior to the Acquisition Effective Time (the “Company Preference Share Conversion”, and together with the Company Ordinary Share Conversion, collectively, the “Company Share Conversion”). Upon the Company Preference Share Conversion, all of the Company Preference Shares shall no longer be outstanding, and each holder of a Company Preference Share shall cease to have any rights in and to such Company Preference Share.

(c) Immediately following the Company Share Conversion and at the Acquisition Effective Time, by virtue of and as the agreed consideration for the Acquisition Merger and without any action on the part of any holder of Company Shares, Company Options, Company Warrants, the Existing Call Option or securities of Merger Sub 2:

(i) Company Exchanging Ordinary Shares. Each Company Exchanging Ordinary Share (including, for the avoidance of doubt, each Converted Company Preference Share) shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Letter of Transmittal in accordance with Section 3.2 (if required by the Exchange Agent in accordance with Section 3.2), such fraction of a newly issued PubCo Class A Ordinary Share that is equal to the Exchange Ratio, without interest, subject to rounding pursuant to Section 3.1(d). As of the Acquisition Effective Time, each holder of a Company Exchanging Ordinary Share shall cease to have any other rights in and to the securities of Company or the Surviving Company, except as expressly provided herein.

(ii) Company Options. Each Company Option outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by PubCo and converted into an option to purchase PubCo Class A Ordinary Shares (each, an “Assumed Option”) under the PubCo Equity Plan. Each Assumed Option shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Company Option immediately prior to the Acquisition Effective Time (including expiration date, vesting conditions, and exercise provisions), except that (A) each Assumed Option shall be exercisable for that number of PubCo Class A Ordinary Shares equal to the product (rounded down to the nearest whole number) of (y) the number of Company Shares subject to such Company Option immediately prior to the Acquisition Effective Time multiplied by (z) the Exchange Ratio; and (B) the per share exercise price for each PubCo Class A Ordinary Share issuable upon exercise of the Assumed Option shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (y) the exercise price per Company Share subject to such Company Option immediately prior to the Acquisition Effective Time by (z) the Exchange Ratio; provided, however, that the exercise price and the number of PubCo Class A Ordinary Shares purchasable under each Assumed Option shall be determined in a manner consistent with the requirements of Section 409A of the Code, if applicable.

(iii) Existing Call Option. The unexercised portion of the Existing Call Option immediately prior to the Acquisition Effective Time shall, automatically and without any required action on the part of the Call Option Holder, be assumed by PubCo and converted into the PubCo Call Option under the PubCo Call Option Agreement and thereafter the Existing Call Option will be of no effect and cease to exist and the rights and obligations of the Call Option Holder shall be solely with respect to the PubCo Call Option as set forth in the PubCo Call Option Agreement.

(iv) Company Class A Warrants and Non-Exercising Company Class C Warrant.

(1) Each Company Class A Warrant that is outstanding immediately prior to the Acquisition Effective Time shall, in accordance with the terms of this Agreement and the Company Class A Warrant Supplemental Deed, cease to be a warrant with respect to Company Shares and be assumed by PubCo and converted into a PubCo Class A Acquisition Warrant pursuant to the Company Class A Warrant Supplemental Deed and PubCo Class A Acquisition Warrant Instrument, such that (A) each PubCo Class A Acquisition Warrant shall be exercisable for that number of PubCo Class A Ordinary Shares equal to the product (subject to rounding pursuant to Section 3.1(d)) of (y) the number of Company Shares subject to each Company Class A Warrant immediately prior to the Acquisition Effective Time multiplied by (z) the Exchange Ratio; and (B) the per warrant exercise price for each PubCo Class A Acquisition Warrant shall be equal to the per warrant exercise price set forth in the Company Class A Warrant Supplemental Deed and the PubCo Class A Acquisition Warrant Instrument.

(2) Each Non-Exercising Company Class C Warrant held by a MAS Warrant Condition Applicant that is outstanding immediately prior to the Acquisition Effective Time (if any) shall, pursuant to the terms of this Agreement and the Company Class C Warrant Supplemental Deed, cease to be a warrant with respect to Company Shares and be assumed by PubCo and converted into a PubCo Class C-1 Acquisition Warrant pursuant and subject to the terms and conditions of the Company Class C Warrant Supplemental Deed and the PubCo Class C-1 Acquisition Warrant Instrument, such that each PubCo Class C-1 Acquisition Warrant shall, upon issuance, be automatically exercised as soon as practicable after the Acquisition Effective Time (or, to the extent the MAS Warrant Condition remains a condition precedent to the exercise of any PubCo Class C-1 Acquisition Warrants converted from the Non-Exercising Company Class C Warrants pursuant to the applicable Laws, then as soon as practicable after the MAS Warrant Condition is satisfied) for that number of PubCo Class A Ordinary Shares equal to the product (subject to rounding pursuant to Section 3.1(d)) of (y) the number of Company Shares subject to each Company Class C Warrant immediately prior to the Acquisition Effective Time multiplied by (z) the Exchange Ratio.

(3) Each Non-Exercising Company Class C Warrant held by a Designated Warrant Holder that is outstanding immediately prior to the Acquisition Effective Time (if any) shall, pursuant to the terms of this Agreement and the Company Class C Warrant Supplemental Deed, cease to be a warrant with respect to Company Shares and be assumed by PubCo and converted into a PubCo Class C-2 Acquisition Warrant pursuant and subject to the terms and conditions of the Company Class C Warrant Supplemental Deed and the PubCo Class C-2 Acquisition Warrant Instrument, such that each PubCo Class C-2 Acquisition Warrant shall, upon the exercise at the sole discretion of the holder thereof in accordance with its terms and conditions, entitle the holder thereof to acquire that number of PubCo Class A Ordinary Shares equal to the product (subject to rounding pursuant to Section 3.1(d)) of (y) the number of Company Shares subject to such Non-Exercising Company Class C Warrant immediately prior to the Acquisition Effective Time multiplied by (z) the Exchange Ratio.

(v) Treasury Shares. Notwithstanding Section 3.1(c)(i) above or any other provision of this Agreement to the contrary, if there are any Company Shares that are held by the Company as treasury shares or any Company Shares held by any direct or indirect Subsidiary of the Company immediately prior to the Acquisition Effective Time, such Company Shares shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(vi) Dissenting Company Shares. Each Dissenting Company Share issued and outstanding immediately prior to the Acquisition Effective Time held by a Dissenting Company Shareholder shall automatically be cancelled and cease to exist in accordance with Section 3.4(c) and shall thereafter represent only the right to be paid the fair value of such Dissenting Company Shares and such other rights as are granted by the Cayman Companies Act.

(vii) Merger Sub 2 Share. The Merger Sub 2 Share issued and outstanding immediately prior to the Acquisition Effective Time shall automatically be converted into one validly issued, fully paid and non-assessable ordinary share of the Surviving Company, which ordinary share shall constitute the only issued and outstanding share in the capital of the Surviving Company.

(d) Notwithstanding anything to the contrary contained herein, no fraction of a PubCo Share will be issued by virtue of the Mergers or the other Transactions, and each Person who would otherwise be entitled to a fraction of a PubCo Share (after aggregating all fractional PubCo Shares that otherwise would be received by such holder) shall instead have the number of PubCo Shares issued to such Person rounded down in the aggregate to the nearest whole PubCo Share.

Section 3.2. Share Exchange Procedures.

(a) Prior to the Initial Closing, PubCo shall appoint Continental Stock Transfer & Trust Company or such other exchange agent reasonably acceptable to the Company and Acquiror (the “Exchange Agent”) to act as the agent for the purpose of exchanging (i) Acquiror Ordinary Shares for a number and class of PubCo Shares in accordance with the Plan of Initial Merger and this Agreement; and (ii) Company Shares for a number of PubCo Class A Ordinary Shares in accordance with the Plan of Acquisition Merger and this Agreement, as applicable. At or before the Initial Merger Effective Time, PubCo shall deposit, or cause to be deposited, with the Exchange Agent the Shareholder Merger Consideration.

(b) If the Exchange Agent requires that, as a condition to receive the Shareholder Merger Consideration, any holder of Acquiror Shares or Company Shares deliver a letter of transmittal to the Exchange Agent, then at or as promptly as practicable following the Initial Merger Effective Time, PubCo shall send, or shall cause the Exchange Agent to send, to each Acquiror Shareholder or Company Shareholder (as applicable) a letter of transmittal (which shall specify that the delivery shall be effected, and the risk of loss and title shall pass, only upon proper transfer of each share to the Exchange Agent, and which letter of transmittal will be in customary form and have such other provisions as Acquiror or PubCo may reasonably specify) for use in such exchange (each, a “Letter of Transmittal”). Notwithstanding any other provision of this Section 3.2, any obligation on PubCo under this Agreement to issue PubCo Shares to (i) Acquiror Shareholders entitled to receive PubCo Shares or (ii) Company Shareholders entitled to receive PubCo Class A Ordinary Shares may be satisfied by PubCo issuing such PubCo Shares to DTC or to such other clearing service or issuer of depositary receipts (or their nominees, in either case) as may be necessary or expedient, and each such Acquiror Shareholder and Company Shareholder shall hold such PubCo Shares in book-entry form or through a holding of depositary receipts and DTC or its nominee or the relevant clearing service or issuer of depositary receipts (or their nominees, as the case may be) will be the holder of record of such PubCo Shares.

(c) Each holder of Acquiror Ordinary Shares, Acquiror Warrants or Company Shares that have been converted into the right to receive a portion of the Initial Merger Consideration or Acquisition Merger Consideration (as applicable), pursuant to Section 3.1(a)(ii), Section 3.1(a)(iv) or Section 3.1(c)(i), respectively, and Acquiror Lender under any Working Capital Loan that has been fully or partially capitalized pursuant to Section 3.1(a)(iii), shall be entitled to receive such portion of the Initial Merger Consideration or the Acquisition Merger Consideration, as applicable, upon receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request), together with a duly completed and validly executed Letter of Transmittal (if required by the Exchange Agent in accordance with Section 3.2(b)) and such other documents as may reasonably be requested by the Exchange Agent. No interest shall be paid or accrued upon the transfer of any share.

(d) Promptly following the date that is one (1) year after the Acquisition Effective Time, PubCo shall instruct the Exchange Agent to deliver to PubCo all documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent’s duties shall terminate. Thereafter, any portion of the Shareholder Merger Consideration that remains unclaimed shall be returned to PubCo and the unclaimed PubCo Shares comprising the Shareholder Merger Consideration shall be deemed surrendered for nil consideration and held by PubCo as treasury shares upon such surrender, and any Person that was a holder of (i) Acquiror Ordinary Shares (other than any Acquiror Shares referred to in Section 3.1(a)(v), Redeeming Acquiror Shares and Dissenting Acquiror Shares) or Acquiror Warrants as of immediately prior to the Initial Merger Effective Time that has not exchanged such Acquiror Ordinary Shares or Acquiror Warrants, and Acquiror Lender under the balance of any Working Capital Loan eligible for capitalization pursuant to Section 3.1(a)(iii) as of immediately prior to the Initial Merger Effective Time to the extent such balance was not capitalized in accordance with Section 3.1(a)(iii), for an applicable portion of the Initial Merger Consideration in accordance with this Section 3.2 or (ii) Company Exchanging Ordinary Shares as of immediately prior to the Acquisition Effective Time that has not exchanged such Company Shares for an applicable portion of the Acquisition Merger Consideration in accordance with this Section 3.2, in each case prior to the date that is one (1) year after the Acquisition Effective Time, may provide evidence of former ownership of such Acquiror Shares or Company Exchanging Ordinary Shares satisfactory to PubCo and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration therefor, and PubCo shall promptly transfer, such applicable portion of the Shareholder Merger Consideration without any interest thereupon. None of Acquiror, PubCo, Merger Sub 1, Merger Sub 2, the Company, the Surviving Company, the Surviving Subsidiary or the Exchange Agent shall be liable to any Person in respect of any of the Shareholder Merger Consideration transferred to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Laws. If any such Shareholder Merger Consideration shall not have been transferred immediately prior to such date on which any amounts payable pursuant to this Article III would otherwise escheat to or become the property of any Governmental Authority, any such amounts shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.

Section 3.3. Withholding. Notwithstanding any other provision of this Agreement, each of Acquiror, PubCo and the Exchange Agent, as applicable, shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement such Taxes as may be required to be deducted and withheld from such amounts under the Code or any other applicable Tax Law (as reasonably determined by Acquiror, PubCo, or the Exchange Agent, respectively). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be (a) timely remitted to the appropriate Governmental Authority and (b) treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.4. Dissenting Shares.

(a) Subject to Section 2.2(b)(ii) but notwithstanding any other provision of this Agreement to the contrary and to the extent available under the Cayman Company Act, Acquiror Shares that are issued and outstanding immediately prior to the Initial Merger Effective Time and that are held by Acquiror Shareholders who shall have validly exercised their dissenters’ rights for such Acquiror Shares in accordance with Section 238 of the Cayman Companies Act and otherwise complied with all of the provisions of the Cayman Companies Act relevant to the exercise and perfection of dissenters’ rights (the “Dissenting Acquiror Shares,” and the holders of such Dissenting Acquiror Shares being the “Dissenting Acquiror Shareholders”) shall not be converted into, and such Dissenting Acquiror Shareholders shall have no right to receive, the applicable Initial Merger Consideration unless and until such Dissenting Acquiror Shareholder fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the Cayman Companies Act. The Acquiror Shares owned by any Acquiror Shareholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the Cayman Companies Act shall cease to be Dissenting Acquiror Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Initial Merger Effective Time, the right to receive the applicable Initial Merger Consideration, without any interest thereon in accordance with Section 3.1(a)(ii).

(b) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the Cayman Companies Act, Company Shares that are issued and outstanding immediately prior to the Acquisition Effective Time and that are held by Company Shareholders who shall have validly exercised their dissenters’ rights for such Company Shares in accordance with Section 238 of the Cayman Companies Act and otherwise complied with all of the provisions of the Cayman Companies Act relevant to the exercise and perfection of dissenters’ rights (the “Dissenting Company Shares,” and the holders of such Dissenting Company Shares being the “Dissenting Company Shareholders”) shall not be converted into, and such Dissenting Company Shareholders shall have no right to receive, the applicable Acquisition Merger Consideration unless and until such Dissenting Company Shareholder fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the Cayman Companies Act. The Company Shares owned by any Company Shareholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the Cayman Companies Act shall cease to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Acquisition Effective Time, the right to receive the applicable Acquisition Merger Consideration, without any interest thereon in accordance with Section 3.1(c)(i).

(c) Prior to the Acquisition Closing, the Company shall give Acquiror, and Acquiror shall give the Company, prompt written notice of any demands for dissenters’ rights made in accordance with the Cayman Companies Act and received by the Company from Company Shareholders and by Acquiror from its shareholders, respectively, and any withdrawals of such demands and the Company and Acquiror shall each have complete control over their own negotiations and proceedings with respect to such dissenters’ rights of its shareholders, except that neither the Company nor the Acquiror shall make or commit or agree to make any payment with respect to any exercise by its shareholders of its rights to dissent from the Acquisition Merger or Initial Merger (as applicable) or commit or agree to settle or compromise any demands for appraisal, without the prior written consent of the Acquiror (in the case of the Company) or the Company (in the case of the Acquiror), in any such case with such consent not to be unreasonably withheld.

Section 3.5. Share Redesignation. Immediately after the Acquisition Effective Time and without any action on the part of any holder of PubCo Class A Ordinary Shares, PubCo shall take all actions necessary (including the execution and delivery of all required authorizations, instructions, documents and other instruments) to redesignate each PubCo Class A Ordinary Share that was exchanged from Converted Company Preference Shares pursuant to Section 3.1(c)(i) into one validly issued, fully paid and non-assessable PubCo Preference Share (such redesignation of the PubCo Class A Ordinary Shares, the “Share Redesignation”).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the disclosure letter delivered to Acquiror by the Company on the date of this Agreement (the “Company Disclosure Letter”) (each section of which, subject to Section 12.10, qualifies the correspondingly numbered and lettered representations and warranties in this Article IV), and (b) as otherwise explicitly contemplated by this Agreement, the Company represents and warrants to Acquiror as of the date hereof, as follows:

Section 4.1. Company Organization. The Company has been duly formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization, and has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The Governing Documents of the Company, as amended to the date of this Agreement and as previously made available by or on behalf of the Company to Acquiror, are true, correct and complete. The Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect.

Section 4.2. Subsidiaries. A complete list, as of the date of this Agreement, of each Subsidiary of the Company and its jurisdiction of incorporation, formation or organization, outstanding Equity Securities, and holders of Equity Securities (including respective numbers and percentages), as applicable, is set forth on Section 4.2 of the Company Disclosure Letter. The Subsidiaries of the Company have been duly formed or organized and are validly existing under the Laws of their jurisdiction of incorporation or organization and have the requisite power and authority to own, lease or operate all of their respective properties and assets and to conduct their respective businesses as they are now being conducted. True, correct and complete copies of the Governing Documents of the Company’s Subsidiaries, in each case, as amended to the date of this Agreement, have been previously made available to Acquiror by or on behalf of the Company. Each Subsidiary of the Company is duly licensed or qualified and in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect.

Section 4.3. Due Authorization.

(a) Other than the Company Shareholders’ Approval, the Company has all requisite company or corporate power, as applicable, and authority to execute and deliver this Agreement and the other documents to which it is a party contemplated hereby and (subject to the approvals described in Section 4.5) to consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other documents to which the Company is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Company Board, and no other company or corporate proceeding on the part of the Company is necessary to authorize this Agreement and the other documents to which the Company is a party contemplated hereby. This Agreement has been, and on or prior to the Initial Closing, the other documents to which the Company is a party contemplated hereby will be, duly and validly executed and delivered by the Company and this Agreement constitutes, and on or prior to the Initial Closing, the other documents to which the Company is a party contemplated hereby will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws (currently in effect or enacted following the date hereof) affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) Assuming that a quorum (as determined pursuant to the Company Charter) is present, the approval and authorization of the Acquisition Merger and the Plan of Acquisition Merger shall require approval by a special resolution of the holders of at least two-thirds (2/3) of the issued and outstanding Company Shares entitled to vote, who attend (in person or by proxy) and vote (in person or by proxy) thereupon (as determined in accordance with the Company’s Governing Documents) at a shareholders’ meeting duly called by the Company Board and held for such purpose (the “Company Shareholders’ Approval”). The foregoing votes are the only votes of any of the Company Shares necessary in connection with entry into this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby, including the Acquisition Closing.

(c) On or prior to the date of this Agreement, the Company Board has duly adopted resolutions (i) determining that this Agreement and the other Transaction Documents to which the Company is a party contemplated hereby and the transactions contemplated hereby and thereby are advisable and fair to, and in the best interests of, the Company and its shareholders, as applicable, and (ii) authorizing and approving the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party contemplated hereby and the transactions contemplated hereby and thereby. No other corporate action is required on the part of the Company or any of its shareholders to enter into this Agreement or the documents to which the Company is a party contemplated hereby or to approve the Transactions other than the Company Shareholders’ Approval.

Section 4.4. No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.5 and except as set forth on Section 4.4 of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of, or default under the Governing Documents of the Company, (b) violate or conflict with any provision of, or result in the breach of, or default under any Law or Governmental Order applicable to the Company or any of the Company’s Subsidiaries, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract of the type described in Section 4.12(a) to which the Company or any of the Company’s Subsidiaries is a party or by which the Company or any of the Company’s Subsidiaries may be bound, or terminate or result in the termination of any such foregoing Contract, or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of the Company’s Subsidiaries, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of the Company to enter into and perform their respective obligations under this Agreement, or (ii) be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole).

Section 4.5. Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Acquiror and the Acquisition Entities contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority (each, a “Governmental Authorization”) or other Person is required on the part of the Company or its Subsidiaries with respect to the Company’s execution or delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby (including under the Company Shareholders Agreement), except (a) as otherwise listed in Section 4.5 of the Company Disclosure Letter, (b) for the Company Shareholders’ Approval, (c) the filing of the Proxy/Registration Statement with the SEC, other filings with respect to the Transactions pursuant to the applicable state blue sky or other securities Laws, the registration of the Plan of Acquisition Merger and filing of the related documentation with the Cayman Registrar, the filing of the Articles of the Surviving Company and the PubCo Charter with the Cayman Registrar and publication of notification of the Acquisition Merger in the Cayman Islands Government Gazette, in each case in accordance with the Cayman Companies Act, and (d) for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement, or (ii) be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole).

Section 4.6. Capitalization of the Company.

(a) As of the date of this Agreement, the share capital of the Company consists of (x) 164,000,000 Company Ordinary Shares (of which (i) 105,900,000 shares are designated Class A Ordinary Shares of a nominal or par value of $0.0001 each (the “Class A Ordinary Shares”) of which 2,655,171 shares in aggregate are issued and outstanding as of the date of this Agreement, (ii) 2,100,000 shares are designated Class B Ordinary Shares of a nominal or par value of $0.0001 each (the “Class B Ordinary Shares”) of which 2,058,932 shares in aggregate are issued and outstanding as of the date of this Agreement, (iii) 37,700,000 shares are designated Class C Ordinary Shares of a nominal or par value of $0.0001 each (the “Class C Ordinary Shares”) of which none are issued and outstanding as of the date of this Agreement and (iv) 18,300,000 shares are designated Class D Ordinary Shares of a nominal or par value of $0.0001 each (the “Class D Ordinary Shares”) of which none are issued and outstanding as of the date of this Agreement), and (y) 16,000,000 preference shares of a nominal or par value of $0.0001 each (the “Company Preference Shares”) of which 15,488,498 shares in aggregate are issued and outstanding as of the date of this Agreement. Set forth in Section 4.6(a) of the Company Disclosure Letter is a true, correct and complete list of each record holder of Company Shares and the number of Company Shares held by each such holder as of the date of this Agreement, which in aggregate constitute the entire issued, outstanding and paid-up share capital of the Company as of the date of this Agreement. All of the issued and outstanding Company Shares (i) have been duly authorized and validly issued and allotted and are fully paid; (ii) have been offered and issued by the Company in compliance with applicable Law, including the Cayman Companies Act and federal and state securities Laws, and all requirements set forth in (1) the Governing Documents of the Company and (2) any other applicable Contracts governing the issuance or allotment of such securities to which the Company is a party or otherwise bound; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of the Company or any Contract to which the Company is a party or otherwise bound; and (iv) were issued free and clear of any Liens (other than the Company’s own Lien as provided for in the Company Charter). All filings and returns required by applicable Law to be delivered or made by the Company to the Cayman Registrar or Governmental Authorities in any other jurisdiction in respect of all issuances and transfers of Company Shares have been duly and correctly delivered or made on a timely basis.

(b) As of the date of this Agreement, the Prior Equity Plan has been terminated and no equity-based awards remain outstanding under the Prior Equity Plan. Each equity-based award, whether vested or unvested, under the Prior Equity Plan was cancelled without any consideration paid therefor and the holder thereof shall have no further right, title or interest with respect to any such equity-based award previously granted under the Prior Equity Plan, including in any Company Ordinary Shares underlying any such equity-based awards. The terms of the Prior Equity Plan permitted the cancellation of the equity-based awards for no consideration, without the consent or approval of the holders of such equity-based awards. The Company has obtained any consents, adopted applicable resolutions, and taken all other actions that are necessary to give effect to the termination of the Prior Equity Plan, and to ensure that from and after the effective date of such termination, no holders of any equity-based awards under the Prior Equity Plan, any beneficiary thereof, or any other participant in the Prior Equity Plan (or any beneficiary thereof) shall have any right thereunder to acquire any Company Shares or other Equity Securities of the Company or to receive any payment or benefit with respect to any equity-based award previously granted under the Prior Equity Plan. The Company has provided Acquiror with a true, correct and complete set of documentation evidencing the completion of the foregoing actions.

(c) As of the date of this Agreement, the Company has reserved an aggregate of 18,300,000 Class D Ordinary Shares for issuance pursuant to the Company Incentive Plan, and Company Options with respect to 9,393,720 Company Ordinary Shares are issued and outstanding. The Company has provided to Acquiror, prior to the date of this Agreement, a true and complete list of each current or former employee, consultant or director of the Company or any of its Subsidiaries who, as of the date of this Agreement, holds a Company Option, including: (i) the name of the holder of such Company Option, (ii) the number and class of vested and unvested Company Ordinary Shares covered by such Company Option, (iii) the vesting schedule applicable to such Company Option, (iv) the expiration date of such Company Option, (v) the exercise price per share of such Company Option and (vi) the location of the holder of such Company Options. The Company has provided to Acquiror true, complete and correct copies of the Company Incentive Plan and all forms of award agreements under the Company Incentive Plan. All Company Options are evidenced by award agreements in substantially the forms previously made available to Acquiror, and no Company Option is subject to terms that are materially different from those set forth in such forms in any material respect. Each Company Option was validly issued and properly approved by, the Company Board (or appropriate committee thereof), and granted in accordance with Law and the Company Incentive Plan. The Company has not granted any Company Options with an early exercise feature.

(d) As of the date of this Agreement, 20,067,574 Company Class A Warrants with respect to 20,067,574 Class A Ordinary Shares are issued and outstanding and 27,179,790 Company Class C Warrants with respect to 27,179,790 Class C Ordinary Shares are issued and outstanding. The foregoing represents all of the outstanding Company Warrants as of the date of this Agreement. All outstanding Company Warrants (i) have been duly authorized and validly issued in accordance with the respective Company Warrant Instruments, true, complete and accurate copies of which have been provided to Acquiror, and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws (currently in effect or enacted following the date hereof) affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity; (ii) have been offered, sold and issued in compliance in all material respects with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Company’s Governing Documents, (2) any other applicable Contracts governing the issuance of such securities and (3) the Company Warrant Instruments; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Company’s Governing Documents or any Contract to which the Company is a party or otherwise bound. The Company has provided to Acquiror, prior to the date of this Agreement, a true, accurate and complete list of each person who, as of the date of this Agreement, holds a Company Warrant, including the number and class of Company Ordinary Shares subject thereto, the vesting schedule and expiration date thereof and, if applicable, the exercise price thereof.

(e) The Class C Ordinary Shares, if and when issued upon the automatic exercise of the Exercising Company Class C Warrants as described in Section 3.1(b)(i), shall be (i) duly authorized and validly issued and allotted and fully paid; (ii) offered, sold, transferred and issued by the Company in compliance in all material respects with applicable Law, including the Cayman Companies Act and federal and state securities Laws, and all requirements set forth in (1) the Governing Documents of the Company and (2) any other applicable Contracts governing the issuance or allotment of such securities to which the Company is a party or otherwise bound; (iii) not subject to, nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of the Company or any Contract to which the Company is a party or otherwise bound; and (iv) issued free and clear of any Liens (other than the Company’s own Lien as provided for in the Company Charter).

(f) Except as otherwise set forth in this Section 4.6 or on Section 4.6(f) of the Company Disclosure Letter, the Company has not issued, granted, and is not otherwise bound by or subject to any outstanding subscriptions, options, restricted stock, restricted stock units, share appreciation rights, warrants, rights or other securities (including debt securities) convertible, into or exchangeable or exercisable for Company Shares, any other commitments, calls, conversion rights, rights of exchange or privilege (whether preemptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests of the Company or the value of which is determined by reference to shares or other equity interests of the Company, and there are no voting trusts, proxies or agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any Company Shares.

Section 4.7. Capitalization of Subsidiaries.

(a) The outstanding share capital or other Equity Securities of each of the Company’s Subsidiaries (i) have been duly authorized and validly issued and allotted, are, to the extent applicable, fully paid and non-assessable; (ii) have been offered and issued in compliance in all material respects with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Governing Documents of each such Subsidiary, and (2) any other applicable Contracts governing the issuance or allotment of such securities by such Subsidiary; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of each such Subsidiary or any Contract to which any such Subsidiary is a party or otherwise bound; and (iv) were issued free and clear of any Liens.

(b) The Company owns of record and beneficially all the issued and outstanding Equity Securities of such Subsidiaries free and clear of any Liens other than Permitted Liens.

(c) Except as set forth on Section 4.7(c) of the Company Disclosure Letter, there are no outstanding subscriptions, options, restricted stock, restricted stock units, stock appreciation rights, warrants, rights or other securities (including debt securities) exercisable or exchangeable for any Equity Securities of such Subsidiaries, any other commitments, calls, conversion rights, rights of exchange or privilege (whether preemptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other Equity Securities of such Subsidiaries or the value of which is determined by reference to shares or other equity interests of the Subsidiaries, and there are no voting trusts, proxies or agreements of any kind which may obligate any Subsidiary of the Company to issue, purchase, register for sale, redeem or otherwise acquire any of its Equity Securities.

Section 4.8. Financial Statements; Internal Controls.

(a) The Company has previously provided to Acquiror true and complete copies of the audited consolidated statement of financial position and consolidated statements of comprehensive income, changes in equity and cash flows of the Company and its Subsidiaries as of and for the years ended December 31, 2022 and December 31, 2021, together with the auditor’s reports thereon, which comply in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant (the “Audited Financial Statements” and the Audited Financial Statements together with the H1 Financial Statements to be delivered pursuant to this Agreement, the “Financial Statements”).

(b) Except as set forth on Section 4.8(b) of the Company Disclosure Letter, the Financial Statements (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated incomes, their consolidated changes in equity and their consolidated cash flows for the respective periods then ended (except as may be indicated in the notes thereto and subject, in the case of the H1 Financial Statements, to normal year-end adjustment and the absence of footnotes), (ii) were prepared in conformity with IFRS applied on a consistent basis during the periods involved (subject, in the case of the H1 Financial Statements, to normal year-end adjustment and the absence of footnotes), (iii) were prepared from, and are in accordance in all material respects with, the books and records of the Company and its consolidated Subsidiaries, (iv) in the case of the Audited Financial Statements, were prepared in compliance in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof, and (v) in the case of the H1 Financial Statements, when delivered by the Company for inclusion in the Proxy/Registration Statement for filing with the SEC following the date of this Agreement in accordance with Section 7.3, will comply in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof.

(c) The Pro Forma Financial Statements will, when provided, present fairly in all material respects the information shown therein, comply in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable thereto, in effect as of the respective dates thereof, and will have been compiled on a basis consistent with that of the Audited Financial Statements. The assumptions, information and data used in the preparation of such Pro Forma Financial Statements are reasonably believed by the Company to be reasonable in light of current conditions and facts known to the Company, the pro forma adjustments used therein will be appropriate to give effect to the transactions or circumstances described therein, and the pro forma adjustments will have been properly applied to the historical amounts used in the preparation of such Pro Forma Financial Statements.

(d) Neither the Company nor any director or officer of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any independent auditor of the Company or its Subsidiaries, has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company or any of its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or any of its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.

(e) The Company maintains a system of internal accounting controls which the Company reasonably believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books and records of the Company have been, and are being, maintained in all material respects in accordance with IFRS and any other applicable legal and accounting requirements.

(f) Except as set forth on Section 4.8(f) of the Company Disclosure Letter, there are no outstanding loans or other extensions of credit made by the Company or its Subsidiaries to any of their respective executive officers (as defined in Rule 3b-7 under the Exchange Act) or any director of the Company or its Subsidiaries.

Section 4.9. Undisclosed Liabilities. There is no other liability, debt (including Indebtedness) or obligation of, or claim or judgment against, the Company or any of the Company’s Subsidiaries (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities, debts, obligations, claims or judgments (a) reflected or reserved for on the Audited Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent statement of financial position included in the Audited Financial Statements in the ordinary course of business, consistent with past practice, of the Company and its Subsidiaries, (c) that are executory obligations under any Contract to which the Company or any of its Subsidiaries is a party or by which it is bound incurred in the ordinary course of business consistent with past practice of the Company and its Subsidiaries, (d) arising under this Agreement or any other Transaction Document, (e) that will be discharged or paid off prior to or at the Acquisition Closing or (f) which are not and would not reasonably be expected to be material to the Company and its Subsidiaries (taken as a whole).

Section 4.10. Litigation and Proceedings. Except as set forth on Section 4.10 of the Company Disclosure Letter, as of the date hereof (a) there are no pending or, to the knowledge of the Company, threatened, lawsuits, claims, proceedings or any other Actions (including any investigations or formal inquiries pending or, to the knowledge of the Company, threatened at law or in equity by or before any Governmental Authority (collectively, “Legal Proceedings”)), against the Company or any of the Company’s Subsidiaries or their respective properties or assets; and (b) there is no outstanding Governmental Order specifically directed at and imposed upon the Company or any of the Company’s Subsidiaries or any of their respective properties or assets, except, in each case, as would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement, or (ii) be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole).

Section 4.11. Legal Compliance.

(a) Except as disclosed on Section 4.11(a) of the Company Disclosure Letter or as would not be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole), each of the Company and its Subsidiaries is in compliance with all applicable Laws in all material respects.

(b) In the past three (3) years, none of the Company or any of its Subsidiaries has received any written notice of, or been charged with, the violation of any Laws, by any Governmental Authority, except where such violation has not been and would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(c) The Company and its Subsidiaries maintain a program of policies, procedures and internal controls reasonably designed and implemented to provide reasonable assurance that violation of applicable Law by any of the Company’s or its Subsidiaries’ directors, officers, or employees, acting on behalf of the Company or any of the Company’s Subsidiaries, will be prevented, detected and deterred.

Section 4.12. Contracts; No Defaults.

(a) Section 4.12(a) of the Company Disclosure Letter contains a listing of all Contracts described in clauses (i) through (xvi) below to which, as of the date of this Agreement, the Company or any of the Company’s Subsidiaries is a party or by which they are bound, other than a Company Benefit Plan. True, correct and complete copies of the Contracts listed on Section 4.12(a) of the Company Disclosure Letter have previously been delivered to or made available to Acquiror or its Representatives, together with all amendments thereto.

(i) Each Contract involving obligations (contingent or otherwise), payments or revenues in excess of $800,000 in the twelve months ended December 31, 2022 or expected obligations (contingent or otherwise), payments or revenues in excess of $800,000 in the next twelve months after the date of this Agreement;

(ii) Each note, debenture, other evidence of Indebtedness, guarantee, loan, credit or financing agreement or instrument or other Contract for money borrowed by, or other Indebtedness of, the Company or any of the Company’s Subsidiaries, including any other agreement or commitment for future loans, credit or financing, in each case, in excess of $100,000;

(iii) Each Contract for the acquisition of any Person or any business unit thereof or the disposition of any material assets of the Company or any of its Subsidiaries in the last three (3) years, in each case, involving payments in excess of $200,000 other than Contracts (A) in which the applicable acquisition or disposition has been consummated and there are no material obligations ongoing, or (B) solely between the Company and its wholly-owned Subsidiaries;

(iv) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract that provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or tangible personal property that involves aggregate payments in excess of $100,000 in any calendar year;

(v) Each Contract involving the formation, establishment, contribution to, or operation of a (A) partnership, (B) corporation, limited liability company or other entity, or (C) joint venture, alliance or similar entity, or involving a sharing of profits or losses (including joint development and joint marketing Contracts), or any investment in, loan to or acquisition or sale of the securities, Equity Securities or assets of any person involving payments of an amount higher than $100,000 (excluding, in the case of clauses (A) and (B), any wholly-owned Subsidiary of the Company);

(vi) Contracts between the Company and its Subsidiaries, on the one hand, and any Company Related Party, on the other hand, which are currently in force or under which any party thereto has outstanding obligations (collectively, “Related Party Agreements”), other than (1) Company Benefit Plans and (2) travel booking Contracts entered into in the ordinary course of business consistent with past practice;

(vii) Contracts that provide for change in control, retention or similar payments or benefits contingent upon, accelerated by or triggered by the consummation of the transactions contemplated hereby, other than any Contracts involving payments of an amount not exceeding $250,000 annually or in the aggregate;

(viii) Contracts containing covenants of the Company or any of the Company’s Subsidiaries (A) prohibiting or limiting the right of the Company or any of the Company’s Subsidiaries to engage in or compete with any Person in any line of business in any material respect or (B) prohibiting or restricting the Company’s and the Company’s Subsidiaries’ ability to conduct their business with any Person in any geographic area in any material respect;

(ix) Any collective bargaining agreement or similar labor-related Contract between the Company or any of the Company’s Subsidiaries, on one hand, and any labor union or other similar labor organization representing employees of the Company or any of the Company’s Subsidiaries, on the other hand;

(x) Each Contract (including license agreements, coexistence agreements and agreements with covenants not to sue, but not including assignment or transfer agreements, non-disclosure agreements or incidental trademark or other licenses incident to marketing, printing or advertising or services or other agreements entered into in the ordinary course of business) pursuant to which the Company or any of the Company’s Subsidiaries (A) grants to a third Person the right to use Intellectual Property of the Company and its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole (other than non-exclusive licenses granted in the ordinary course of business consistent with past practice), or (B) is granted by a third Person the right to use Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole (other than Contracts granting non-exclusive rights to use commercially available off-the-shelf software and Open Source Licenses);

(xi) Each Contract requiring capital expenditures by the Company or any of the Company’s Subsidiaries after the date of this Agreement in an amount in excess of $200,000 in any calendar year;

(xii) Any Contract that (A) grants to any third Person any “most favored nation rights”; or (B) grants to any third Person price guarantees for a period greater than one (1) year from the date of this Agreement and requires aggregate future payments to the Company and its Subsidiaries in excess of $500,000 in any calendar year;

(xiii) Contracts granting to any Person (other than the Company or its Subsidiaries) a right of first refusal, first offer or similar preferential right to purchase or acquire equity interests in the Company or any of the Company’s Subsidiaries;

(xiv) Contracts in connection with the waiver, compromise, or settlement of any Legal Proceedings involving payment of an amount greater than $100,000 that remains outstanding as of the date of this Agreement;

(xv) Contracts with a Governmental Authority or sole-source supplier of any product or service (other than utilities), in each case involving payments of an amount higher than $100,000; and

(xvi) Any outstanding written commitment to enter into any Contract of the type described in subsections (i) through (xi) of this Section 4.12(a).

(b) Except for any Contract that will terminate upon the expiration of the stated term thereof prior to the Acquisition Closing Date, all of the Contracts listed pursuant to Section 4.12(a) in the Company Disclosure Letter are (i) in full force and effect and (ii) represent the legal, valid and binding obligations of the Company or the Subsidiary of the Company party thereto and, to the knowledge of the Company, represent the legal, valid and binding obligations of the counterparties thereto. Except, in each case, where the occurrence of such breach or default or failure to perform would not be material to the business of the Company and its Subsidiaries, taken as a whole, (x) the Company and its Subsidiaries have performed in all respects all respective obligations required to be performed by them to date under such Contracts listed pursuant to Section 4.12(a) and neither the Company, the Company’s Subsidiaries, nor, to the knowledge of the Company, any other party thereto is in breach of or default under any such Contract, (y) during the last twelve (12) months, neither the Company nor any of its Subsidiaries has received any written claim or written notice of termination or breach of or default under any such Contract, and (z) to the knowledge of the Company, no event has occurred which individually or together with other events, has or would reasonably be expected to result in a breach of or a default under any such Contract by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both).

Section 4.13. Company Benefit Plans.

(a) Section 4.13(a) of the Company Disclosure Letter sets forth a complete list, as of the date hereof, of each material Company Benefit Plan. With respect to each material Company Benefit Plan, the Company has made available to Acquiror, to the extent applicable, true, complete and correct copies of (A) such Company Benefit Plan (or, if not in writing, a written summary of its material terms) and all plan documents, trust agreements, insurance Contracts or other funding vehicles and all amendments thereto, (B) the most recent summary plan descriptions, including any summary of material modifications, (C) the most recent annual reports (or equivalent filings or audits required to be made by applicable Law), if any, required by applicable Law to be filed with a Governmental Authority with respect to Taxes in connection with each Company Benefit Plan, (D) the most recent determination or opinion letter, or equivalent materials, from the applicable taxing authority with respect to each Company Benefit Plan, if any, and (E) the most recent actuarial report or other financial statement relating to such Company Benefit Plan.

(b) (i) Each Company Benefit Plan has been established, operated, funded, maintained and administered in compliance with its terms and all applicable Laws, including ERISA and the Code, except where failure to comply would not be or reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole; (ii) in all material respects, all contributions required to be made with respect to any Company Benefit Plan on or before the date hereof have been made and all obligations in respect of each Company Benefit Plan as of the date hereof have been accrued and reflected in the Company’s financial statements to the extent required by IFRS; (iii) each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualification or may rely upon an opinion letter for a prototype plan and, to the knowledge of the Company, no fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan.

(c) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”) or other pension plan that is subject to Title IV of ERISA (“Title IV Plan”), a multiple employer plan (as described in Section 413(c) of the Code) or a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA), and neither the Company nor any of its ERISA Affiliates has sponsored or contributed to, been required to contribute to, or had any actual or contingent liability under any such plan at any time within the previous six (6) years. Neither the Company nor any of its ERISA Affiliates has incurred any withdrawal liability under Section 4201 of ERISA that has not been fully satisfied.

(d) With respect to each Company Benefit Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, and to the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits or claims.

(e) No Company Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any “pension plan,” or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

(f) Except as set forth on Section 4.13(f) of the Company Disclosure Letter, the consummation of the transactions contemplated hereby will not, either alone or in combination with another event (such as a termination of employment or service following the consummation of the transactions contemplated hereby), (i) entitle any current or former employee, officer or other individual service provider of the Company or any Subsidiary of the Company to any severance pay or any other compensation or benefits payable or to be provided by the Company or any Subsidiary of the Company or (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefits due to any such employee, officer or other individual service provider by the Company or a Subsidiary of the Company. The consummation of the transactions contemplated hereby will not, either alone or in combination with another event, result in any “excess parachute payment” under Section 280G of the Code (or any corresponding provision of state, local, or non-U.S. Tax Law). No Company Benefit Plan provides for a Tax gross-up, make whole or similar payment with respect to the Taxes imposed under Sections 409A or 4999 of the Code. Each Company Benefit Plan that constitutes, in whole or in part, a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been documented and operated in compliance with Section 409A of the Code and the regulations thereunder in all material respects.

Section 4.14. Labor Relations; Employees.

(a) (i) Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, or any similar labor-related agreement with any labor union or similar labor organization representing employees of the Company or any of the Company’s Subsidiaries, and no such agreement is currently being negotiated by the Company or any of the Company’s Subsidiaries, and (ii) to the knowledge of the Company, no labor union or any other similar labor organization has a certification or representation petition currently pending before any applicable labor relations tribunal or similar Governmental Authority seeking to represent any of the employees of the Company or its Subsidiaries. To the knowledge of the Company, there has been no labor organizing activity involving any employees of the Company or any of its Subsidiaries in the past three (3) years. In the past three (3) years, there has been no actual or, to the knowledge of the Company, threatened strike, concerted slowdown, concerted work stoppage, lockout or other labor dispute against the Company or any Subsidiary of the Company, in each case except as would not be or reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole.

(b) Each of the Company and its Subsidiaries are and have been for the past three (3) years, in compliance with all applicable Laws respecting labor and employment including, but not limited to, all Laws respecting terms and conditions of employment, health and safety, wages and hours, holiday pay, working time, employee classification, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity and equal pay, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, and employee leave issues, except where the failure to comply would not reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries taken as a whole.

(c) In the past three (3) years, except as would not be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole), the Company and its Subsidiaries have not been party to (i) any unfair labor practice charge or labor complaint pending or, to the knowledge of the Company threatened, before the U.S. National Labor Relations Board or any other similar labor-related Governmental Authority against them, (ii) any complaints, grievances or arbitrations arising out of any collective bargaining agreement pending before any Governmental Authority, (iii) any material charge or complaint pending or to the knowledge of the Company threatened, before the Equal Employment Opportunity Commission, the Ministry of Manpower and the Employment Claims Tribunal of Singapore, the Department of Labor and Employment, the National Labor Relations Commission of the Philippines, the Department of Labour (to the Director General of Labour), the Industrial Relations Department or the Industrial Court of Malaysia, the Taipei City Government, the Ministry of Labor of Taiwan, the Labour Tribunal of Hong Kong or any other similar Governmental Authority responsible for the prevention of unlawful employment practices brought by any employee of the Company or its Subsidiaries, (iv) to the knowledge of the Company, any investigation by any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health Laws relating to the Company’s labor or employment practices, or (v) any complaint or lawsuit pending or, to the knowledge of the Company, threatened before any Governmental Authority by or on behalf of any present or former employee of the Company or its Subsidiaries alleging violations of any applicable Law governing employment or the termination thereof.

(d) To the knowledge of the Company, no present employee of the Company or any of the Company’s Subsidiaries is in material violation of (i) any restrictive covenant or nondisclosure agreement with the Company or any of the Company’s Subsidiaries or (ii) any restrictive covenant or nondisclosure agreement with a former employer of such individual relating to (A) the right of any such individual to work for or provide services to the Company or any of the Company’s Subsidiaries’ or (B) the knowledge or use of trade secrets or proprietary information of such former employer, in each case except as would not be or reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole.

(e) Neither the Company nor any of the Company’s Subsidiaries is party to a settlement agreement with outstanding obligations with a current or former officer or employee of the Company or any of the Company’s Subsidiaries that involves allegations of sexual harassment, sexual misconduct or unlawful discrimination against any current (i) officer of the Company or any of the Company’s Subsidiaries or (ii) Executive-level Employee of the Company or any of the Company’s Subsidiaries. To the knowledge of the Company, there are no material allegations of sexual harassment, sexual misconduct or unlawful discrimination against any current (y) officer of the Company or any of the Company’s Subsidiaries or (z) Executive-level Employee of the Company or any of the Company’s Subsidiaries, in each case made to or filed with the human resources department of the Company or the Company’s Subsidiaries by another employee of the Company or the Company’s Subsidiaries and currently pending or being investigated.

(f) In the past three (3) years, the Company and its Subsidiaries have not implemented any “mass layoffs” or “plant closings”, as such terms are defined under the Worker Adjustment and Retraining Notification Act, or implemented any group terminations, group layoffs or similar workforce actions that required notices be provided to employees of the Company or its Subsidiaries pursuant to any similar state or foreign Law where any material liability remains outstanding, including the Employment (Retrenchment Reporting) Notification 2019 of Singapore, Labor Code of the Philippines and its Implementing Rules and Regulations, the Department of Labor and Employment Department of the Philippines Order No. 147-15, series of 2015, the Employment Act 1955 and the Employment (Retrenchment) Notification 2004 of Malaysia, the Labor Standards Act of Taiwan, the Act for Worker Protection of Mass Redundancy of Taiwan, and the Employment Ordinance of Hong Kong (Chapter 57 of the Laws of Hong Kong).

Section 4.15. Taxes.

(a) All income Tax Returns and all other material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any applicable extensions) and all such Tax Returns (taking into account all amendments thereto) are true, correct and complete in all material respects. All material Taxes due and payable (whether or not shown on any Tax Return) have been fully and timely paid.

(b) The Company and each of its Subsidiaries have withheld from amounts owing to any employee, creditor or other Person all material Taxes required by Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such withheld amounts required to have been so paid over and complied in all material respects with all applicable withholding and related reporting requirements with respect to such Taxes.

(c) There are no Liens for Taxes (other than Permitted Liens) upon the property or assets of the Company or any of its Subsidiaries.

(d) No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Authority against the Company or any of its Subsidiaries that remains unresolved or unpaid.

(e) There is no Tax audit or other examination of the Company or any of its Subsidiaries presently in progress, nor has the Company or any of its Subsidiaries been notified of any request or threat for such an audit or other examination. There are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any Taxes of the Company or any of its Subsidiaries.

(f) Neither the Company nor any of its Subsidiaries has made a request for or entered into a closing agreement, private letter ruling, advance tax ruling or similar agreement with any Governmental Authority with respect to Taxes. Neither the Company nor any of its subsidiaries has made a change of any method of accounting with respect to any Taxes.

(g) Neither the Company nor any of its Subsidiaries is a party to any Tax indemnification or Tax sharing or similar Tax agreement (other than any such agreement solely between the Company and its existing Subsidiaries and customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes).

(h) Neither the Company nor any of its Subsidiaries has been a party to any transaction treated by the parties as a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(i) Neither the Company nor any of its Subsidiaries (i) is liable for Taxes of any other Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law, or as a transferee or successor or by Contract (other than customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes) or (ii) has ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was or is the Company or any of its Subsidiaries.

(j) No written claim has been made by any Governmental Authority where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

(k) Neither the Company nor any of its Subsidiaries has, or has ever had, a permanent establishment in any country other than the country of its organization, or is, or has ever been, subject to income Tax in a jurisdiction outside the country of its organization.

(l) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation 1.6011-4(b)(2).

(m) The Company has not been, is not, and immediately prior to the Acquisition Effective Time will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(n) Neither the Company nor any of its Subsidiaries has taken any action or agreed to take any action, nor to the knowledge of the Company or any of its Subsidiaries are there any facts or circumstances, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 4.16. Insurance. Section 4.16 of the Company Disclosure Letter contains a list of, as of the date hereof, all material policies or binders of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the Company or any of the Company’s Subsidiaries as of the date of this Agreement. True, correct and complete copies of such insurance policies as in effect as of the date hereof have previously been made available to Acquiror. All such policies are in full force and effect, all premiums due have been paid, and no notice of cancellation or termination has been received by the Company or any of the Company’s Subsidiaries with respect to any such policy. Except as disclosed on Section 4.16 of the Company Disclosure Letter, no insurer has denied or disputed coverage of any material claim under an insurance policy during the last three (3) years.

Section 4.17. Licenses. The Company and its Subsidiaries have obtained, and maintain, all of the material Licenses reasonably required to permit the Company and its Subsidiaries to acquire, originate, own, operate, use and maintain their assets substantially in the manner in which they are now operated and maintained and to conduct the business of the Company and its Subsidiaries as currently conducted in all material respects. Each material License held by the Company or any of the Company’s Subsidiaries is in full force and effect. Neither the Company nor any of its Subsidiaries (a) is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a material default or violation) of any term, condition or provision of any material License to which it is a party, (b) is or has been the subject of any pending or, to the knowledge of the Company, threatened Action by a Governmental Authority seeking the revocation, suspension, termination, modification, or impairment of any material License, or (c) has received any notice that any Governmental Authority that has issued any material License intends to cancel, terminate, materially modify the terms of, or not renew any such material License, except to the extent such material License may be amended, replaced, or reissued as a result of and as necessary to reflect the transactions contemplated hereby, or as otherwise disclosed in Section 4.17 of the Company Disclosure Letter. Section 4.17 of the Company Disclosure Letter sets forth a true, correct and complete list of all material Licenses held by the Company or its Subsidiaries.

Section 4.18. Equipment and Other Tangible Property. The Company or one of its Subsidiaries owns and has good title to, and has the legal and beneficial ownership of or a valid leasehold interest in or right to use by license or otherwise, all material machinery, equipment and other material tangible property reflected on the books of the Company and its Subsidiaries as owned by the Company or one of its Subsidiaries, free and clear of all Liens other than Permitted Liens. All material personal property and leased personal property assets of the Company and its Subsidiaries are structurally sound and in good operating condition and repair (ordinary wear and tear expected) and are suitable for their present use.

Section 4.19. Real Property.

(a) Section 4.19(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement of (w) the street address of each parcel of Leased Real Property, (x) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, (y) the terms and rental payment amounts pertaining to each such parcel of Leased Real Property and (z) the current use of each such parcel of Leased Real Property. Neither the Company nor its Subsidiaries owns any real property. Except as would not be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole), with respect to each parcel of Leased Real Property:

(i) The Company or one of its Subsidiaries holds a good and valid leasehold estate in such Leased Real Property, free and clear of all Liens, except for Permitted Liens.

(ii) The Company and its Subsidiaries have delivered to Acquiror true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in and to the Leased Real Property by or to the Company or any of its Subsidiaries, including all amendments, terminations and modifications thereof (collectively, the “Real Property Leases”), and none of such Real Property Leases has been modified in any material respect, except to the extent that such modifications have been disclosed by the copies delivered to Acquiror.

(iii) The Company’s and its Subsidiaries’, as applicable, possession and quiet enjoyment of the Leased Real Property under such Real Property Leases has not been materially disturbed and, there are no material disputes pending or to the knowledge of the Company threatened with respect to such Real Property Leases.

(iv) To the knowledge of the Company, no party, other than the Company or its Subsidiaries, has any right to use or occupy the Leased Real Property or any portion thereof.

(v) Neither the Company nor any of its Subsidiaries has received written notice of any condemnation proceeding or proposed similar Action or agreement for taking in lieu of condemnation with respect to any portion of the Leased Real Property. No material defaults by (A) the Company or its Subsidiaries or (B) to the knowledge of the Company, any landlord or sub-landlord, as applicable, presently exists under any Real Property Lease.

Section 4.20. Intellectual Property.

(a) Section 4.20(a) of the Company Disclosure Letter lists each item of Intellectual Property that is registered or applied-for with a Governmental Authority and is owned by the Company or any of the Company’s Subsidiaries as of the date of this Agreement, whether applied for or registered as of the date of this Agreement (“Company Registered Intellectual Property”), and material proprietary software owned by the Company or one of the Company’s Subsidiaries. The Company or one of the Company’s Subsidiaries is the sole and exclusive beneficial and record owner of all of the items of Company Registered Intellectual Property, and all such Company Registered Intellectual Property is subsisting and, to the knowledge of the Company, is valid and enforceable.

(b) Except as would not be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company or one of its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens), or has a valid right to use, all Intellectual Property reasonably necessary for the continued conduct of the business of the Company and its Subsidiaries in substantially the same manner as such business has been operated during the twelve (12) months prior to the date hereof.

(c) The Company and its Subsidiaries have not, within the last three (3) years, infringed upon, misappropriated or otherwise violated and, as of the date of this Agreement, are not infringing upon, misappropriating or otherwise violating any Intellectual Property of any third Person. There is no action pending before any Governmental Authority to which the Company or any of the Company’s Subsidiaries is a named party, or, to the knowledge of the Company, that is threatened against the Company or its Subsidiaries, alleging the Company’s or its Subsidiaries’ infringement, misappropriation or other violation of any Intellectual Property of any third Person.

(d) Except as set forth on Section 4.20(d) of the Company Disclosure Letter, to the knowledge of the Company (i) no Person is infringing upon, misappropriating or otherwise violating any material Intellectual Property owned by the Company or any of the Company’s Subsidiaries in any material respect, and (ii) the Company and its Subsidiaries have not sent to any Person within the last three (3) years any written notice, charge, complaint, claim or other written assertion against such third Person claiming infringement or violation by or misappropriation of any material Intellectual Property owned by the Company or any of the Company’s Subsidiaries.

(e) The Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of trade secrets and other confidential information included in their Intellectual Property that are material to the business of the Company and its Subsidiaries taken as a whole. To the knowledge of the Company, there has not been any unauthorized disclosure of or unauthorized access to any such trade secrets or such other material confidential information of the Company or any of the Company’s Subsidiaries to or by any Person in a manner that has resulted or may reasonably be expected to result in the misappropriation of, or loss of such trade secret or other rights in and to such information.

(f) No government funding, nor any facilities of a university, college, other educational institution or research center, was used in the development of the material Intellectual Property owned by the Company or any of the Company’s Subsidiaries and used in connection with their business.

(g) With respect to the material software used or held for use in the business of the Company and its Subsidiaries, the Company and its Subsidiaries take commercially reasonable measures to prevent the introduction into such software of any undisclosed or hidden device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” or other malicious code or routines that permit unauthorized access or the unauthorized disablement or erasure of such or other software or information or data (or any parts thereof) of the Company or its Subsidiaries or customers of the Company and its Subsidiaries.

(h) The Company’s and its Subsidiaries’ use and distribution of (i) software developed by or on behalf of the Company or any Subsidiary, and (ii) Open Source Materials, in each case of such software and materials that are material to the business of the Company and its Subsidiaries, taken as a whole, is in material compliance with all Open Source Licenses applicable thereto. Neither the Company nor any Subsidiary has used any Open Source Materials in a manner that requires any software or Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, and owned by the Company or any of the Company’s Subsidiaries to be subject to Copyleft Licenses.

(i) Neither the Company nor its Subsidiaries has delivered, licensed or made available, and the Company and its Subsidiaries have no duty or obligation (whether present, contingent, or otherwise) to deliver, license or make available, the source code for any software owned by the Company or its Subsidiaries and material to the business of the Company and its Subsidiaries, taken as a whole, to any escrow agent or other third Person (other than contractors or consultants in the course of performing services for the Company and its Subsidiaries and that are subject to non-disclosure agreements).

Section 4.21. Privacy and Cybersecurity.

(a) The Company and its Subsidiaries maintain and are in compliance with, and during the last three (3) years have maintained and been in compliance with, (i) all applicable Laws relating to the privacy and/or security of personal information (including, to the extent constituting such applicable Laws, all related implementing rules, regulations, guidelines and circulars of data privacy regulators implementing or enforcing such Laws), including, to the extent applicable, the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), the Personal Data Protection Act 2012 of Singapore, the Data Privacy Act of the Philippines and the Cybercrime Prevention Act 2012 (Republic Act No. 10175) of the Philippines and their implementing rules and regulations and related circulars issued by the National Privacy Commission of the Philippines, the Personal Data Projection Act, B.E. 2562 (2019) of Thailand, the Computer-Related Crime Act, B.E. 2550 (2007) of Thailand, the Electronic Transactions Act, B.E. 2544 (2001) (as amended) of Thailand, the Personal Data Protection Act 2010 of Malaysia, the Personal Data Protection Act of Taiwan and the Cyber Security Management Act of Taiwan, (ii) the Company’s and its Subsidiaries’ posted or publicly facing privacy policies, and (iii) the Company’s and its Subsidiaries’ contractual obligations concerning cybersecurity, data security and the security of the Company’s and each of its Subsidiaries’ information technology systems; in each case of (i)-(iii) above, other than any non-compliance that, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. There are no Actions by any Person (including any Governmental Authority) pending to which the Company or any of the Company’s Subsidiaries is a named party or, to the knowledge of the Company, threatened in writing against the Company or its Subsidiaries alleging a violation of any third Person’s privacy or personal information rights by the Company or its Subsidiaries in connection with the foregoing, except as would not reasonably be expected to be material to the business of the Company and its subsidiaries taken as a whole.

(b) (i) During the last three (3) years, there have been, no breaches of the security of the information technology systems of the Company and its Subsidiaries, and (ii) during the last twelve (12) months, there have been no disruptions in any such information technology systems; in each case, that materially adversely affected the Company’s and its Subsidiaries’ business or operations, taken as a whole, and have not been remedied in all material respects. The Company and its Subsidiaries take commercially reasonable measures (and any other measures required by applicable Law) designed to protect personally identifiable information in its possession or control against unauthorized access, use, modification, disclosure or other misuse, including through administrative, technical and physical safeguards. Except as would not reasonably be expected to be material to the business of the Company and its subsidiaries, taken as a whole, during the last three (3) years, neither the Company nor any Subsidiary of the Company has (A) experienced any material incident in which such information was stolen or improperly accessed, including in connection with a breach of security, or (B) received any written notice or complaint from any Person with respect to any of the foregoing incident, nor to the knowledge of the Company has any such notice or complaint been threatened in writing against the Company or any of the Company’s Subsidiaries.

Section 4.22. Environmental Matters. The Company and its Subsidiaries are and, except for matters which have been fully resolved, have been in material compliance with all Environmental Laws and neither the Company nor any of its Subsidiaries is subject to any current Governmental Order relating to any material non-compliance with Environmental Laws, in each case except as would not be or reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole. There has been no material release of any Hazardous Materials by the Company or its Subsidiaries at, in, on or under any Leased Real Property or in connection with the Company’s and its Subsidiaries’ operations off-site of the Leased Real Property. No material Legal Proceeding is pending or, to the knowledge of the Company, threatened with respect to the Company’s and its Subsidiaries’ compliance with or liability under Environmental Laws, and, to the knowledge of the Company, there are no facts or circumstances which could reasonably be expected to form the basis of such a Legal Proceeding.

Section 4.23. Absence of Changes. Since the date of the most recent statement of financial position included in the Audited Financial Statements, (i) there has not been any Company Material Adverse Effect; and (ii) the Company has, in all material respects, conducted its business and operated its properties in the ordinary course of business consistent with past practice.

Section 4.24. Anti-Corruption Compliance.

(a) Neither the Company nor its Subsidiaries, nor any of their directors or officers, nor to the knowledge of the Company, any of the Company or its Subsidiaries’ respective employees, agents, Representatives or other Persons acting for or on behalf of the Company or any of its Subsidiaries has: (i) made any bribe, influence payment, kickback, payoff, benefits or any other type of payment (whether tangible or intangible) that would be unlawful under any applicable Anti-Bribery Laws; (ii) been in violation of any Anti-Bribery Laws, offered, paid, promised to pay, or authorized any payment or transfer of anything of value, directly or indirectly, to any person for the purpose of (A) influencing any act or decision of any Government Official in his or her official capacity, (B) inducing a Government Official to do or omit to do any act in relation to his or her lawful duty, (C) securing any improper advantage, (D) inducing a Government Official to influence or affect any act, decision or omission of any Governmental Authority, or (E) assisting the Company or any of its Subsidiaries, or any agent or any other Person acting for or on behalf of the Company or any of its Subsidiaries, in obtaining or retaining business for or with, or in directing business to, any Person; or (iii) accepted or received any contributions, payments, gifts, or expenditures that would be unlawful under any Anti-Bribery Laws.

(b) Each of the Company and its Subsidiaries, has instituted and maintains policies and procedures reasonably designed to ensure compliance with the Anti-Bribery Laws.

(c) As of the date hereof, there are no current or pending internal investigations, or, to the knowledge of the Company, any third-party investigations (including by any Governmental Authority), or internal or external audits that address any material allegations concerning possible material violations of the Anti-Bribery Laws related to the Company or any of the Company’s Subsidiaries.

Section 4.25. Anti-Money Laundering, Sanctions and International Trade Compliance.

(a) The Company and its Subsidiaries, and each of their respective directors officers, and to the knowledge of the Company, each of their respective employees, agents, Representatives and other Persons acting on behalf of the Company or any of the Company’s Subsidiaries (i) are, and have been for the past four (4) years, in compliance with all applicable Anti-Money Laundering Laws, Sanctions, and International Trade Laws, and (ii) have obtained all material licenses, consents, notices, waivers, approvals, orders, registrations, declarations, or other authorizations from, and have made any material filings with, any applicable Governmental Authority for all activities and transactions relating to the business operations of the Company or its Subsidiaries, including for the import, export, re-export, deemed export, deemed re-export, or transfer required under the International Trade Laws and Sanctions and the provision of financial services required under Anti-Money Laundering Laws. There are and have for the past four (4) years been no pending or, to the knowledge of the Company, threatened, claims, complaints, charges, investigations, voluntary disclosures or Legal Proceedings against the Company or any of the Company’s Subsidiaries related to violations of Anti-Money Laundering Laws, Sanctions, or International Trade Laws.

(b) Neither the Company nor any of its Subsidiaries nor any of their respective directors or officers, nor to the knowledge of the Company, any employees, agents, Representatives or other Persons acting on behalf of the Company or any of the Company’s Subsidiaries, (i) is, or has during the past four (4) years, been a Sanctioned Person or a Restricted Person, or (ii) has transacted business directly or indirectly with any Sanctioned Person or Restricted Person or with or in any Sanctioned Jurisdiction, in each case in violation of applicable Sanctions or International Trade Laws.

(c) The Company and its Subsidiaries have in place policies, procedures, controls, and systems reasonably designed to ensure compliance with all applicable Anti-Money Laundering Laws and Sanctions.

Section 4.26. Proxy/Registration Statement. The information supplied by the Company or any of its Subsidiaries in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is filed in accordance with Rule 424(b) of the Securities Act and/or pursuant to Section 14A of the Exchange Act or declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the Acquiror Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the Acquiror Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Acquiror, its Affiliates or their respective Representatives on their respective behalf.

Section 4.27. Vendors

(a) Section 4.27(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the top 20 vendors based on the aggregate Dollar value of the Company’s and its Subsidiaries’ transaction volume with such counterparty during the trailing twelve months for the period ending December 31, 2022 (the “Top Vendors”).

(b) None of the Top Vendors has, as of the date of this Agreement, informed any of the Company or any of the Company’s Subsidiaries that it will, or, to the knowledge of the Company, has threatened to, terminate, cancel, or materially limit or materially and adversely modify any of its existing business with the Company or any of the Company’s Subsidiaries (other than due to the expiration of the stated term of an existing contractual arrangement), and to the knowledge of the Company, none of the Top Vendors is, as of the date of this Agreement, otherwise involved in or threatening a material dispute against the Company or its Subsidiaries or their respective businesses.

Section 4.28. Government Contracts. The Company is not party to (a) any Contract, including an individual task order, delivery order, purchase order, basic ordering agreement, letter Contract or blanket purchase agreement between the Company or any of its Subsidiaries, on one hand, and any Governmental Authority, on the other hand, or (b) any subcontract or other Contract by which the Company or one of its Subsidiaries has agreed to provide goods or services through a prime contractor directly to a Governmental Authority that is expressly identified in such subcontract or other Contract as the ultimate consumer of such goods or services.

Section 4.29. Investment Company. The Company is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act.

Section 4.30. Investigation. Notwithstanding anything contained in this Agreement, each of the Company, its Subsidiaries and Company Shareholders has made its own investigation of Acquiror and acknowledges that neither Acquiror nor any of its equityholders, partners, members and Representatives, including Sponsor and its Affiliates, is making any representation or warranty whatsoever, express or implied, other than those expressly given by Acquiror in Article V.

Section 4.31. Brokers’ Fees. Except as set forth on Section 4.31 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by the Company, any of the Company’s Subsidiaries’ or any of their Affiliates with respect to which Acquiror or any of its Affiliates, PubCo, Merger Sub 1, Merger Sub 2, the Company or any of the Company’s Subsidiaries has any obligation.

Section 4.32. No Outside Reliance. Notwithstanding anything contained in this Article IV or any other provision hereof, each of the Company and any of its respective directors, managers, officers, employees, equityholders, partners, members or Representatives, acknowledge and agree that the Company has made its own investigation of Acquiror and that neither Acquiror nor any of its Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied, other than those expressly given by Acquiror in Article V, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of Acquiror. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be provided by Acquiror, as well as any information, documents or other materials (including any such materials reviewed by the Company or its Subsidiaries pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to the Company, its Subsidiaries or any of its or their Affiliates or Representatives are not and will not be deemed to be representations or warranties of Acquiror, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article V of this Agreement. Except as otherwise expressly set forth in this Agreement, the Company understands and agrees that any assets, properties and business of Acquiror are furnished “as is,” “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article V, with all faults and without any other representation or warranty of any nature whatsoever.

Section 4.33. No Additional Representation or Warranties. Except as provided in this Agreement, this Article IV and Section 12.1, neither the Company, nor any of its Affiliates, nor any of their respective directors, commissioners, managers, officers, employees, equityholders, partners, members or Representatives has made, or is making, any representation or warranty whatsoever to Acquiror or its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to Acquiror or its Affiliates. Without limiting the foregoing, the Company acknowledges that the Company and its advisors have made their own investigation of Acquiror and, except as expressly provided in Article V, are not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of Acquiror, the prospects (financial or otherwise) or the viability or likelihood of success of the business of Acquiror as conducted after the Acquisition Closing, whether contained in any materials provided by Acquiror or any of its Affiliates or any of their respective directors, officers, employees, shareholders, partners, members or Representatives or otherwise.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ACQUIROR

Except (a) as set forth in any Acquiror SEC Filings filed or submitted on or prior to the date hereof (excluding (i) any disclosures in any risk factors section that do not constitute statements of fact, any disclosures in any forward-looking statements disclaimer and any other disclosures that are generally cautionary, predictive or forward-looking in nature and (ii) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such Acquiror SEC Filings will be deemed to modify or qualify the representations and warranties set forth in Section 5.8, Section 5.12 and Section 5.15), (b) as set forth in the disclosure letter delivered by Acquiror to the Company (the “Acquiror Disclosure Letter”) on the date of this Agreement (each section of which, subject to Section 12.10, qualifies the correspondingly numbered and lettered representations and warranties in this Article V), and (c) as otherwise explicitly contemplated by this Agreement, Acquiror represents and warrants to the Company as of the date hereof, as follows:

Section 5.1. Company Organization. Acquiror has been duly formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization, and has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. Acquiror’s Governing Documents, as amended to the date of this Agreement and as previously made available by or on behalf of Acquiror to the Company, are true, correct and complete. Acquiror is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to have, an Acquiror Material Adverse Effect.

Section 5.2. Due Authorization.

(a) Other than the Acquiror Shareholder Approval, Acquiror has all requisite company or corporate power, as applicable, and authority to execute and deliver this Agreement and the other documents to which it is a party contemplated hereby and (subject to the approvals described in Section 5.7), to consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other documents to which Acquiror is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been (A) favorably recommended by the Special Committee of the Acquiror Board, (B) duly and validly authorized and approved by the Acquiror Board and (C) determined by the Special Committee of the Acquiror Board and the Acquiror Board as advisable to Acquiror and the Acquiror Shareholders and recommended for approval by the Acquiror Shareholders. No other company proceeding on the part of Acquiror is necessary to authorize this Agreement and the documents to which Acquiror is a party contemplated hereby. This Agreement has been, and on or prior to the Initial Closing, the other documents to which Acquiror is a party contemplated hereby will be, duly and validly executed and delivered by Acquiror, and this Agreement constitutes, and on or prior to the Initial Closing, the other documents to which Acquiror is a party contemplated hereby will constitute, a legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws (currently in effect or enacted following the date hereof) affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) Assuming that a quorum (as determined pursuant to Acquiror’s Governing Documents) is present:

(i) the Transaction Proposal identified in clause (A) of Section 9.2(a)(i) shall require approval by special resolution (as defined in the Cayman Companies Act) of the Acquiror’s Shareholders, which requires an affirmative vote of the holders of at least two-thirds of the issued and outstanding Acquiror Shares entitled to vote, who attend (in person or by proxy) and vote (in person or by proxy) thereupon (as determined in accordance with Acquiror’s Governing Documents) at a shareholders’ meeting duly called by the board of directors of Acquiror and held for such purpose;

(ii) each of those Transaction Proposals identified in clauses (B) and (C) of Section 9.2(a)(i), in each case, shall require approval by an Ordinary Resolution (as defined in the Acquiror Charter), which requires an affirmative vote of the holders of at least a majority of the issued and outstanding Acquiror Shares entitled to vote who attend (in person or by proxy) and vote (in person or by proxy) thereupon (as determined in accordance with Acquiror’s Governing Documents) at a shareholders’ meeting duly called by the board of directors of Acquiror and held for such purpose.

(c) The foregoing votes (including the Acquiror Shareholder Approval) are the only votes of any of Acquiror’s Shares necessary in connection with entry into this Agreement by Acquiror and the consummation of the transactions contemplated hereby, including the Initial Closing and the Acquisition Closing.

(d) At a meeting duly called and held, the Special Committee has recommended the Acquiror Board approve the transactions contemplated by this Agreement as a Business Combination, and at a meeting duly called and held, the Acquiror Board has approved the transactions contemplated by this Agreement as a Business Combination.

Section 5.3. No Conflict. Except as set forth on Section 5.3 of the Acquiror Disclosure Letter, subject to obtaining the Acquiror Shareholder Approval, the execution and delivery by Acquiror of this Agreement and the other Transaction Documents to which Acquiror is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of Acquiror, (b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to Acquiror, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which Acquiror is a party or by which Acquiror may be bound, or terminate or result in the termination of any such Contract or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Acquiror, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement.

Section 5.4. Litigation and Proceedings. Except as set forth on Section 5.4 of the Acquiror Disclosure Letter, as of the date hereof (a) there are no pending or, to the knowledge of Acquiror, threatened Legal Proceedings against Acquiror or its properties or assets; and (b) there is no outstanding Governmental Order specifically directed at and imposed upon Acquiror or any of its properties or assets, except, in each case, as would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement; or (ii) be or reasonably be expected to be material to the business of Acquiror.

Section 5.5. SEC Filings. Except as set forth on Section 5.5 of the Acquiror Disclosure Letter, Acquiror has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC since October 20, 2020, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing through the date hereof, the “Acquiror SEC Filings”). Each of the Acquiror SEC Filings, as of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Acquisition Closing Date, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Acquiror SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Acquisition Closing Date, then on the date of such filing), the Acquiror SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Acquiror SEC Filings. To the knowledge of Acquiror, none of the Acquiror SEC Filings filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 5.6. Internal Controls; Listing; Financial Statements. Except as set forth on Section 5.6 of the Acquiror Disclosure Letter:

(a) except as not required in reliance on exemptions from various reporting requirements by virtue of Acquiror’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to (i) ensure that material information relating to Acquiror, including its consolidated Subsidiaries, if any, is made known to Acquiror’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) be effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act. Acquiror has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which it reasonably believes is sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror Financial Statements for external purposes in accordance with GAAP;

(b) to the knowledge of Acquiror, each director and executive officer of Acquiror has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(c) the Acquiror SEC Filings contain true and complete copies of the (x) audited balance sheet of Acquiror as of December 31, 2022 and December 31, 2021, and (y) statements of operations, cash flow and shareholders’ equity of Acquiror for the period from May 27, 2020 (inception) through December 31, 2020, for the year ended December 31, 2021 and for the year ended December 31, 2022, together with the auditor’s reports thereon (the “Acquiror Financial Statements”). Except as disclosed in the Acquiror SEC Filings, the Acquiror Financial Statements (i) fairly present in all material respects the financial position of Acquiror, as at the respective dates thereof, and the results of operations and consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof. The books and records of Acquiror have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements;

(d) there are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act; and

(e) neither Acquiror nor any director or officer of Acquiror nor, to the knowledge of Acquiror, any employee of Acquiror, or Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.

Section 5.7. Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Company and the Acquisition Entities contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority or other Person is required on the part of Acquiror with respect to Acquiror’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except (a) as otherwise disclosed on Section 5.7 of the Acquiror Disclosure Letter, (b) for the Acquiror Shareholder Approval, (c) the filing of the Proxy/Registration Statement with the SEC, other filings with respect to the Transactions pursuant to the applicable state blue sky or other securities Laws, the registration of the Plan of Initial Merger and filing of the related documentation with the Cayman Registrar, the filing of the Articles of the Surviving Subsidiary and the PubCo Charter with the Cayman Registrar and publication of notification of the Initial Merger in the Cayman Islands Government Gazette, in each case in accordance with the Cayman Companies Act, and (d) for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement or (ii) be or reasonably be expected to be material to the business of Acquiror (taken as a whole).

Section 5.8. Trust Account. As of the date of this Agreement, Acquiror has at least $153,976,638.71 in the Trust Account (including, if applicable, an aggregate of approximately $8,715,000 of deferred underwriting commissions and other fees being held in the Trust Account), such monies held in cash deposit accounts pursuant to the Investment Management Trust Agreement, dated October 15, 2020, between Acquiror and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”). There are no separate Contracts, side letters or other binding arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Acquiror SEC Filings to be inaccurate or that would entitle any Person (other than shareholders of Acquiror holding Acquiror Ordinary Shares initially sold in Acquiror’s initial public offering (the “IPO”) who shall have elected to redeem their Acquiror Ordinary Shares pursuant to Acquiror’s Governing Documents and the underwriters of the IPO with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Acquisition Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to all Acquiror Share Redemptions. There are no claims or proceedings pending or, to the knowledge of Acquiror, threatened with respect to the Trust Account. Acquiror has performed all material obligations required to be performed by it to date under, and is not in default, in breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Acquisition Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to Acquiror’s Governing Documents shall terminate, and as of the Acquisition Effective Time, Acquiror shall have no obligation whatsoever pursuant to Acquiror’s Governing Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the transactions contemplated hereby (other than use of the funds in the Trust Account for Acquiror Share Redemptions and to pay the underwriters of the IPO with respect to deferred underwriting commissions). To the knowledge of Acquiror, as of the date hereof, following the Acquisition Effective Time, no Acquiror Shareholder shall be entitled to receive any amount in the Trust Account except to the extent such Acquiror Shareholder has exercised an Acquiror Share Redemption. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations hereunder, Acquiror does not have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror on the Acquisition Closing Date (other than use of the funds in the Trust Account for Acquiror Share Redemptions and to pay the underwriters of the IPO with respect to deferred underwriting commissions).

Section 5.9. Investment Company Act; JOBS Act. Acquiror is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act. Acquiror constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 5.10. Absence of Changes. Since December 31, 2022, (a) there has not been any event or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement, and (b) except as set forth in Section 5.10 of the Acquiror Disclosure Letter, Acquiror has, in all material respects, conducted its business and operated its properties in the ordinary course of business consistent with past practice.

Section 5.11. No Undisclosed Liabilities. Except for any Acquiror Transaction Expenses, there is no other liability, debt or obligation of or claim or judgment against Acquiror (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities, debts, obligations, claims or judgments (a) set forth on Section 5.11 of the Acquiror Disclosure Letter (b) reflected or reserved for on the financial statements or disclosed in the notes thereto included in Acquiror SEC Filings, (c) that have arisen since the date of the most recent balance sheet included in the Acquiror SEC Filings in the ordinary course of business of Acquiror, (d) that are executory obligations under any Contract to which Acquiror is a party or by which it is bound incurred in the ordinary course of business consistent with past practice of the Acquiror, (e) arising under this Agreement or any other Transaction Documents, (f) that will be discharged or paid off prior to or at the Acquisition Closing or (g) which are not and would not reasonably be expected to be material to Acquiror.

Section 5.12. Capitalization of Acquiror. Except as set forth on Section 5.12 of the Acquiror Disclosure Letter:

(a) as of the date of this Agreement, the authorized share capital of Acquiror consists of (i) 200,000,000 Acquiror Class A Ordinary Shares, of which 15,093,034 shares are issued and outstanding as of the date of this Agreement, (ii) 20,000,000 Acquiror Class B Ordinary Shares, of which 14,874,838 shares are issued and outstanding as of the date of this Agreement, and (iii) 1,000,000 preferred shares of par value $0.0001 each, of which no shares are issued and outstanding as of the date of this Agreement ((i), (ii) and (iii) collectively, the “Acquiror Shares”). All issued and outstanding Acquiror Shares (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued by Acquiror in compliance in all material respects with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) Acquiror’s Governing Documents, and (2) any other applicable Contracts governing the issuance of such securities to which Acquiror is a party or otherwise bound; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Acquiror’s Governing Documents or any Contract to which Acquiror is a party or otherwise bound;

(b) as of the date of this Agreement, 26,283,053 Acquiror Warrants are issued and outstanding. The Acquiror Warrants are not exercisable until thirty (30) days after the closing of a Business Combination. All outstanding Acquiror Warrants (i) have been duly authorized and validly issued and constitute valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws (currently in effect or enacted following the date hereof) affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity; (ii) have been offered, sold and issued in compliance in all material respects with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) Acquiror’s Governing Documents and (2) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Acquiror’s Governing Documents or any Contract to which Acquiror is a party or otherwise bound. Except for the Acquiror’s Governing Documents and this Agreement, there are no outstanding Contracts of Acquiror to repurchase, redeem or otherwise acquire any Acquiror Shares;

(c) except as set forth in this Section 5.12 or as contemplated by this Agreement or the other documents contemplated hereby, Acquiror has not granted any outstanding options, warrants, rights or other securities convertible, exercisable or exchangeable for Acquiror Shares, or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, for the repurchase or redemption of any Acquiror Shares or the value of which is determined by reference to the Acquiror Shares, and there are no Contracts of any kind which may obligate Acquiror to issue, purchase, redeem or otherwise acquire any of its Acquiror Shares; and

(d) Acquiror has no Subsidiaries, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. Acquiror is not party to any Contract that obligates Acquiror to invest money in, loan money to or make any capital contribution to any other Person.

Section 5.13. Brokers’ Fees. Except as set forth on Section 5.13 of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by Acquiror or any of its Affiliates.

Section 5.14. Indebtedness. Except as set forth in Section 5.14 of the Acquiror Disclosure Letter or as permitted by Section 8.4 after the date hereof, Acquiror does not have any Indebtedness exceeding $100,000.

Section 5.15. Taxes.

(a) All income Tax Returns and all other material Tax Returns required to be filed by or with respect to Acquiror have been timely filed (taking into account any applicable extensions) and all such Tax Returns (taking into account all amendments thereto) are true, correct and complete in all material respects. All material Taxes due and payable (whether or not shown on any Tax Return) have been fully and timely paid.

(b) Acquiror has withheld from amounts owing to any employee, creditor or other Person all material Taxes required by Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such withheld amounts required to have been so paid over and complied in all material respects with all applicable withholding and related reporting requirements with respect to such Taxes.

(c) There are no Liens for any material Taxes (other than Permitted Liens) upon the property or assets of Acquiror.

(d) No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Authority against Acquiror that remains unpaid.

(e) There is no Tax audit or other examination of Acquiror presently in progress, nor has Acquiror been notified of any request or threat for such an audit or other examination. There are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any Taxes of Acquiror.

(f) No written claim has been made by any Governmental Authority where Acquiror does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

(g) Acquiror has not participated in a “listed transaction” within the meaning of Treasury Regulation 1.6011-4(b)(2).

(h) Acquiror has not taken any action or agreed to take any action, nor to the knowledge of Acquiror are there any facts or circumstances, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 5.16. Business Activities. Except as set forth on Section 5.16 of the Acquiror Disclosure Letter:

(a) since formation, Acquiror has not conducted any business activities other than activities related to the IPO or directed toward the accomplishment of a Business Combination. Except as set forth in Acquiror’s Governing Documents or as otherwise contemplated by this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, there is no agreement, commitment, or Governmental Order binding upon Acquiror or to which Acquiror is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or any acquisition of property by Acquiror or the conduct of business by Acquiror as currently conducted or as contemplated to be conducted as of the Acquisition Closing, other than such effects, individually or in the aggregate, which have not been and would not reasonably be expected to be material to Acquiror;

(b) except for the transactions contemplated by this Agreement and the other Transaction Documents, Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, Acquiror has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or have its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination; and

(c) except for Contracts relating to Acquiror Transaction Expenses, this Agreement and the other Transaction Documents to which Acquiror is a party and the other documents and transactions contemplated hereby and thereby, Contracts with the underwriters of Acquiror’s initial public offering, and Contracts relating to Working Capital Loans, Acquiror is not as of the date hereof party to any Contract with any other Person that would require payments by Acquiror after the date hereof in excess of $100,000 in the aggregate with respect to any individual Contract (or in the aggregate with any series of related Contracts). As of the date of this Agreement, the aggregate amount outstanding under the Working Capital Loans is $4,368,398.

Section 5.17. Nasdaq Stock Market Quotation. The Acquiror Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BTWN”. Acquiror is in compliance in all material respects with the rules of Nasdaq and there is no Action or proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by Nasdaq or the SEC with respect to any intention by such entity to deregister the Acquiror Class A Ordinary Shares or terminate the listing of Acquiror Class A Ordinary Shares on Nasdaq. None of Acquiror nor any of its Affiliates or Representatives has taken any action to terminate the registration of the Acquiror Class A Ordinary Shares under the Exchange Act except as contemplated by this Agreement or any other Transaction Document.

Section 5.18. Proxy/Registration Statement. Except as set forth on Section 5.18 of the Acquiror Disclosure Letter, the information supplied by Acquiror in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is filed in accordance with Rule 424(b) of the Securities Act and/or pursuant to Section 14A of the Exchange Act or declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the Acquiror Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the Acquiror Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Acquiror makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Company, its Subsidiaries or their respective Representatives on their respective behalf.

Section 5.19. No Outside Reliance. Notwithstanding anything contained in this Article V or any other provision hereof, each of Acquiror and any of its respective directors, managers, officers, employees, equityholders, partners, members or Representatives, acknowledge and agree that Acquiror has made its own investigation of the Company and that neither the Company nor any of its Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied (other than those expressly given by the Company in Article IV), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Acquiror or its Representatives) or reviewed by Acquiror pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to Acquiror or any of its Affiliates or Representatives are not and will be deemed not to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in this Agreement. Except as otherwise expressly set forth in this Agreement, Acquiror understands and agrees that any assets, properties and business of the Company and its Subsidiaries are furnished “as is,” “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV, with all faults and without any other representation or warranty of any nature whatsoever.

Section 5.20. Fairness Opinion. The Special Committee has received the opinion of Houlihan Capital, LLC, to the effect that, as of the date of such opinion and subject to the assumptions, limitations, qualifications, exceptions and other conditions contained therein, the Business Combination contemplated by this Agreement is fair to Acquiror and the unaffiliated shareholders of Acquiror from a financial point of view, as of the date of such opinion.

Section 5.21. No Additional Representation or Warranties. Except as expressly provided in this Article V, none of Acquiror, any of its Affiliates, or any of their respective directors, managers, officers, employees, shareholders, partners, members or Representatives has made, or is making, any representation or warranty whatsoever to the Company or its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Company or its Affiliates. Without limiting the foregoing, Acquiror acknowledges that the Acquiror and its advisors have made their own investigation of the Company and, except as expressly provided in Article IV, are not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company and its Subsidiaries, the prospects (financial or otherwise) or the viability or likelihood of success of the business of the Company and its Subsidiaries as conducted after the Acquisition Closing, whether contained in any materials provided by the Company, its Subsidiaries or any of their respective Affiliates or any of their respective directors, officers, employees, shareholders, partners, members or Representatives or otherwise.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE ACQUISITION ENTITIES

Each Acquisition Entity represents and warrants to the Company and Acquiror, on behalf of itself only, as of the date hereof, as follows (except in the case of Section 6.9 and Section 6.10, which representations and warranties are made solely by PubCo):

Section 6.1. Company Organization. Such Acquisition Entity has been duly formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization, and has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The copies of such Acquisition Entity’s Governing Documents, as amended to the date of this Agreement, previously delivered by such Acquisition Entity to the Company and Acquiror, are true, correct and complete. Such Acquisition Entity is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on such Acquisition Entity.

Section 6.2. Due Authorization. Such Acquisition Entity has all requisite corporate power and authority to (a) execute and deliver this Agreement and the documents contemplated hereby, and (b) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the other documents to which such Acquisition Entity is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been (i) duly and validly authorized and approved by the board of directors of such Acquisition Entity and (ii) determined by the board of directors of such Acquisition Entity as advisable to such Acquisition Entity and such Acquisition Entity’s shareholders and recommended for approval by such Acquisition Entity’s shareholders. No other company proceeding on the part of such Acquisition Entity is necessary to authorize this Agreement and the other documents to which such Acquisition Entity is a party contemplated hereby. This Agreement has been, and at or prior to the Initial Closing, the other documents to which such Acquisition Entity is a party contemplated hereby will be, duly and validly executed and delivered by such Acquisition Entity, and this Agreement constitutes, and at or prior to the Initial Closing, the other documents to which such Acquisition Entity is a party contemplated hereby will constitute, a legal, valid and binding obligation of such Acquisition Entity, enforceable against such Acquisition Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws (currently in effect or enacted following the date hereof) affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 6.3. No Conflict. The execution and delivery by such Acquisition Entity of this Agreement and the other documents to which such Acquisition Entity is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of such Acquisition Entity, (b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to such Acquisition Entity, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which such Acquisition Entity is a party or by which such Acquisition Entity may be bound, or terminate or result in the termination of any such Contract or (d) result in the creation of any Lien upon any of the properties or assets of such Acquisition Entity, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the ability of such Acquisition Entity to enter into and perform its obligations under this Agreement.

Section 6.4. Litigation and Proceedings. As of the date hereof (a) there are no pending or, to the knowledge of such Acquisition Entity, threatened Legal Proceedings against such Acquisition Entity, its properties or assets; and (b) there is no outstanding Governmental Order specifically directed at and imposed upon such Acquisition Entity, nor are any properties or assets of such Acquisition Entity or its business bound or subject to any Governmental Order, except, in each case, as would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of such Acquisition Entity to enter into and perform its obligations under this Agreement; or (ii) be material to the business of such Acquisition Entity.

Section 6.5. Governmental Authorities; Consents. Assuming the truth and completeness of the respective representations and warranties of the Company and Acquiror contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority or other Person is required on the part of such Acquisition Entity with respect to such Acquisition Entity’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except (a) for the MAS de-SPAC Condition and the MAS Warrant Condition, (b) for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of such Acquisition Entity to enter into and perform its obligations under this Agreement, or (ii) be or reasonably be expected to be material to the business of the Acquisition Entities (taken as a whole) and (c) the filing of the Proxy/Registration Statement with the SEC, the registration of the Plan of Initial Merger, the Plan of Acquisition Merger and related documentation with the Cayman Registrar and publication of notification of the Mergers in the Cayman Islands Government Gazette, in each case in accordance with the Cayman Companies Act.

Section 6.6. Capitalization of Acquisition Entities.

(a) As of the date of this Agreement, the authorized share capital of (i) PubCo consists of 500,000,000 ordinary shares, par value US$0.0001 per share, of which two such shares (such shares, as the same may be consolidated, subdivided or reclassified after the date of this Agreement, the “PubCo Subscriber Shares”) are issued and outstanding as of the date of this Agreement, (ii) Merger Sub 1 consists of 5,000,000 ordinary shares, par value US$0.01 per share, of which one share (the “Merger Sub 1 Share”) is issued and outstanding as of the date of this Agreement, and (iii) Merger Sub 2 consists of 5,000,000 ordinary shares, par value US$0.01 per share, of which one share (the “Merger Sub 2 Share”) is issued and outstanding as of the date of this Agreement. The foregoing represents all of the issued and outstanding Equity Securities of each of PubCo, Merger Sub 1 and Merger Sub 2, respectively, as of the date of this Agreement. All of the issued and outstanding Equity Securities of the respective Acquisition Entities (1) have been duly authorized and validly issued and allotted and are fully paid; (2) have been offered, sold, transferred and issued in compliance with applicable Law, including the Cayman Companies Act and federal and state securities Laws, and all requirements set forth in (A) the Governing Documents of the respective Acquisition Entities and (B) any other applicable Contracts governing the issuance or allotment of such securities to which the relevant Acquisition Entity is a party or otherwise bound; (3) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of the respective Acquisition Entities or any Contract to which the relevant Acquisition Entity is a party or otherwise bound; and (4) were issued free and clear of any Liens (other than each Acquisition Entity’s own Lien with respect to the issued shares in its capital as provided for in the Governing Documents of the relevant Acquisition Entity). All filings and returns required by applicable Law to be delivered or made by the relevant Acquisition Entity to the relevant authorities in the Cayman Islands or any other jurisdiction in respect of all issuances and transfers of Equity Securities of such relevant Acquisition Entity has been duly and correctly delivered or made on a timely basis.

(b) Except as set forth in this Section 6.6 or as contemplated by this Agreement or the other documents to which such Acquisition Entity is a party contemplated hereby, such Acquisition Entity has not granted any outstanding options, warrants, rights or other securities convertible, exercisable or exchangeable for any shares of such Acquisition Entity, or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, for the repurchase or redemption of any shares of such Acquisition Entity or the value of which is determined by reference to the shares of such Acquisition Entity, and there are no Contracts of any kind which may obligate such Acquisition Entity to issue, purchase, redeem or otherwise acquire any shares of such Acquisition Entity.

(c) Such Acquisition Entity has no Subsidiaries (other than Merger Sub 1 and Merger Sub 2 being wholly-owned Subsidiaries of PubCo), and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. Such Acquisition Entity is not party to any Contract that obligates such Acquisition Entity to invest money in, loan money to or make any capital contribution to any other Person.

Section 6.7. Brokers’ Fees. Except for fees described on Section 4.31 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by such Acquisition Entity.

Section 6.8. Business Activities. Since formation, such Acquisition Entity has not conducted any business activities other than those directed toward the consummation of the Transactions. Except as set forth in such Acquisition Entity’s Governing Documents or as otherwise contemplated by this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, there is no agreement, commitment, or Governmental Order binding upon such Acquisition Entity or to which such Acquisition Entity is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of such Acquisition Entity or any acquisition of property by such Acquisition Entity or the conduct of business by such Acquisition Entity as currently conducted or as contemplated to be conducted as of the Acquisition Closing, other than such effects, individually or in the aggregate, which have not been and would not reasonably be expected to be material to such Acquisition Entity.

Section 6.9. Consideration Shares. The Initial Merger Consideration and Acquisition Merger Consideration, when issued in accordance with the terms hereof, shall be duly authorized and validly issued and allotted, fully paid and non-assessable and issued or allotted in compliance with all applicable Law, including state and federal securities Laws, and not subject to, and not issued in violation of, any Lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, PubCo’s Governing Documents, or any Contract to which PubCo is a party or otherwise bound.

Section 6.10. Foreign Private Issuer and Emerging Growth Company. PubCo is and shall be at all times commencing from the date thirty (30) days prior to the first filing of the Proxy/Registration Statement with the SEC through the Acquisition Closing, (a) a foreign private issuer as defined in Rule 405 under the Securities Act and (b) an “emerging growth company” as that term is defined in the JOBS Act.

Section 6.11. Intended Tax Treatment. Such Acquisition Entity has not taken any action or agreed to take any action, nor to the knowledge of such Acquisition Entity are there any facts or circumstances, that could reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 6.12. No Outside Reliance. Notwithstanding anything contained in this Article VI or any other provision hereof, such Acquisition Entity and any of its respective directors, managers, officers, employees, equityholders, partners, members or Representatives, acknowledge and agree that such Acquisition Entity has made its own investigation of Acquiror and the Company and that neither Acquiror, the Company nor any of their respective Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied (other than those expressly given by the Company in Article IV and Acquiror in Article V), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or Acquiror. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be provided by the Company or Acquiror, as well as any information, documents or other materials or management presentations that have been or shall hereafter be provided to any Acquisition Entity, its Subsidiaries or any of its Affiliates or Representatives are not and will be deemed not to be representations or warranties of the Company or Acquiror, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in this Agreement. Except as otherwise expressly set forth in this Agreement, such Acquisition Entity understands and agrees that any assets, properties and business of the Company or Acquiror are furnished “as is,” “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV and Article V, with all faults and without any other representation or warranty of any nature whatsoever.

ARTICLE VII

COVENANTS OF THE COMPANY & THE ACQUISITION ENTITIES

Section 7.1. Conduct of Business. From the date of this Agreement through the earlier of the Acquisition Closing or valid termination of this Agreement pursuant to Article XI (the “Interim Period”), each of PubCo, Merger Sub 1, Merger Sub 2 and the Company shall, and the Company shall cause its Subsidiaries to, except (i) as otherwise explicitly contemplated by this Agreement or the other Transaction Documents, (ii) as required by Law or (iii) as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), (A) use reasonable best efforts to operate its business in the ordinary course consistent with past practice; and (B) comply with its Governing Documents, except solely in the case of any Subsidiary of the Company, where non-compliance by such Subsidiary would not be material to the Transactions or to the business of the Company and its Subsidiaries taken as a whole. Without limiting the generality of the foregoing, except as set forth on Section 7.1 of the Company Disclosure Letter or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), PubCo, Merger Sub 1, Merger Sub 2 and the Company shall not, and the Company shall cause its Subsidiaries not to, except as otherwise contemplated by this Agreement or the other Transaction Documents or required by Law:

(a) (i) change or amend its Governing Documents or the Governing Documents of any of the Company’s Subsidiaries, except in the case of any of the Company’s Subsidiaries only, for any such amendment which is not material to the Transactions or to the business of the Company and its Subsidiaries, taken as a whole; or (ii) form or cause to be formed any new Subsidiary of PubCo, Merger Sub 1 or Merger Sub 2;

(b) make or declare any dividend or distribution to its shareholders or make any other distributions in respect of any of its Equity Securities (other than dividends by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company);

(c) (i) split, combine, reclassify, recapitalize or otherwise amend any terms of any shares or series of its or any of its Subsidiaries’ Equity Securities, except for any such transaction by a wholly-owned Subsidiary of the Company for its own Equity Securities where such Subsidiary remains a wholly-owned Subsidiary of the Company after consummation of such transaction; or (ii) amend any term or alter any rights of any of its outstanding Equity Securities;

(d) purchase, repurchase, redeem or otherwise acquire any of its issued and outstanding share capital or outstanding Equity Securities or Equity Securities of its Subsidiaries, except for (i) transactions solely among the Company, any wholly-owned Subsidiary of the Company or among wholly-owned Subsidiaries of the Company in any such case for Equity Securities of a wholly-owned Subsidiary of the Company and (ii) the acquisition by the Company or any of its Subsidiaries of any shares or Equity Securities of the Company or its Subsidiaries in connection with the forfeiture or cancellation of such interests in accordance with the terms of the Company Incentive Plan as in effect on the date hereof;

(e) enter into, modify in any material respect or terminate (other than expiration in accordance with its terms) any Contract of a type required to be listed on Section 4.12(a) of the Company Disclosure Letter, or any Real Property Lease, in each case, other than in the ordinary course of business consistent with past practice or as required by Law;

(f) sell, assign, transfer, convey, lease, exclusively license or otherwise dispose of any of its material tangible assets or properties, except for (i) dispositions of obsolete or worthless equipment or other tangible assets or properties, (ii) transactions solely among the Company and its wholly-owned Subsidiaries or among its wholly-owned Subsidiaries, and (iii) transactions in the ordinary course of business consistent with past practice;

(g) except as otherwise required by Law, existing Company Benefit Plans or the Contracts listed on Section 4.12(a) or Section 4.13(f) of the Company Disclosure Letter, (i) increase or grant any equity or equity based awards (except as permitted by Section 7.1(n)) or other severance, retention, change in control or termination or similar pay, (ii) hire or terminate (other than for cause or due to death or disability) any employee or consultant of the Company or any Subsidiary of the Company other than any employee or consultant with an annual base salary that does not exceed $250,000, (iii) terminate, adopt, enter into or materially amend any Company Benefit Plan, except for entering into, terminating or taking any other action with respect to any employment or engagement arrangements, to the extent not otherwise prohibited under any other sub-section of this Section 7.1(g), (iv) materially increase the cash compensation or bonus opportunity of any employee, officer, director or individual independent contractor, except in the ordinary course of business consistent with past practice, (v) establish any trust or take any other action to secure the payment of any compensation payable by the Company or any of the Company’s Subsidiaries or (vi) take any action to amend or waive any performance or vesting criteria or to accelerate the time of payment or vesting of any compensation or benefit payable or provided by the Company or any of the Company’s Subsidiaries, except in the ordinary course of business consistent with past practice;

(h) (i) acquire (whether by merger, consolidation, amalgamation, scheme or similar transaction, purchase of securities of or otherwise) any corporation, partnership, association, joint venture or other business organization or division thereof; or (ii) make any acquisition of, or investment in, a business, by purchase of stock, securities or assets, contributions to capital, or loans or advances, in any such case with a value or purchase price in excess of $200,000 individually or $500,000 in the aggregate, other than the ordinary course funding and cash management by the Company or its Subsidiaries of the Company’s Subsidiaries;

(i) in the case of PubCo, Merger Sub 1 and Merger Sub 2 only, acquire (whether by merger, consolidation, amalgamation, scheme or similar transaction, purchase of securities of, making any investment in or otherwise) any corporation, partnership, association, joint venture or other business organization or division thereof; or (ii) make any acquisition of, or investment in, a business, by purchase of stock, securities or assets, contributions to capital, or loans or advances;

(j) issue or sell any debt securities or options, warrants or other rights to acquire any debt securities of PubCo, Merger Sub 1, Merger Sub 2 or the Company or any Subsidiary of the Company or otherwise incur, assume or guarantee or otherwise become liable for any Indebtedness, other than (i) in the case of the Company and its Subsidiaries only, in a principal amount not exceeding $100,000 in aggregate or (ii) borrowings under credit agreements disclosed in Section 7.1(j) of the Company Disclosure Letter, in the form and within the limits that exist on the date hereof;

(k) (i) make or change any material election in respect of Taxes, (ii) amend, modify or otherwise change any filed material Tax Return, (iii) adopt or request permission of any taxing authority to change any accounting method in respect of material Taxes, (iv) enter into any closing agreement or other binding written agreement in respect of material Taxes or enter into any Tax sharing or similar agreement, (v) settle any claim or assessment in respect of material Taxes, (vi) surrender or allow to expire any right to claim a refund of material Taxes or (vii) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes or in respect to any Tax attribute that would give rise to any claim or assessment of Taxes;

(l) except as contemplated by this Agreement, the Transaction Documents, and the Transactions, take any action, or knowingly fail to take any action, where such action or failure to act would reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

(m) discharge any secured or unsecured obligation or liability (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate exceeds $150,000, except as such obligations become due or in the ordinary course of business consistent with past practice;

(n) other than pursuant to any Permitted Equity Subscription Agreement, issue, sell, grant, pledge, transfer or otherwise dispose of (i) any of its Equity Securities, (ii) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitment obligations to issue, deliver or sell any Equity Securities of the Company, any Subsidiary of the Company, PubCo, Merger Sub 1 or Merger Sub 2, or (iii) amend, waive or modify any terms or rights of or attaching to any Equity Securities of any of them, in each case of the foregoing (i), (ii) and (iii), other than (w) awards granted under the Company Incentive Plan, provided that the number of awards so granted shall not exceed 18,137,267 Company Shares, (x) Company Shares upon the exercise of Company Options, (y) Ordinary Shares upon conversion of the applicable Company Shares outstanding as of the date hereof in accordance with the Company Charter as of the date hereof and (z) issuance of Equity Securities by a Subsidiary of the Company (1) to the Company or a wholly-owned Subsidiary of the Company or (2) on a pro rata basis to all shareholders of such Subsidiary;

(o) adopt a plan of, or otherwise enter into or effect a, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization or winding up of PubCo, Merger Sub 1, Merger Sub 2 or the Company or any of the Company’s Subsidiaries, other than liquidation or dissolution of any dormant Subsidiary of the Company;

(p) waive, release, settle, compromise or otherwise resolve any Legal Proceedings, except in the ordinary course of business or where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $100,000 in the aggregate;

(q) assign or grant to, or agree to assign or grant to, any Person rights to any Intellectual Property or software that is material to the Company and its Subsidiaries taken as a whole, or dispose of, abandon or permit to lapse any rights to any Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, except for (i) the expiration of Company Registered Intellectual Property in accordance with the applicable statutory term (or in the case of domain names, applicable registration period) and (ii) non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

(r) disclose or agree to disclose to any Person (other than Acquiror or any of its Representatives) any trade secret of the Company or any of its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice and pursuant to obligations to maintain the confidentiality thereof;

(s) make or commit to make capital expenditures other than in an amount not in excess of the amount set forth on Section 7.1(s) of the Company Disclosure Letter, in the aggregate;

(t) manage the Company’s and its Subsidiaries’ working capital (including paying amounts payable in a timely manner when due and payable) in a manner other than in the ordinary course of business consistent with past practice;

(u) other than as required by applicable Law, enter into or extend any collective bargaining agreement or similar labor agreement between the Company or any of the Company’s Subsidiaries, on one hand, and any labor union or other labor organization representing employees of the Company or any of the Company’s Subsidiaries, on the other hand, or recognize or certify any labor union or labor organization as the bargaining representative for any employees of the Company or its Subsidiaries;

(v) terminate without replacement, abrogate, suspend, or fail to use reasonable efforts to maintain any License material to the conduct of the business of the Company and its Subsidiaries, taken as a whole;

(w) expressly waive the written restrictive covenant obligations of any current or former employee of the Company or any of the Company’s Subsidiaries;

(x) (i) limit its right or the right of any of its Subsidiaries to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person or (ii) grant any exclusive or similar rights to any Person, in each case, except where such limitation or grant does not, and would not be reasonably likely to, individually or in the aggregate, adversely affect, or disrupt, in any material respect, the ordinary course operation of the businesses of the Company and its Subsidiaries, taken as a whole;

(y) terminate without replacement or amend in a manner adverse, in any material respect, to the Company and its Subsidiaries, taken as a whole, any insurance policy insuring any risks of the business of the Company or any of the Company’s Subsidiaries;

(z) make any material change in its accounting principles or methods unless required by IFRS or applicable Law or, to the extent applicable to the Company or a Subsidiary, applicable local accounting standards;

(aa) other than (i) expressly required by any Transaction Document or (ii) those employment agreements, indemnification agreements, Contracts covered by any Company Benefit Plan, confidentiality agreements, non-competition agreements or any other agreement of similar nature in each case entered into on arm’s length terms in the ordinary course consistent with past practice with employees (other than Executive-level Employees), enter into, renew or amend in any material respect or terminate, any Contract with a Company Related Party;

(bb) in the case of the Acquisition Entities only, conduct any business activities other than those solely related to the consummation of the Transactions;

(cc) in the case of the Acquisition Entities only, incur, guarantee or otherwise become liable for any Indebtedness; or

(dd) enter into any agreement to do any action prohibited under this Section 7.1.

Section 7.2. Inspection. Subject to confidentiality obligations that may be applicable to information furnished to the Company or any of the Company’s Subsidiaries by third parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information that is subject to attorney-client privilege (provided that, to the extent possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege or compliance with such confidentiality obligations), and to the extent permitted by applicable Law, each of PubCo, Merger Sub 1, Merger Sub 2 and the Company shall, and the Company shall cause its Subsidiaries to, afford to Acquiror and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not materially interfere with the ordinary course of business of the Company and its Subsidiaries taken as a whole, to all of their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of PubCo, Merger Sub 1, Merger Sub 2 and the Company and the Company’s Subsidiaries, and shall furnish such Representatives with all financial and operating data and other information that are in the possession or control of the Company or any of its Subsidiaries or PubCo, Merger Sub 1 or Merger Sub 2 concerning the affairs of PubCo, Merger Sub 1, Merger Sub 2 or the Company or any of the Company’s Subsidiaries as such Representatives may reasonably request for the purposes of and in connection with the Transactions or any Transaction Documents, including information and such other materials and resources relating to any Legal Proceeding initiated, pending or threatened during the Interim Period, or to the compliance and risk management operations and activities of PubCo, Merger Sub 1, Merger Sub 2 and the Company and the Company’s Subsidiaries during the Interim Period. All information obtained by Acquiror or its respective Representatives pursuant to this Section 7.2 shall be subject to the Confidentiality Agreement.

Section 7.3. Preparation and Delivery of Additional Company Financial Statements.

(a) As soon as reasonably practicable following the date hereof, but in any event no later than 15 Business Days after the date of this Agreement, the Company shall deliver to Acquiror and PubCo pro forma consolidated financial statements in respect of the Company and its Subsidiaries and the Acquiror as of and for the year ended December 31, 2022, which comply in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant (the “2022 Pro Forma Financial Statements”).

(b) If the Acquisition Effective Time has not occurred prior to August 31, 2023, then on or prior to September 1, 2023, the Company shall deliver to Acquiror and PubCo (i) unaudited consolidated statements of financial position and unaudited consolidated statements of comprehensive income, cash flow and shareholders’ equity of the Company and its Subsidiaries as of and for the six-month periods ending June 30, 2023 and June 30, 2022 which comply in all material respects with the applicable accounting requirements (including the standard of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant (the “H1 Financial Statements”); and (ii) pro forma consolidated financial statements in respect of the Company and its Subsidiaries and the Acquiror using the Acquiror’s unaudited statement of operations, cash flow and shareholders’ equity as of and for the six-month period ending June 30, 2023, which comply in all material respects with the applicable accounting requirements (including the standard of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant (the “H1 Pro Forma Financial Statements” and together with the 2022 Pro Forma Financial Statements, the “Pro Forma Financial Statements”).

(c) Each of the Company, PubCo, Merger Sub 1 and Merger Sub 2 shall each use its reasonable best efforts to (i) assist Acquiror, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Company and its Subsidiaries, in preparing in a timely manner other financial information or statements (including customary pro forma financial statements) that are required to be included in the Proxy/Registration Statement and any other filings to be made by PubCo, Acquiror or the Company with the SEC in connection with the Transactions, and (ii) to obtain the consent of its auditors with respect thereto as may be required by applicable Law or requested by the SEC in connection therewith.

Section 7.4. Related Party Agreements. Prior to the Acquisition Effective Time, all Related Party Agreements set forth on Section 7.4 of the Company Disclosure Letter shall be terminated or settled at or prior to the Acquisition Closing without further liability to Acquiror, PubCo, Merger Sub 1, Merger Sub 2, the Company or any of the Company’s Subsidiaries, in each case, except as otherwise set forth on Section 7.4 of the Company Disclosure Letter.

Section 7.5. Alternative Proposals. From the date hereof until the Acquisition Closing Date or, if earlier, the termination of this Agreement in accordance with Article XI, PubCo, Merger Sub 1, Merger Sub 2 and the Company shall not (and the Company shall cause its Subsidiaries not to), and none of them shall permit any of their respective Representatives to, (a) solicit, initiate, facilitate or encourage any inquiries, proposals, indications of interest or offers that constitute, or that would reasonably be expected to constitute or lead to, an Alternative Proposal, (b) engage in, continue or otherwise participate in any discussions or negotiations with any third-party regarding an Alternative Proposal, or furnish to any third-party non-public information or provide to any third-party access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries, in each case for the purpose of encouraging or facilitating an Alternative Proposal, (c) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement with respect to an Alternative Proposal, or (d) grant any waiver, amendment or release under any confidentiality agreement or otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make, an Alternative Proposal. From and after the date hereof, the Company shall, and shall direct its Subsidiaries and controlled Affiliates and its and their respective officers, directors and Representatives to, immediately cease and terminate all discussions and negotiations with any Persons (other than Acquiror, Sponsor and their Representatives) with respect to an Alternative Proposal.

Section 7.6. Exchange Listing. From the date of this Agreement through the earlier of Acquisition Closing and termination of this Agreement, PubCo shall apply for, and shall use reasonable best efforts to cause, and the Company shall provide all reasonable assistance reasonably required by PubCo in order for PubCo to cause, the PubCo Shares to be issued in connection with the Transactions to be approved for listing on Nasdaq and accepted for clearance by the DTC, subject to official notice of issuance, prior to the Acquisition Closing Date.

Section 7.7. Notice of Developments. From and after the date of this Agreement until the earlier of the Acquisition Closing or the termination of this Agreement in accordance with its terms, each of PubCo, Merger Sub 1, Merger Sub 2 and the Company shall promptly (and in any event prior to the Initial Closing) notify Acquiror in writing, upon PubCo, Merger Sub 1, Merger Sub 2 or the Company or any of the Company’s Subsidiaries, as applicable, becoming aware (awareness being determined with reference to the knowledge of the Company) of: (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or is reasonably likely to cause any condition to the obligations of any party to effect the Transactions not to be satisfied, (b) any breach of a representation or warranty given by the Company in Article IV or by any Acquisition Entity in Article VI or (c) any notice or other communication from any Governmental Authority which is reasonably likely, individually or in the aggregate, to have an adverse effect in any material respect on the ability of the parties hereto (other than the Acquiror) to consummate the Transactions or to materially delay the timing thereof. The delivery of any notice pursuant to this Section 7.7 shall not cure any breach of any representation or warranty requiring disclosure of such matter or any breach of any covenant, condition or agreement contained in this Agreement or any other Transaction Document or otherwise limit or affect the rights of, or the remedies available to, Acquiror.

Section 7.8. No Trading. Each of the Company, PubCo, Merger Sub 1 and Merger Sub 2 acknowledges and agrees that it is aware, and that its Affiliates have been made aware of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise and other applicable foreign and domestic Laws on a Person possessing material non-public information about a publicly traded company. Each of the Company, PubCo, Merger Sub 1 and Merger Sub 2 hereby agrees that it shall not and shall cause its Subsidiaries not to purchase or sell any securities of Acquiror in violation of such Laws, or cause or encourage any Person to do the foregoing.

Section 7.9. Shareholder Litigation. Without limiting Section 7.1 above: (a) in the event that any litigation related to this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby is brought, or, to the knowledge of the Company, PubCo, Merger Sub 1 or Merger Sub 2, threatened in writing, against the Company or any of its Subsidiaries, PubCo, Merger Sub 1 or Merger Sub 2 or the board of directors of the Company or any of its Subsidiaries, PubCo, Merger Sub 1 or Merger Sub 2 by any Company Shareholders prior to the Acquisition Closing, the Company, PubCo, Merger Sub 1 or Merger Sub 2, as applicable, shall promptly after becoming aware of such litigation notify Acquiror of such litigation and keep Acquiror reasonably informed with respect to the status thereof; and (b) the Company, PubCo, Merger Sub 1 and Merger Sub 2 shall provide Acquiror the opportunity to participate in (at Acquiror’s own cost and expense and subject to a customary joint defense agreement), but not control, the defense of any such litigation, shall consider in good faith Acquiror’s suggestions with respect to such litigation and shall not settle any such litigation without prior written consent of Acquiror, such consent not to be unreasonably withheld, conditioned, delayed or denied.

Section 7.10. PubCo. Each of the Company and Merger Sub 2 acknowledges and agrees that in the event that the Acquisition Effective Time has not occurred within three (3) Business Days following the Initial Merger Effective Time, PubCo and Acquiror may take whatever steps they deem necessary to unwind the transactions steps relating to the Initial Merger previously undertaken and to preserve the listing, existence and corporate structure of Acquiror as closely as possible to Acquiror’s listing, existence and corporate structure immediately prior to the Initial Merger Effective Time, including making any necessary board changes to PubCo so that the directors of PubCo shall be the persons who were directors of Acquiror immediately prior to the Initial Merger Effective Time.

Section 7.11. Employee Matters.

(a) Equity Plan. Prior to the Initial Closing Date, PubCo shall approve and adopt an incentive equity plan (“PubCo Equity Plan”) in a form and substance reasonably satisfactory to Acquiror and containing terms and conditions that are consistent with those set forth on Exhibit J, which shall take effect immediately upon the Acquisition Effective Time.

(b) No Third-Party Beneficiaries. Notwithstanding anything herein to the contrary, each of the parties to this Agreement acknowledges and agrees that all provisions contained in this Section 7.11 are included for the sole benefit of Acquiror, PubCo, Merger Sub 1, Merger Sub 2 and the Company, and that nothing in this Agreement, whether express or implied, (i) shall be construed to establish, amend, or modify any Company Benefit Plan or other employee benefit plan, program, agreement or arrangement, (ii) shall limit the right of PubCo, the Company or their respective Affiliates to amend, terminate or otherwise modify any Company Benefit Plan or other employee benefit plan, agreement or other arrangement following the Acquisition Closing Date, or (iii) shall confer upon any Person (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company or any of its Subsidiaries, or any participant in any Company Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), any right to continued or resumed employment or recall, any right to compensation or benefits, or any third-party beneficiary (other than for any party to this Agreement) or other right of any kind or nature whatsoever.

Section 7.12. Post-Acquisition Closing Directors and Officers of PubCo. Subject to the terms of PubCo’s Governing Documents, PubCo shall take all such action within its power as may be necessary or appropriate such that immediately following the Acquisition Effective Time:

(a) the board of directors of PubCo shall consist of up to nine directors, which shall initially consist of (i) if the Sponsor so elects, one Person as the Sponsor may designate pursuant to a written notice to be delivered to PubCo sufficiently in advance to allow for inclusion of such Person in the Proxy/Registration Statement and (ii) all other Persons as the Company may designate pursuant to a written notice to be delivered to PubCo sufficiently in advance to allow for inclusion of such Persons in the Proxy/Registration Statement; and

(b) the officers of the Company holding such positions as set forth on Section 7.12(b) of the Company Disclosure Letter immediately before the Acquisition Effective Time shall be the officers of PubCo, who shall serve in such capacity in accordance with the terms of PubCo’s Governing Documents following the Acquisition Effective Time, each such director and officer to hold office in accordance with the PubCo’s Governing Documents until they are removed or resign in accordance with the PubCo’s Governing Documents or until their respective successors are duly elected or appointed and qualified.

Section 7.13. Shareholder Proxies. To the extent required for purposes of obtaining the Company Shareholders’ Approval, as soon as practicable following the date of this Agreement, the Company shall use commercially reasonable efforts to solicit from its shareholders (other than any Company Shareholder which is a party to the Company Holders Support Agreement) the agreement of such shareholders (in a form reasonably satisfactory to Acquiror) to vote (whether pursuant to a duly convened meeting of the shareholders of the Company or to approve by way of a written resolution of the shareholders of the Company) in favor of the Company Shareholders’ Approval, and/or to appoint individuals designated by the Company as proxies to vote in favor of the Company Shareholders’ Approval.

Section 7.14. Transaction Documents. Except as otherwise contemplated by this Agreement or the other Transaction Documents, during the Interim Period, none of PubCo, Merger Sub 1, Merger Sub 2 or the Company shall amend any Transaction Document or the Company Charter, or agree to amend any Transaction Document or the Company Charter, unless consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld, or delayed).

ARTICLE VIII

COVENANTS OF ACQUIROR

Section 8.1. Trust Account Proceeds and Related Available Equity. Upon satisfaction or waiver of the conditions set forth in Article X and provision of notice thereof to the Trustee (which notice shall be provided by Acquiror to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Acquisition Closing, PubCo shall cause Merger Sub 1 (as the Surviving Company) to (i) cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (1) pay as and when due all amounts payable to Acquiror Shareholders pursuant to the Acquiror Share Redemptions and pay to the underwriters of the IPO all outstanding deferred underwriting commissions, (2) pay all accrued and unpaid Acquiror Transaction Expenses, as set forth on a written statement to be delivered to PubCo by or on behalf of Acquiror, not less than two (2) Business Days prior to the Acquisition Closing Date, which shall include the respective amounts and wire transfers instructions for the payment thereof, (3) pay all accrued and unpaid Company Transaction Expenses, as set forth on a written statement to be delivered to PubCo by or on behalf of the Company, not less than two (2) Business Days prior to the Acquisition Closing Date, which shall include the respective amounts and wire transfers instructions for the payment thereof, and (4) after the deductions contemplated in (1), (2) and (3), pay all remaining amounts then available in the Trust Account (if any) (the “Remaining Trust Fund Proceeds”) to a bank account designated by the Surviving Company for its immediate use, subject to this Agreement and the Trust Agreement, and (b) thereafter, the Trust Agreement shall terminate, except as otherwise provided therein.

Section 8.2. Nasdaq Listing. From the date of this Agreement through the Initial Merger Effective Time, Acquiror shall use its reasonable best efforts to ensure Acquiror remains listed as a public company on Nasdaq.

Section 8.3. No Solicitation by Acquiror. From the date hereof until the Acquisition Closing Date or, if earlier, the termination of this Agreement in accordance with Article XI, Acquiror shall not, and shall direct the Sponsor and its controlled Affiliates and its and their respective officers, directors and Representatives not to, directly or indirectly (a) solicit, initiate, facilitate or encourage any inquiries, proposals, indications of interest or offers that constitute, or that would reasonably be expected to constitute or lead to, an Acquiror Acquisition Proposal, (b) engage in, continue or otherwise participate in any discussions or negotiations with any third-party regarding an Acquiror Acquisition Proposal, or furnish to any third-party non-public information or provide to any third-party access to the businesses, properties, assets or personnel of Acquiror, in each case for the purpose of encouraging or facilitating an Acquiror Acquisition Proposal, (c) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement with respect to an Acquiror Acquisition Proposal, or (d) grant any waiver, amendment or release under any confidentiality agreement or otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make, an Acquiror Acquisition Proposal. From and after the date hereof, Acquiror shall, and shall direct the Sponsor and its controlled Affiliates and its and their respective officers, directors and Representatives to, immediately cease and terminate all discussions and negotiations with any Persons (other than the Company and its Representatives) with respect to an Acquiror Acquisition Proposal. Notwithstanding the foregoing but subject to Section 12.14, nothing else in this Agreement shall prohibit Acquiror, the Special Committee or the Acquiror Board from making any legally required disclosure, including legally required disclosure of factual information regarding the business, financial condition or results of operations of Acquiror.

Section 8.4. Acquiror Conduct of Business. During the Interim Period, Acquiror shall, except (i) as otherwise explicitly contemplated by this Agreement or the other Transaction Documents, (ii) as required by Law, (iii) as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied) or (iv) as set forth in Section 8.4 of the Acquiror Disclosure Letter, (A) use reasonable best efforts to operate its business in the ordinary course consistent with past practice and (B) comply in all material respects with its Governing Documents. Without limiting the generality of the foregoing, except as set forth in Section 8.4 of the Acquiror Disclosure Letter or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), Acquiror shall not, except as otherwise contemplated by this Agreement or the other Transaction Documents or as required by Law:

(a) seek any approval from the Acquiror Shareholders, to change, modify or amend the Trust Agreement or the Governing Documents of Acquiror, except as contemplated by the Transaction Proposals;

(b) merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or equity in, or by any other manner) any other Person or be acquired by any other Person;

(c) (x) make or declare any dividend or distribution to its shareholders or make any other distributions in respect of any of its Equity Securities, (y) subdivided, consolidate, reclassify or otherwise amend any terms of its Equity Securities, or (z) purchase, repurchase, redeem or otherwise acquire any of its issued and outstanding Equity Securities, other than redemptions of Acquiror Class A Ordinary Shares made as part of the Acquiror Share Redemptions;

(d) (A) make or change any material election in respect of Taxes, (B) amend, modify or otherwise change any filed material Tax Return, (C) adopt or request permission of any Tax authority to change any accounting method in respect of material Taxes, (D) enter into any closing agreement or other binding written agreement in respect of material Taxes or enter into any Tax sharing or similar agreement, (E) settle any claim or assessment in respect of material Taxes, (F) surrender or allow to expire any right to claim a refund of material Taxes, or (G) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes or in respect to any Tax attribute that would give rise to any claim or assessment of Taxes;

(e) except as contemplated by this Agreement, the Transaction Documents, and the Transactions, take any action, or knowingly fail to take any action, where such action or failure to act would reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

(f) other than as expressly required or contemplated by the Sponsor Support Agreement or any other Transaction Document, enter into, renew or amend in any material respect, any Contract with Sponsor or an Affiliate of Acquiror (including (i) any Person in which the Sponsor has a direct or indirect legal or beneficial ownership interest of five percent (5%) or more and (ii) any Person who has a direct or indirect legal or beneficial ownership interest of five percent (5%) or more in the Sponsor), other than any Contract relating to a Working Capital Loan, any Contract related to Acquiror Transaction Expenses, any Contract relating to the non-redemption of Acquiror Shares or any other Contract set out in the Acquiror Disclosure Letter;

(g) incur, guarantee or otherwise become liable for any Indebtedness, other than (i) liabilities incurred in the ordinary course of business and in an amount, individually or in the aggregate, not to exceed $100,000, (ii) any Acquiror Transaction Expenses, (iii) Working Capital Loans and (iv) other Indebtedness as set out in Section 8.4(g) of the Acquiror Disclosure Letter;

(h) (A) issue any Equity Securities or securities exercisable for or convertible into Equity Securities (other than issuances of Acquiror Shares issuable upon, or subject to, the exercise or settlement of the Acquiror Warrants), (B) grant any options, warrants or other equity-based awards with respect to any Equity Securities not outstanding on the date hereof, or (C) other than pursuant to or as contemplated by the Transaction Documents, amend, modify or waive any of the material terms or rights set forth in any Acquiror Warrant or the Acquiror Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein;

(i) make any change in its accounting principles or methods unless required by GAAP;

(j) form any Subsidiary;

(k) liquidate, dissolve, reorganize or otherwise wind-up its business and operations of Acquiror; or

(l) enter into any agreement to do any action prohibited under this Section 8.4.

Section 8.5. Acquiror Public Filings. From the date hereof through the Initial Merger Effective Time, Acquiror will use reasonable efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

Section 8.6. Shareholder Litigation. Without limiting Section 8.4 above, in the event that any litigation related to this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby is brought, or, to the knowledge of Acquiror, threatened in writing, against Acquiror or the board of directors of Acquiror by any Acquiror Shareholders prior to the Acquisition Closing, Acquiror shall promptly after becoming aware of such litigation notify the Company of any such litigation and keep the Company reasonably informed with respect to the status thereof. Acquiror shall provide the Company the opportunity to participate in (at its own cost and subject to a customary joint defense agreement), but not control, the defense of any such litigation, and shall consider in good faith the Company’s suggestions with respect to such litigation and shall not settle any such litigation without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned, delayed or denied.

Section 8.7. Section 16 Matters. Prior to the Initial Closing Date, Acquiror shall take all such steps (to the extent permitted under applicable Law) as are reasonably necessary to cause any acquisition or disposition of PubCo Shares or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transactions by each Person who is or will be or may become subject to Section 16 of the Exchange Act with respect to PubCo, including by virtue of being deemed a director by deputization, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 8.8. Transaction Documents. Except as otherwise contemplated by this Agreement or the other Transaction Documents, during the Interim Period, Acquiror shall not amend any Transaction Document, or agree to amend any Transaction Document, unless consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, or delayed).

ARTICLE IX

JOINT COVENANTS

Section 9.1. Regulatory Approvals; Other Filings.

(a) Each of the Company, PubCo, Acquiror, Merger Sub 1 and Merger Sub 2 shall use its commercially reasonable efforts to cooperate in good faith with any Governmental Authority and use its commercially reasonable efforts to undertake promptly any and all action required to obtain any necessary or advisable regulatory approvals, consents, Actions, nonactions or waivers, and to provide any necessary or advisable regulatory notifications in connection with the Transactions (the “Regulatory Approvals”) as soon as reasonably practicable and any and all action necessary to consummate the Transactions as contemplated hereby. Each of the Company, PubCo, Acquiror, Merger Sub 1 and Merger Sub 2 shall use commercially reasonable efforts to cause the expiration or termination of the waiting, notice or review periods under any applicable Regulatory Approval with respect to the Transactions as promptly as reasonably possible after the execution of this Agreement.

(b) With respect to each of the above filings, and any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Company, PubCo, Merger Sub 1, Merger Sub 2 and Acquiror shall (and, to the extent required, shall cause its controlled Affiliates to) (i) diligently and expeditiously defend and use reasonable best efforts to obtain any necessary clearance, approval, consent, or Governmental Authorization and to provide any necessary or advisable regulatory notifications under Laws prescribed or enforceable by any Governmental Authority for the transactions contemplated by this Agreement and to resolve any objections as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement; and (ii) cooperate in good faith with each other in the defense of such matters. To the extent not prohibited by Law, the Company, PubCo, Merger Sub 1, Merger Sub 2 shall (and the Company shall cause its Subsidiaries to) promptly furnish to Acquiror, and Acquiror shall promptly furnish to the Company, copies of any notices or written communications received by such party or any of its Affiliates from any third party or any Governmental Authority with respect to the transactions contemplated hereby, and each party shall permit counsel to the other parties an opportunity to review in advance, and each party shall consider in good faith the views of such counsel in connection with, any proposed written communications by such party and/or its Affiliates to any Governmental Authority concerning the transactions contemplated hereby; provided that none of the parties shall extend any waiting period or comparable period or enter into any agreement with any Governmental Authority without the written consent of the other parties. To the extent not prohibited by Law, the Company agrees to provide Acquiror and its counsel, and Acquiror agrees to provide the Company and its counsel, the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such party and/or any of its Affiliates, their respective agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby.

(c) Subject to Section 12.6, the Company, on the one hand, and Acquiror, on the other, shall each be responsible for and pay one-half of the cost for the preparation, filing and other related fees in connection with the Regulatory Approvals.

Section 9.2. Preparation of Proxy Statement/Proxy/Registration Statement; Acquiror Shareholders’ Meeting and Approvals; Company Shareholders’ Meeting and Approvals.

(a) Proxy/Registration Statement and Prospectus.

(i) As promptly as reasonably practicable after the execution of this Agreement, the Company, PubCo, Merger Sub 1, Merger Sub 2 and Acquiror shall prepare, and PubCo shall file with the SEC, a registration statement on Form F-4 (as amended or supplemented from time to time, and including a proxy statement and prospectus, the “Proxy/Registration Statement”) among other things, registering the PubCo Class A Ordinary Shares and PubCo Warrants issuable to the Acquiror Shareholders and the Company Shareholders pursuant to this Agreement and relating to the Acquiror Shareholders’ Meeting to approve and adopt: (A) the Initial Merger and the Plan of Initial Merger, (B) this Agreement, the other Transaction Documents and the Business Combination, (C) the adjournment of the Acquiror Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing or any proposal in (D), and (D) any other proposals as the SEC (or staff member thereof) indicates are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto and any other proposals as reasonably agreed in writing by Acquiror and the Company to be necessary or appropriate in connection with the transactions contemplated hereby (such proposals in (A) through (D), collectively, the “Transaction Proposals”).

(ii) Acquiror, PubCo, Merger Sub 1, Merger Sub 2 and the Company shall (and the Company shall cause each of its Subsidiaries to) each use its commercially reasonable efforts to (1) cause the Proxy/Registration Statement when filed with the SEC to comply in all material respects with all Laws applicable thereto and rules and regulations promulgated by the SEC, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy/Registration Statement, (3) cause the Proxy/Registration Statement to be declared effective under the Securities Act as promptly as practicable and (4) keep the Proxy/Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Proxy/Registration Statement, the Company, PubCo, Acquiror, Merger Sub 1 and Merger Sub 2 shall (and the Company shall cause each of its Subsidiaries to) use its commercially reasonable efforts to take all or any action required under any applicable federal or state securities Laws in connection with the issuance of PubCo Shares pursuant to this Agreement. Each of the Company, PubCo, Acquiror, Merger Sub 1 and Merger Sub 2 also agrees to (and shall cause each of its Subsidiaries to) use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the Transactions, and the Company, PubCo, Merger Sub 1 and Merger Sub 2 shall furnish all information concerning the Company and its Subsidiaries, PubCo, Merger Sub 1 and Merger Sub 2 and any of their respective members or shareholders as may be reasonably requested in connection with any such action.

(iii) As promptly as reasonably practicable after finalization and effectiveness of the Proxy/Registration Statement, Acquiror shall use reasonable best efforts to within ten (10) Business Days thereof, mail the Proxy/Registration Statement to the Acquiror Shareholders. Each of Acquiror, PubCo, Merger Sub 1, Merger Sub 2 and the Company shall furnish to the other parties all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy/Registration Statement, or any other statement, filing, notice or application made by or on behalf of Acquiror, PubCo, Merger Sub 1, Merger Sub 2, the Company or their respective Affiliates to any regulatory authority (including Nasdaq) in connection with the Transactions.

(iv) Subject to Section 12.6, the Company, on the one hand, and Acquiror, on the other, shall each be responsible for and pay one-half of the cost for the preparation, filing and mailing of the Proxy/Registration Statement and other related fees.

(v) Any filing of, or amendment or supplement to, the Proxy/Registration Statement will be mutually prepared and agreed upon by Acquiror, PubCo, Merger Sub 1, Merger Sub 2 and the Company. PubCo will advise the Company and Acquiror, promptly after receiving notice thereof, of the time when the Proxy/Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of any PubCo Shares and PubCo Warrants to be issued or issuable in connection with this Agreement (or upon exercise of any PubCo Merger Warrants or PubCo Acquisition Warrants) for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy/Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information and responses thereto, and shall provide the Company or Acquiror (as applicable) a reasonable opportunity to provide comments and amendments to any such filing. Acquiror, PubCo, Merger Sub 1, Merger Sub 2 and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) any response to comments of the SEC or its staff with respect to the Proxy/Registration Statement and any amendment to the Proxy/Registration Statement filed in response thereto.

(vi) Each of Acquiror, PubCo, Merger Sub 1, Merger Sub 2 and the Company shall ensure that none of the information supplied by it or its Subsidiaries or on its behalf for inclusion or incorporation by reference in (A) the Proxy/Registration Statement will, at the time the Proxy/Registration Statement is filed with the SEC, at each time at which it is amended and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Proxy/Registration Statement will, at the date it is first mailed to the Acquiror Shareholders and at the time of the Acquiror Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(vii) If at any time prior to the Acquisition Effective Time the Company, PubCo, Merger Sub 1, Merger Sub 2 or Acquiror becomes aware that any information relating to the Company, PubCo, Merger Sub 1, Merger Sub 2, Acquiror or any of their respective Subsidiaries, Affiliates, directors or officers set forth in the Proxy/Registration Statement is required to be amended, so that the Proxy/Registration Statement would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing and/or correcting such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Acquiror Shareholders and Company Shareholders.

(b) Acquiror Shareholder Approval.

(i) As promptly as reasonably practicable after the Proxy/Registration Statement is declared effective under the Securities Act, Acquiror shall establish a record date for, duly call and give notice of, convene and hold a meeting of the Acquiror Shareholders (including any adjournment or postponement thereof, the “Acquiror Shareholders’ Meeting”) to be held as promptly as reasonably practicable following the date that the Proxy/Registration Statement is declared effective under the Securities Act for the purpose of voting on the Transaction Proposals, obtaining the Acquiror Shareholders’ Approval (including if necessary any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of this Agreement), and providing Acquiror Shareholders with the opportunity to elect to effect an Acquiror Share Redemption and such other matters as may be mutually agreed by Acquiror and the Company.

(ii) Acquiror will use its reasonable best efforts to (A) solicit from its shareholders proxies in favor of the adoption of the Transaction Proposals, including the Acquiror Shareholders’ Approval, and (B) obtain the vote or consent of its shareholders required by and in compliance with all applicable Law, Nasdaq rules and the Acquiror’s Governing Documents. Acquiror (A) shall consult with the Company regarding the record date and the date of the Acquiror Shareholders’ Meeting, and (B) shall not adjourn or postpone the Acquiror Shareholders’ Meeting more than twice (and in that event, for no more than thirty (30) days in the aggregate) without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed); provided that Acquiror shall not be required to adjourn or propose to adjourn the Acquiror Shareholders’ Meeting.

(iii) The Proxy/Registration Statement shall include a statement to the effect that the Acquiror Board has unanimously recommended that the Acquiror Shareholders vote in favor of the Transaction Proposals at the Acquiror Shareholders’ Meeting (such statement, the “Acquiror Board Recommendation”) and neither the Acquiror Board nor any committee thereof (including the Special Committee) shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Acquiror Board Recommendation.

(c) Company Shareholders’ Approval.

(i) As promptly as reasonably practicable after the Proxy/Registration Statement is declared effective under the Securities Act, the Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Shareholders (including any adjournment thereof, the “Company Shareholders’ Meeting”) to be held as promptly as reasonably practicable following the date that the Proxy/Registration Statement is declared effective under the Securities Act for the purpose of obtaining the Company Shareholders’ Approval (including any adjournment of such meeting for the purpose of soliciting additional proxies in favor of this Agreement) and such other matter as may be mutually agreed by Acquiror and the Company. The Company will use its reasonable best efforts to (A) solicit from its shareholders proxies in favor of the Company Shareholders’ Approval and will take such other action as is reasonably necessary or advisable to obtain such proxies and the Company Shareholders’ Approval and (B) obtain the vote or consent of its shareholders required by and in compliance with all applicable Law and the Company’s Governing Documents (including if necessary any adjournment or postponement of such meeting for the purpose of establishing a quorum). The Company (y) shall set the date of the Company Shareholders’ Meeting not more than fifteen (15) days after the Proxy/Registration Statement is declared effective or such other date as may be agreed by Acquiror and the Company in writing, acting reasonably, and (z) shall not adjourn the Company Shareholders’ Meeting for more than three (3) Business Days in aggregate (and in any event to a date not less than 48 hours before the scheduled Acquiror Shareholders’ Meeting) without the prior written consent of Acquiror (which consent shall not be unreasonably withheld, conditioned or delayed).

(ii) The Company shall send the Proxy/Registration Statement and the meeting materials to the Company Shareholders which shall seek the Company Shareholders’ Approval and shall include together with all such meeting materials it sends to the Company Shareholders in connection with the Company Shareholders’ Meeting a statement to the effect that the Company Board has unanimously recommended that the Company Shareholders vote in favor of the Company Shareholders’ Approval (such statement, the “Company Board Recommendation”) and neither the Company Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Company Board Recommendation.

Section 9.3. Support of Transaction. Without limiting any covenant contained in Article VII or Article VIII, Acquiror, PubCo, Merger Sub 1, Merger Sub 2 and the Company shall each, and each shall cause its Subsidiaries to, (a) use reasonable best efforts to obtain all material consents and approvals of third parties that any of Acquiror, PubCo, Merger Sub 1, Merger Sub 2 or the Company or their respective Affiliates are required to obtain in order to consummate the Mergers, and (b) take such other action as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of Article X or otherwise to comply with this Agreement and to consummate the transactions contemplated hereby as soon as practicable; provided that the Company and Acquiror shall not be required to act or omit to take any action that would constitute a breach of Section 7.1 or Section 8.4, respectively.

Section 9.4. Tax Matters. All transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) incurred in connection with this Agreement shall be paid for by the Company pursuant to Section 12.6.

Section 9.5. Cooperation; Consultation. Prior to the Acquisition Closing, each of the Company, PubCo, Merger Sub 1, Merger Sub 2 and Acquiror shall, and each of them shall cause its respective Subsidiaries (as applicable) and its and their respective Representatives to reasonably cooperate in a timely manner in connection with any financing arrangement the parties mutually agree to seek in connection with the transactions contemplated by this Agreement (it being understood and agreed that the consummation of any such financing by the Company, PubCo, Merger Sub 1, Merger Sub 2 or Acquiror shall be subject to the parties’ mutual agreement), including (if mutually agreed by the parties) (a) by providing such information and assistance as the other party may reasonably request, (b) granting such access to the other party and its Representatives as may be reasonably necessary for their due diligence, and (c) participating in a reasonable number of meetings, presentations, road shows, drafting sessions and due diligence sessions with respect to such financing efforts (including direct contact between senior management and other Representatives of the Company and its Subsidiaries at reasonable times and locations). All such cooperation, assistance and access shall be granted during normal business hours and shall be granted under conditions that shall not unreasonably interfere with the business and operations of the Company, Acquiror, or their respective auditors.

Section 9.6. Indemnification and Insurance.

(a) From and after the Acquisition Effective Time, each of the Surviving Company and the Surviving Subsidiary agrees that it shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless each present and former director and officer of the (x) Company and each of its Subsidiaries (in each case, solely to the extent acting in their capacity as such and to the extent such activities are related to the business of the Company being acquired under this Agreement) (the “Company Indemnified Parties”) and (y) Acquiror and each of its Subsidiaries (the “Acquiror Indemnified Parties” together with the Company Indemnified Parties, the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Acquisition Effective Time, whether asserted or claimed prior to, at or after the Acquisition Effective Time, to the fullest extent that the Company, Acquiror or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and each of their respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other organizational documents in effect on the date of this Agreement to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, the Surviving Company and the Surviving Subsidiary shall, and shall cause their Subsidiaries to (i) maintain for a period of not less than six (6) years from the Acquisition Effective Time provisions in its Governing Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Company’s, Acquiror’s and their Subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the Governing Documents of the Company, Acquiror or their respective Subsidiaries, as applicable, in each case, as of the date of this Agreement, and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b) For a period of six (6) years from the Acquisition Effective Time, the Surviving Company shall, and PubCo shall cause the Surviving Company to, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Acquiror’s, the Company’s or their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to the Company, Acquiror or their respective Representatives, as applicable) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall the Surviving Company be required to pay an annual premium for such insurance in excess of three hundred percent (300%) of the aggregate annual premium payable by Acquiror or the Company, as applicable, for such insurance policy for the year ended December 31, 2022; provided that (i) the Surviving Company may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6) year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Acquisition Effective Time and (ii) if any claim is asserted or made within such six (6) year period, any insurance required to be maintained under this Section 9.6 shall be continued in respect of such claim until the final disposition thereof.

(c) Notwithstanding anything contained in this Agreement to the contrary, (i) this Section 9.6 shall survive the Acquisition Closing indefinitely and shall be binding, jointly and severally, on PubCo, the Surviving Company and the Surviving Subsidiary and all of their respective successors and assigns; and (ii) in the event that PubCo, the Surviving Company or the Surviving Subsidiary or any of their successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, each of PubCo, the Surviving Company and the Surviving Subsidiary shall ensure that proper provision shall be made so that the successors and assigns of PubCo, the Surviving Company and the Surviving Subsidiary, as applicable, shall succeed to the obligations set forth in this Section 9.6.

(d) On the Acquisition Closing Date, PubCo shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Acquiror with the post-Acquisition Closing directors and officers of PubCo, which indemnification agreements shall continue to be effective following the Acquisition Closing.

(e) The provisions of this Section 9.6: (i) are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or who has been at any time prior to the date of this Agreement or who becomes prior to the Acquisition Closing, a D&O Indemnified Party, his or her heirs and his or her personal representatives, (ii) shall be binding on PubCo, the Surviving Company and the Surviving Subsidiary and their respective successors and assigns, (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have, whether pursuant to Law, Contract, Governing Documents, or otherwise and (iv) shall survive the consummation of the Acquisition Closing and shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the prior written consent of such D&O Indemnified Party.

Section 9.7. Permitted Equity Financing. During the Interim Period, Acquiror and PubCo may execute Permitted Equity Subscription Agreements that would constitute a Permitted Equity Financing; provided that unless otherwise agreed by Acquiror and the Company in writing, (a) no such Permitted Equity Subscription Agreement shall provide for a purchase price of PubCo Class A Ordinary Shares at a price per share of less than $10.00 (after taking into account any discounts or rebates provided by the Company or any of its Subsidiaries, Acquiror, PubCo, Merger Sub 1 or Merger Sub 2), and (b) no such Permitted Equity Subscription Agreement shall provide for the issuance of any Equity Securities of PubCo other than PubCo Class A Ordinary Shares. Each of Acquiror and PubCo shall use its commercially reasonable efforts to cooperate with each other in connection with the arrangement of any Permitted Equity Financing as may be reasonably requested by the other.

ARTICLE X

CONDITIONS TO OBLIGATIONS

Section 10.1. Conditions to Obligations of Acquiror, the Acquisition Entities and the Company at Initial Closing and Acquisition Closing. The obligations of Acquiror and the Acquisition Entities to consummate, or cause to be consummated, the Initial Merger, and the obligations of the Company and the Acquisition Entities to consummate, or cause to be consummated, the Acquisition Merger, are each subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the party or parties whose obligations are conditioned thereupon:

(a) the Acquiror Shareholder Approval shall have been obtained and remain in full force and effect;

(b) the Company Shareholders’ Approval shall have been obtained and remain in full force and effect;

(c) the Proxy/Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Proxy/Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

(d) (i) PubCo’s initial listing application with Nasdaq in connection with the Transactions shall have been conditionally approved and, immediately following the Acquisition Closing, PubCo shall satisfy any applicable initial and continuing listing requirements of Nasdaq and PubCo shall not have received any written notice of material non-compliance therewith, and (ii) the PubCo Class A Ordinary Shares to be issued in connection with the Transactions shall have been approved for listing on Nasdaq, subject to official notice of issuance;

(e) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the Initial Closing or the Acquisition Closing illegal or which otherwise prevents or prohibits consummation of the Initial Closing or the Acquisition Closing (any of the foregoing, a “restraint”), other than any such restraint that is immaterial;

(f) the MAS de-SPAC Condition shall have been satisfied; and

(g) Acquiror shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after accounting for Acquiror Share Redemptions.

Section 10.2. Conditions to Obligations of Acquiror at Initial Closing. The obligations of Acquiror to consummate, or cause to be consummated, the Initial Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror:

(a) The representations and warranties contained in the first and second sentences of Section 4.1 (Company Organization), Section 4.3 (Due Authorization), the first sentences of each of Sections 4.6(a), 4.6(b), 4.6(c) and 4.6(d) (Capitalization of the Company), Section 4.23 (Absence of Changes), Section 6.1 (Company Organization), Section 6.2 (Due Authorization) and Section 6.6 (Capitalization of Acquisition Entities) shall be true and correct in all respects at and as of the Initial Closing Date as if made at and as of the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all respects at and as of such date). The Company Fundamental Representations (other than the first sentences of each of Sections 4.6(a), 4.6(b), 4.6(c) and 4.6(d)) and the Acquisition Entity Fundamental Representations (in each case disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Company Material Adverse Effect” or any similar qualification or exception) shall be true and correct in all material respects at and as of the Initial Closing Date as if made at and as of the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Company Material Adverse Effect” or any similar qualification or exception) shall be true and correct in all material respects at and as of such date). Each of the other representations and warranties of (i) the Company contained in this Agreement (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Company Material Adverse Effect” or any similar qualification or exception, other than in Section 4.9(f) or Section 4.23(i)) shall be true and correct at and as of the Initial Closing Date as if made at the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Company Material Adverse Effect” or any similar qualification or exception, other than in Section 4.9(f) or Section 4.23(i)) shall be true and correct at and as of such date), except for inaccuracies in or the failure of such representations and warranties to be true and correct that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect; and (ii) the Acquisition Entities contained in this Agreement (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “material adverse effect” or any similar qualification or exception) shall be true and correct at and as of the Initial Closing Date as if made at the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Company Material Adverse Effect” or any similar qualification or exception) shall be true and correct at and as of such date), except for inaccuracies in or the failure of such representations and warranties to be true and correct that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on any Acquisition Entity;

(b) each of the covenants of the Company and the Acquisition Entities to be performed as of or prior to the Initial Closing shall have been performed in all material respects.

Section 10.3. Conditions to Obligations of the Acquisition Entities and the Company at Initial Closing. The obligations of Acquisition Entities and the Company to consummate, or cause to be consummated, the Initial Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) The representations and warranties contained in the first and second sentences of Section 5.1 (Company Organization), Section 5.2 (Due Authorization), Section 5.10 (Absence of Changes) and the first sentences of each of Sections 5.12(a) and 5.12(b) (Capitalization of Acquiror) shall be true and correct in all respects at and as of the Initial Closing Date as if made at the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all respects at and as of such date). The Acquiror Fundamental Representations (other than the first sentences of each of Sections 5.12(a) and 5.12(b)) (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Acquiror Material Adverse Effect” or any similar qualification or exception) shall be true and correct in all material respects at and as of the Initial Closing Date as if made at the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any qualifications and exceptions contained therein relating to materiality, “material” or “Acquiror Material Adverse Effect” or any similar qualification or exception) shall be true and correct in all material respects at and as of such date). Each of the other representations and warranties of the Acquiror contained in this Agreement (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Acquiror Material Adverse Effect” or any similar qualification or exception, other than in Section 5.11(f)) shall be true and correct as of the Initial Closing Date as if made at the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Acquiror Material Adverse Effect” or any similar qualification or exception) shall be true and correct at and as of such date), except for inaccuracies in or the failure of such representations and warranties to be true and correct that, individually or in the aggregate, have not had, and would not reasonably be expected to have, an Acquiror Material Adverse Effect.

(b) each of the covenants of Acquiror to be performed as of or prior to the Initial Closing shall have been performed in all material respects; and

(c) the sum of (i) the aggregate amount of cash in the Trust Account immediately prior to the Acquisition Closing (after deducting the Acquiror Shareholder Redemption Amount but prior to payment of any other amounts, including fees of the underwriters of the IPO with respect to deferred underwriting commissions, Acquiror Transaction Expenses and Company Transaction Expenses) and (ii) the Permitted Equity Financing Proceeds (if any) shall be not less than $50 million.

Section 10.4. Conditions to Obligations of the Company at Acquisition Closing. The obligations of the Company to consummate, or cause to be consummated, the Acquisition Merger is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the Company (but only with the prior written consent of the Acquiror Director (or if there is no Acquiror Director, the Acquiror Temporary Director)).

(a) the Initial Merger Effective Time and the Initial Closing shall have occurred; and

(b) since the Initial Merger Effective Time, no stop order suspending the effectiveness of the Proxy/Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

ARTICLE XI

TERMINATION/EFFECTIVENESS

Section 11.1. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned prior to the Initial Merger Effective Time (or in the case of a termination pursuant to Section 11.1(f) below, following the Initial Merger Effective Time):

(a) by mutual written consent of the Company and Acquiror;

(b) by written notice from either the Company or Acquiror to the other if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the Initial Closing or Acquisition Closing illegal or which otherwise prevents or prohibits consummation of the Initial Closing or Acquisition Closing, other than any such restraint that is immaterial;

(c) by written notice to Acquiror from the Company if the Acquiror Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Acquiror Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;

(d) by written notice to the Company from Acquiror if there is any breach of any representation, warranty, covenant or agreement on the part of the Company, PubCo, Merger Sub 1 or Merger Sub 2 set forth in this Agreement, such that the conditions specified in Section 10.2(a) or Section 10.2(b) would not be satisfied at the Initial Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company, PubCo, Merger Sub 1 or Merger Sub 2 (as applicable) through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by the Company of notice from Acquiror of such breach, but only as long as the Company, PubCo, Merger Sub 1 or Merger Sub 2 (as applicable) continues to use its respective reasonable best efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period; provided that the Acquiror shall not have the right to terminate this Agreement pursuant to this Section 11.1(d) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement;

(e) by written notice from either the Company or Acquiror to the other if the Initial Closing has not occurred on or before October 15, 2023 (the “Agreement End Date”);

(f) by written notice to the Company from Acquiror if the Acquisition Closing shall not have occurred by the third (3rd) Business Day following the Initial Closing;

(g) by written notice to the Company from Acquiror if the Company Shareholders’ Approval shall not have been obtained by reason of the failure to obtain the required vote at the Company Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof; or

(h) by written notice to Acquiror from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, such that the conditions specified in Section 10.3 would not be satisfied at the Initial Closing (a “Terminating Acquiror Breach”), except that, if any such Terminating Acquiror Breach is curable by Acquiror through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by Acquiror of notice from the Company of such breach, but only as long as Acquiror continues to exercise such reasonable best efforts to cure such Terminating Acquiror Breach (the “Acquiror Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Acquiror Breach is not cured within the Acquiror Cure Period; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 11.1(h) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

Section 11.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or shareholders, other than liability of the Company, PubCo, Acquiror, Merger Sub 1 or Merger Sub 2, as the case may be, for any willful and material breach of this Agreement occurring prior to such termination, except that the provisions of this Section 11.2 and Article XII and the Confidentiality Agreement shall survive any termination of this Agreement.

ARTICLE XII

MISCELLANEOUS

Section 12.1. Trust Account Waiver. Each of the Company, PubCo, Merger Sub 1 and Merger Sub 2 hereby represents and warrants that it has read the final prospectus of Acquiror, dated October 15, 2020 and filed with the SEC (File No. 333-249000) on October 19, 2020 (the “Prospectus”) and current report on Form 8-K of Acquiror dated October 13, 2022 and filed with the SEC on October 17, 2022 (the “Form 8-K”) available at www.sec.gov, and understands that (i) Acquiror has established a trust account (the “Trust Account”) containing the proceeds of the IPO and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Acquiror’s public shareholders (including the public shareholders of the overallotment shares acquired by Acquiror’s underwriters, the “Public Shareholders”), (ii) Acquiror Shareholders approved a proposal (the “Extension Amendment Proposal”) on October 13, 2022 to extend the date by which Acquiror must consummate a Business Combination from October 20, 2022 (which is twenty-four (24) months after the closing of the IPO) to October 20, 2023 (which is thirty-six (36) months after the closing of the IPO), (iii) in connection with the vote to approve the Extension Amendment Proposal, certain Acquiror Shareholders exercised their right to redeem their shares for an aggregate redemption amount of approximately $447.6 million, and that, (iv) except as otherwise described in the Prospectus and the Form 8-K, Acquiror may disburse monies from the Trust Account only: (a) to the Public Shareholders with respect to Acquiror Share Redemptions, (b) to the Public Shareholders if Acquiror fails to consummate a Business Combination within thirty-six (36) months after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in dissolution expenses or (d) to Acquiror after or concurrently with the consummation of a Business Combination. Each of the Company, PubCo, Merger Sub 1 and Merger Sub 2 hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement (other than in Section 8.1), none of the Company, PubCo, Merger Sub 1 and Merger Sub 2 or any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom) in connection with any claim that arises as a result of, in connection with, or relating to, this Agreement or any other Transaction Document, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability under any Transaction Document (collectively, the “Released Claims”). Each of the Company, PubCo, Merger Sub 1 and Merger Sub 2, on behalf of itself and its Affiliates, hereby irrevocably waives any Released Claims that the Company, PubCo, Merger Sub 1, Merger Sub 2 or any of their respective Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) in connection with any Released Claims (including for an alleged breach of this Agreement or any other Transaction Document). Each of the Company, PubCo, Merger Sub 1 and Merger Sub 2 agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Acquiror and its Affiliates to induce Acquiror to enter into the Transaction Documents, and each of the Company, PubCo, Merger Sub 1 and Merger Sub 2 further intends and understands such waiver to be valid, binding and enforceable against the Company, PubCo, Merger Sub 1, Merger Sub 2 and each of their respective Affiliates under applicable Law. To the extent the Company, PubCo, Merger Sub 1, Merger Sub 2 or any of their respective Affiliates commences any action or proceeding based upon, in connection with or relating to any Released Claim, which action or proceeding seeks, in whole or in part, monetary relief against Acquiror, Sponsor or their respective Representatives, each of the Company, PubCo, Merger Sub 1 and Merger Sub 2 hereby acknowledges and agrees that the Company’s, PubCo’s, Merger Sub 1’s, Merger Sub 2’s and each of their respective Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company, PubCo, Merger Sub 1, Merger Sub 2 or any of their respective Affiliates (or any person claiming on their behalf or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event the Company, PubCo, Merger Sub 1, Merger Sub 2 or any of their respective Affiliates commences any action or proceeding based upon, in connection with or relating to any Released Claim, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief or otherwise, Acquiror and its Representatives, as applicable, shall be entitled to recover from the Company, PubCo, Merger Sub 1, Merger Sub 2 and their respective Affiliates the associated legal fees and costs in connection with any such action, in the event Acquiror or its Representatives, as applicable, prevails in such action or proceeding.

Section 12.2. Waiver. Subject to Section 12.21, any party to this Agreement may, at any time prior to the Acquisition Closing, by action taken by its board of directors or other officers or Persons thereunto duly authorized, (a) extend the time for the performance of the obligations or acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement or (c) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

Section 12.3. Notices. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a party may from time to time notify the other parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt); and (d) if sent by registered post, five (5) days after posting. The initial addresses and email addresses of the parties for the purpose of this Agreement are:

(a)	If to Acquiror, to:

Bridgetown Holdings Limited
38/F Champion Tower
3 Garden Road, Central
Hong Kong
	Attention:	Steve Teichman
	Email:	[REDACTED]

with copies to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
42/F, Edinburgh Tower, The Landmark
15 Queen’s Road Central, Hong Kong
	Attention:	Jonathan B. Stone
Rajeev P. Duggal
	Email:	jonathan.stone@skadden.com
rajeev.duggal@skadden.com

(b)	If to PubCo, Merger Sub 1 or Merger Sub 2, to:

c/o 70 Shenton Way, #18-15, EON Shenton, S079118, Singapore
	Attention:	Derek Fong and Kenneth Chan
	Email:	[REDACTED]

with copies to (which shall not constitute notice):

Kirkland & Ellis
26th Floor, Gloucester Tower, The Landmark
15 Queen’s Road Central, Hong Kong
	Attention:	Jesse Sheley; Joey Chau; Joseph Raymond Casey
	Email:	jesse.sheley@kirkland.com; joey.chau@kirkland.com;
joseph.casey@kirkland.com

(c)	If to the Company, to:

CompareAsia Group Capital Limited
c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands
	Attention:	Shaun Kraft and Laura Hannon
	Email:	[REDACTED]

with copies to (which shall not constitute notice):

Kirkland & Ellis
26th Floor, Gloucester Tower, The Landmark
15 Queen’s Road Central, Hong Kong
	Attention:	Jesse Sheley; Joey Chau; Joseph Raymond Casey
	Email:	jesse.sheley@kirkland.com; joey.chau@kirkland.com; joseph.casey@kirkland.com or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

Section 12.4. Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without such prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 12.5. Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided that (a) the D&O Indemnified Parties may enforce Section 9.6; and (b) the Non-Recourse Parties may enforce Section 12.18.

Section 12.6. Expenses. Except as otherwise set forth in this Agreement, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants; provided that if the Acquisition Closing shall occur, the Company shall pay or cause to be paid (a) the Acquiror Transaction Expenses and (b) the Company Transaction Expenses at the Acquisition Closing, in each case in accordance with Section 2.4(b)(ii).

Section 12.7. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction (provided that the fiduciary duties of the Company Board and the board of directors of Acquiror, the Mergers and any exercise of appraisal and dissenters’ rights with respect to the Mergers, shall in each case be governed by the laws of the Cayman Islands).

Section 12.8. Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 12.9. Electronic Execution of the Agreement and Certain Other Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement or any Transaction Document (including any related amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms complying with applicable law, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Cayman Islands Electronic Transactions Act (As Revised), the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 12.10. Company Disclosure Letter and Acquiror Disclosure Letter. Each of the Company Disclosure Letter and the Acquiror Disclosure Letter (including, in each case, any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Company Disclosure Letter and/or the Acquiror Disclosure Letter (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the applicable Disclosure Letter, or any section thereof, with reference to any section of this Agreement or section of the applicable Disclosure Letter shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of the applicable Disclosure Letter only if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the applicable Disclosure Letter. Certain information set forth in the Disclosure Letters is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

Section 12.11. Entire Agreement. This Agreement (together with the Company Disclosure Letter and the Acquiror Disclosure Letter) and the other Transaction Documents constitute the entire agreement among the parties to this Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties except as expressly set forth in this Agreement and the other Transaction Documents.

Section 12.12. Amendments. Subject to Section 12.21, this Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement; provided that after the Company Shareholders’ Approval or the Acquiror Shareholder Approval has been obtained, there shall be no amendment or waiver that by applicable Law requires further approval by the Company Shareholders or the Acquiror Shareholders, respectively, without such approval having been obtained.

Section 12.13. No Presumption Against Drafter. Each party hereto and its advisers cooperated in the drafting and preparation of this Agreement, and any and all drafts relating thereto may not be construed against any party by reason of its preparation. Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

Section 12.14. Publicity.

(a) All press releases or other public communications relating to the transactions contemplated hereby, and the method of the release for publication thereof, shall prior to the Acquisition Closing be subject to the prior mutual approval of Acquiror, PubCo and the Company, which approval shall not be unreasonably withheld or delayed by any party; provided that no party shall be required to obtain consent pursuant to this Section 12.14(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 12.14(a).

(b) The restriction in Section 12.14(a) shall not apply to the extent the public announcement is required by applicable securities Law, any Governmental Authority or stock exchange rule; provided that in such an event, the party making the announcement shall use its commercially reasonable efforts to consult with the other parties in advance as to its form, content and timing. Disclosures resulting from the parties’ efforts to obtain approval under applicable Law and to make any related filing shall be deemed not to violate this Section 12.14.

Section 12.15. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 12.16. Jurisdiction; Waiver of Jury Trial.

(a) Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 12.16.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.17. Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 12.18. Non-Recourse. Except in the case of claims against a Person in respect of such Person’s fraud:

(a) this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Company, PubCo, Acquiror, Merger Sub 1 and Merger Sub 2 as named parties hereto; and

(b) except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party hereto), (i) no past, present or future director, commissioner, officer, employee, incorporator, member, partner, shareholder, Representative or Affiliate of the Company, PubCo, Acquiror, Merger Sub 1 or Merger Sub 2 and (ii) no past, present or future director, commissioner, officer, employee, incorporator, member, partner, shareholder, Representative or Affiliate of any of the foregoing (collectively, the “Non-Recourse Parties”) shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, PubCo, Acquiror, Merger Sub 1 or Merger Sub 2 under this Agreement for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

Section 12.19. Non-Survival of Representations, Warranties and Covenants. Except (x) as otherwise contemplated by Section 11.2 or (y) in the case of claims against a Person in respect of such Person’s fraud, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Acquisition Closing and each such representation, warranty, covenant, obligation, agreement and provision shall terminate and expire upon the occurrence of the Acquisition Effective Time (and there shall be no liability after the Acquisition Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Acquisition Closing and then only with respect to any breaches occurring after the Acquisition Closing and (b) this Article XII.

Section 12.20. Conflicts and Privilege.

(a) Acquiror, the Company, PubCo, Merger Sub 1 and Merger Sub 2, on behalf of their respective successors and assigns (including, after the Acquisition Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Acquisition Closing between or among (x) the Sponsor, the shareholders or holders of other equity interests of Acquiror or the Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Company) (collectively, the “Bridgetown Group”), on the one hand, and (y) the Surviving Company and/or any member of the CompareAsia Group, on the other hand, any legal counsel, including Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), that represented Acquiror and/or the Sponsor, and DLA Piper Singapore Pte. Ltd. that represented the Special Committee of the board of directors of Acquiror, prior to the Acquisition Closing may represent the Sponsor and/or any other member of the Bridgetown Group, in such dispute even though the interests of such Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented Acquiror in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Company and/or the Sponsor. Acquiror, the Company, Merger Sub 1 and Merger Sub 2, on behalf of their respective successors and assigns (including, after the Acquisition Closing, the Surviving Company), further agree that, as to all legally privileged communications prior to the Acquisition Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby) between or among Acquiror, the Sponsor and/or any other member of the Bridgetown Group, on the one hand, and Skadden, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Mergers and belong to the Bridgetown Group after the Acquisition Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by the Company, Merger Sub 1 or Merger Sub 2 prior to the Acquisition Closing with Acquiror or the Sponsor under a common interest agreement shall remain the privileged communications or information of the Company.

(b) Acquiror, the Company, Merger Sub 1 and Merger Sub 2, on behalf of their respective successors and assigns (including, after the Acquisition Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Acquisition Closing between or among (x) the shareholders or holders of other equity interests of the Company, Merger Sub 1, Merger Sub 2 and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Company) (collectively, the “CompareAsia Group”), on the one hand, and (y) the Surviving Company and/or any member of the Bridgetown Group, on the other hand, any legal counsel, including Kirkland & Ellis (“K&E”) that represented the Company prior to the Acquisition Closing may represent any member of the CompareAsia Group in such dispute even though the interests of such Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented Acquiror, the Company, Merger Sub 1 and/or Merger Sub 2 in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Company. Acquiror, the Company, Merger Sub 1 and Merger Sub 2, on behalf of their respective successors and assigns (including, after the Acquisition Closing, the Surviving Company), further agree that, as to all legally privileged communications prior to the Acquisition Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any other Transaction Documents or the transactions contemplated hereby or thereby) between or among the Company, Merger Sub 1, Merger Sub 2 and/or any member of the CompareAsia Group, on the one hand, and K&E, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Mergers and belong to the CompareAsia Group after the Acquisition Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by Acquiror prior to the Acquisition Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Surviving Company.

Section 12.21. Special Committee Approval. No decision or determination shall be made, or action taken, by Acquiror under or with respect to this Agreement without first obtaining the approval of the Special Committee, including any decision to amend or waive any provision of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

BRIDGETOWN HOLDINGS LIMITED

By:	/s/ Matthew Danzeisen
Name: Matthew Danzeisen
Title: Director

MONEYHERO LIMITED

By:	/s/ Derek Fong
Name: Derek Fong
Title: Director

GEMINI MERGER SUB 1 LIMITED

By:	/s/ Derek Fong
Name: Derek Fong
Title: Director

GEMINI MERGER SUB 2 LIMITED

By:	/s/ Derek Fong
Name: Derek Fong
Title: Director

COMPAREASIA GROUP CAPITAL LIMITED

By:	/s/ Shaun Kraft
Name: Shaun Kraft
Title: Authorized Signatory

[Signature Page to Business Combination Agreement]

EXHIBIT A

PLAN OF INITIAL MERGER

DATED

(1) GEMINI MERGER SUB 1 LIMITED

(2) BRIDGETOWN HOLDINGS LIMITED

PLAN OF MERGER

CLAUSE		PAGE

1.	DEFINITIONS AND INTERPRETATION	2

2.	PLAN OF MERGER	2

3.	VARIATION	6

4.	TERMINATION	6

5.	COUNTERPARTS	6

6.	GOVERNING LAW	6

1

THIS PLAN OF MERGER is made on _________________________

BETWEEN

(1)

Gemini Merger Sub 1 Limited, an exempted company incorporated under the laws of the Cayman Islands having its registered office at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (the “Surviving Company”); and

(2)

Bridgetown Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands having its registered office at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, Cayman Islands (the “Acquiror” or Merging Company” and together with the Surviving Company, the “Companies”).

WHEREAS

(A)

The respective boards of directors of the Surviving Company and the Merging Company have approved the merger of the Companies, with the Surviving Company continuing as the surviving company (the “Merger”), upon the terms and subject to the conditions of the business combination agreement dated                  between the Merging Company, MoneyHero Limited (“Pubco”), the Surviving Company, Gemini Merger Sub 2 Limited and CompareAsia Group Capital Limited (the “Merger Agreement”) and this Plan of Merger and pursuant to provisions of Part XVI of the Companies Act (as amended) (the “Companies Act”).

(B)

The members of each of the Surviving Company and the Merging Company have adopted this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Act.

(C)	Each of the Surviving Company and the Merging Company wishes to enter into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act.

IT IS AGREED

1.	DEFINITIONS AND INTERPRETATION

1.1	Terms not otherwise defined in this Plan of Merger shall have the meanings given to them in the Merger Agreement, a copy of which is annexed at Annexure 1 hereto.

2.	PLAN OF MERGER

2.1	Company Details:

(a)	The constituent companies (as defined in the Companies Act) to this Plan of Merger are the Surviving Company and the Merging Company.

(b)	The surviving company (as defined in the Companies Act) is the Surviving Company which shall continue to be named Gemini Merger Sub 1 Limited.

(c)	The registered office of the Surviving Company is Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

(d)	The registered office of the Merging Company is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

2

(e)

From the Effective Date (defined below), the registered office of the Surviving Company shall be at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

(f)	Immediately prior to the Effective Date, the authorised share capital of the Surviving Company is US$50,000 divided into 5,000,000 ordinary shares of nominal or par value of US$0.01 per share.

(g)

Immediately prior to the Effective Date, the authorised share capital of the Merging Company is US$22,100 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each.

2.2	Effective Date

In accordance with section 233(13) of the Companies Act, the Merger shall be effective on the date that this Plan of Merger is registered by the Registrar (the “Effective Date”).

2.3	Terms and Conditions; Share Rights

(a)

The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company or into other property, are set out in the Merger Agreement, in particular it is noted that from the time at which the Merger becomes effective on the Effective Date (the “Initial Merger Effective Time”):

(i)	the authorised share capital of the Surviving Company shall be US$50,000 divided into 5,000,000 ordinary shares of nominal or par value of US$0.01 per share;

(ii)

the holder of each ordinary share in the Merging Company that is issued and outstanding immediately prior to the Effective Time shall be entitled to receive merger consideration per Merging Company ordinary share in an amount specified in the Merger Agreement as follows:

(A)

Acquiror Units. Each Acquiror Unit (as defined in the Merger Agreement) issued and outstanding immediately prior to the Initial Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one Acquiror Class A Ordinary Share (as defined in the Merger Agreement) and one-third of an Acquiror Warrant (as defined in the Merger Agreement) in accordance with the terms of the applicable Acquiror Unit (the “Unit Separation”);

(B)

Acquiror Ordinary Shares. Immediately following the Unit Separation in accordance with the Merger Agreement, (A) each Acquiror Share (as defined in the Merger Agreement) (which, for the avoidance of doubt, includes the Acquiror Class A Ordinary Shares held as a result of the Unit Separation) issued and outstanding immediately prior to the Initial Merger Effective Time (other than (1) any Acquiror Class B Ordinary Shares (as defined in the Merger Agreement), (2) any Acquiror Shares specified in the Merger Agreement, (3) Redeeming Acquiror Shares (as defined in the Merger Agreement) and (4) Dissenting Acquiror Shares (as defined in the Merger Agreement)) shall automatically be cancelled and cease to exist in exchange for the right to receive one newly issued PubCo Class A Ordinary Share and (B) each Acquiror Class B Ordinary Share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be cancelled and cease to exist in exchange for the right to receive one newly issued PubCo Class B Ordinary Share;

3

(C)

Working Capital Loans. Immediately following the Unit Separation in accordance with the Merger Agreement and immediately prior to the Initial Merger Effective Time, pursuant to the Working Capital Loan Capitalization (as defined in the Merger Agreement), (A) the aggregate outstanding amount of Working Capital Loans (as defined in the Merger Agreement) immediately prior to the Initial Merger Effective Time that is equal to or below the Working Capital Loan Cap (as defined in the Merger Agreement) shall automatically be cancelled and cease to exist in exchange for the right to receive a number of newly issued PubCo Class A Ordinary Shares that is equal the quotient obtained by dividing (x) the aggregate amount outstanding under such Working Capital Loans up to but not exceeding the Working Capital Loan Cap immediately prior to the Initial Merger Effective Time by (y) 10.00, without interest, subject to rounding pursuant to the Merger Agreement, whereupon Acquiror Lender (as defined in the Merger Agreement) shall cease to have any other rights in and to the portion of any Working Capitals Loan (as defined in the Merger Agreement) capitalised pursuant to the Merger Agreement, except as expressly provided therein;

(D)

Exchange of Acquiror Warrants. Each Acquiror Warrant (as defined in the Merger Agreement, which, for the avoidance of doubt, includes the Acquiror Warrants held as a result of the Unit Separation) outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to Acquiror Ordinary Shares (as defined in the Merger Agreement) and be assumed by PubCo and converted into a warrant to purchase one PubCo Class A Ordinary Share;

(E)

Acquiror Treasury Shares. Subject to the Merger Agreement, if there are any Acquiror Shares that are held by the Merging Company as treasury shares or any Acquiror Shares held by any direct or indirect Subsidiary (as defined in the Merger Agreement) of the Merging Company immediately prior to the Initial Merger Effective Time, such Acquiror Shares shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor;

(F)

Redeeming Acquiror Shares. Each Redeeming Acquiror Share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be cancelled and cease to exist and shall thereafter represent only the right to be paid a pro rata share of the Acquiror Shareholder Redemption Amount (as defined in the Merger Agreement) in accordance with the memorandum and articles of association of the Merging Company;

(G)

Dissenting Acquiror Shares. Each Dissenting Acquiror Share issued and outstanding immediately prior to the Initial Merger Effective Time held by a Dissenting Acquiror Shareholder (as defined in the Merger Agreement) shall automatically be cancelled and cease to exist in accordance with the Merger Agreement and shall thereafter represent only the right to be paid the fair value of such Dissenting Acquiror Share and such other rights as are granted by the Companies Act; and

4

(H)

Surviving Company Share. The one (1) ordinary share of a nominal or par value of US$0.01 in the Surviving Company issued and outstanding immediately prior to the Initial Merger Effective Time shall continue to be issued and outstanding and held by Pubco and shall constitute the only issued and outstanding shares in the capital of the Surviving Company immediately following the Effective Time.

(b)

The memorandum and articles of association of the Surviving Company in effect immediately prior to the Effective Date, a copy of which is annexed at Annexure 2 hereto, shall continue to be the memorandum and articles of association of the Surviving Company on and from the Effective Date.

(c)	The rights and restrictions attaching to the shares in the Surviving Company are set out in the memorandum and articles of association of the Surviving Company.

(d)	The Cayman Islands and US tax status and elections of the Surviving Company shall continue.

2.4	Directors’ Interests in the Merger

(a)	The names and addresses of each director of the Surviving Company from the Effective Date shall be:

(i)	; and

(ii)	.

(b)	No director of either of the Companies will be paid any amounts or receive any benefits consequent upon the Merger.

5

2.5	Secured Creditors

(a)	The Surviving Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

(b)	The Merging Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

3.	VARIATION

3.1	At any time prior to the Effective Date, this Plan of Merger may be amended by the boards of directors of both the Surviving Company and the Merging Company to:

(a)	change the Effective Date provided that such changed date shall not be a date later than the ninetieth (90th) day after the date of registration of this Plan of Merger with the Registrar; and

(b)

effect any other changes to this Plan of Merger as the Merger Agreement or this Plan of Merger may expressly authorise the boards of directors of both the Surviving Company and the Merging Company to effect in their discretion.

4.	TERMINATION

4.1

At any time prior to the Effective Date, this Plan of Merger may be terminated by the boards of directors of both the Surviving Company and the Merging Company in accordance with the terms of the Merger Agreement.

5.	COUNTERPARTS

5.1

This Plan of Merger may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Plan of Merger by executing any such counterpart.

6.	GOVERNING LAW

6.1	This Plan of Merger and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the Cayman Islands.

6

IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.

SIGNED for and on behalf of Bridgetown Holdings Limited:	)
)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

SIGNED for and on behalf of Gemini Merger Sub 1 Limited :	)
)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

7

ANNEXURE 1

MERGER AGREEMENT

8

ANNEXURE 2

MEMORANDUM AND ARTICLES OF ASSOCIATION OF SURVIVING COMPANY

9

EXHIBIT B

PLAN OF ACQUISITION MERGER

DATED_______________

(1) COMPAREASIA GROUP CAPITAL LIMITED

(2) GEMINI MERGER SUB 2 LIMITED

PLAN OF MERGER

CLAUSE		PAGE

1.	DEFINITIONS AND INTERPRETATION	2

2.	PLAN OF MERGER	2

3.	VARIATION	8

4.	TERMINATION	8

5.	COUNTERPARTS	8

6.	GOVERNING LAW	8

1

THIS PLAN OF MERGER is made on _________________________

BETWEEN

(1)

CompareAsia Group Capital Limited, an exempted company incorporated under the laws of the Cayman Islands having its registered office at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (the “Surviving Company”); and

(2)

Gemini Merger Sub 2 Limited, an exempted company incorporated under the laws of the Cayman Islands having its registered office at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (the “Merging Company” and together with the Surviving Company, the “Companies”).

WHEREAS

(A)

The respective boards of directors of the Surviving Company and the Merging Company have approved the merger of the Companies, with the Surviving Company continuing as the surviving company (the “Merger”), upon the terms and subject to the conditions of the business combination agreement dated _____________ between Bridgetown Holdings Limited, MoneyHero Limited (“Pubco”), Gemini Merger Sub 1 Limited, the Merging Company and the Surviving Company (the “Merger Agreement”) and this Plan of Merger and pursuant to provisions of Part XVI of the Companies Act (as amended) (the “Companies Act”).

(B)

The members of each of the Surviving Company and the Merging Company have adopted this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Act.

(C)	Each of the Surviving Company and the Merging Company wishes to enter into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act.

IT IS AGREED

1.	DEFINITIONS AND INTERPRETATION

1.1	Terms not otherwise defined in this Plan of Merger shall have the meanings given to them in the Merger Agreement, a copy of which is annexed at Annexure 1 hereto.

2.	PLAN OF MERGER

2.1	Company Details:

(a)	The constituent companies (as defined in the Companies Act) to this Plan of Merger are the Surviving Company and the Merging Company.

(b)	The surviving company (as defined in the Companies Act) is the Surviving Company which shall continue to be named CompareAsia Group Capital Limited.

(c)	The registered office of the Surviving Company is Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

(d)	The registered office of the Merging Company is Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

2

(e)

From the Effective Date (defined below), the registered office of the Surviving Company shall be at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

(f)

Immediately prior to the Effective Date, the authorised share capital of the Surviving Company is US$18,000.00 divided into 105,900,000 Class A Ordinary Shares of a nominal or par value of US$0.0001 each, 2,100,000 Class B Ordinary Shares of a nominal or par value of US$0.0001 each, 37,700,000 Class C Ordinary Shares of a nominal or par value of US$0.0001 each, 18,300,000 Class D Ordinary Shares of a nominal or par value of US$0.0001 each and 16,000,000 Preference Shares of a nominal or par value of US$0.0001 each.

(g)	Immediately prior to the Effective Date, the authorised share capital of the Merging Company is US$50,000 divided into 5,000,000 ordinary shares of nominal or par value of US$0.01 per share.

2.2	Effective Date

In accordance with section 233(13) of the Companies Act, the Merger shall be effective on the date that this Plan of Merger is registered by the Registrar (the “Effective Date”) at the Acquisition Effective Time (as defined below).

2.3	Terms and Conditions; Share Rights

(a)

The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company or into other property, are set out in the Merger Agreement, in particular it is noted that from the time at which the Merger becomes effective on the Effective Date, being 3 hours and 1 minute following the Initial Merger Effective Time (as defined in the Merger Agreement) (the “Acquisition Effective Time”):

(i)	the authorised share capital of the Surviving Company shall be US$50,000 divided into 5,000,000 ordinary shares of nominal or par value of US$0.01 per share;

(ii)

Exercising Company Class C Warrants. Each Exercising Company Class C Warrant (as defined in the Merger Agreement) shall, immediately prior to the Acquisition Effective Time and the Company Ordinary Share Conversion (as defined below), in accordance with the terms of the Merger Agreement and the Company Class C Warrant Instrument (as defined in the Merger Agreement), automatically be exercised for Class C Ordinary Shares pursuant to the terms and conditions of such Exercising Company Class C Warrant, immediately upon which each such Class C Ordinary Share shall first automatically convert into one Class A Ordinary Share in the Company Ordinary Share Conversion pursuant to the Merger Agreement;

(iii)

Class B Ordinary Shares, Class C Ordinary Shares and Class D Ordinary Shares. Each of the Class B Ordinary Shares, Class C Ordinary Shares and Class D Ordinary Shares issued and outstanding immediately prior to the Acquisition Effective Time (including all Class C Ordinary Shares issued as a result of the automatic exercise of the Exercising Company Class C Warrants in accordance with the Merger Agreement) shall automatically be cancelled and cease to exist in exchange for the right to receive one validly issued, fully paid and non-assessable Class A Ordinary Share pursuant to the memorandum and articles of association of the Surviving Company as in effect immediately prior to the Acquisition Effective Time (the “Company Ordinary Share Conversion”). Upon the Company Ordinary Share Conversion, all of the Class B Ordinary Shares, Class C Ordinary Shares and Class D Ordinary Shares shall no longer be outstanding, and each holder of a Class B Ordinary Share, Class C Ordinary Share and/or Class D Ordinary Share (as the case may be) shall cease to have any other rights in and to such Class B Ordinary Share, Class C Ordinary Share and/or Class D Ordinary Share (as the case may be);

3

(iv)

Company Preference Shares. Each Company Preference Share (as defined in the Merger Agreement) issued and outstanding immediately prior to the Acquisition Effective Time shall automatically be cancelled and cease to exist in exchange for the right to receive a number of validly issued, fully paid and non-assessable Class A Ordinary Shares pursuant to the memorandum and articles of association of the Surviving Company as in effect immediately prior to the Acquisition Effective Time (the “Company Preference Share Conversion”, and together with the Company Ordinary Share Conversion, collectively, the “Company Share Conversion”). Upon the Company Preference Share Conversion, all of the Company Preference Shares shall no longer be outstanding, and each holder of a Company Preference Share shall cease to have any rights in and to such Company Preference Share;

(v)

Immediately following the Company Share Conversion and at the Acquisition Effective Time, by virtue of and as the agreed consideration for the Merger and without any action on the part of any holder of Company Shares (as defined in the Merger Agreement), Company Options (as defined in the Merger Agreement), Company Warrants (as defined in the Merger Agreement), the Existing Call Option (as defined in the Merger Agreement) or securities of Merging Company:

(A)

Company Exchanging Ordinary Shares. Each Company Exchanging Ordinary Share (including, for the avoidance of doubt, each Converted Company Preference Share (as defined in the Merger Agreement)) shall automatically be cancelled and cease to exist in exchange for the right to receive such fraction of a newly issued PubCo Class A Ordinary Share (as defined in the Merger Agreement) that is equal to the Exchange Ratio (as defined in the Merger Agreement), without interest. With respect to the Converted Company Preference Shares, the PubCo Class A Ordinary Shares issued pursuant to the preceding sentence are hereinafter referred to as the “PubCo Class A Conversion Shares”. Immediately after the Acquisition Effective Time and upon the issuance of the PubCo Class A Conversion Shares, each PubCo Class A Conversion Share shall automatically be converted by PubCo pursuant to the memorandum and articles of PubCo (including Articles 17 to 24 and Article 89 thereof) to become a convertible preference share with a nominal or par value of $0.0001 each in the capital of PubCo. As of the Acquisition Effective Time, each holder of a Company Exchanging Ordinary Share shall cease to have any other rights in and to the securities of the Surviving Company, except as expressly provided in the Merger Agreement;

(B)

Company Options. Each Company Option outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by PubCo and converted into an option to purchase PubCo Class A Ordinary Shares (each, an “Assumed Option”) under the PubCo Equity Plan (as defined in the Merger Agreement). Each Assumed Option shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Company Option immediately prior to the Acquisition Effective Time (including expiration date, vesting conditions, and exercise provisions), except that (A) each Assumed Option shall be exercisable for that number of PubCo Class A Ordinary Shares equal to the product of (y) the number of Company Shares subject to such Company Option immediately prior to the Acquisition Effective Time multiplied by (z) the Exchange Ratio; and (B) the per share exercise price for each PubCo Class A Ordinary Share issuable upon exercise of the Assumed Option shall be equal to the quotient obtained by dividing (y) the exercise price per Company Share subject to such Company Option immediately prior to the Acquisition Effective Time by (z) the Exchange Ratio; provided, however, that the exercise price and the number of PubCo Class A Ordinary Shares purchasable under each Assumed Option shall be determined in a manner consistent with the requirements of Section 409A of the Code (as defined in the Merger Agreement), if applicable;

4

(C)

Existing Call Option. The unexercised portion of the Existing Call Option immediately prior to the Acquisition Effective Time shall, automatically and without any required action on the part of the Call Option Holder (as defined in the Merger Agreement), be assumed by PubCo and converted into the PubCo Call Option (as defined in the Merger Agreement) under the PubCo Call Option Agreement (as defined in the Merger Agreement) and thereafter the Existing Call Option will be of no effect and cease to exist and the rights and obligations of the Call Option Holder shall be solely with respect to the PubCo Call Option as set forth in the PubCo Call Option Agreement;

(D)	Company Class A Warrants and Non-Exercising Company Class C Warrant.

(1)

Each Company Class A Warrant (as defined in the Merger Agreement) that is outstanding immediately prior to the Acquisition Effective Time shall, in accordance with the terms of the Merger Agreement and the Company Class A Warrant Supplemental Deed (as defined in the Merger Agreement), cease to be a warrant with respect to Company Shares and be assumed by PubCo and converted into a PubCo Class A Acquisition Warrant (as defined in the Merger Agreement) pursuant to the Company Class A Warrant Supplemental Deed and PubCo Class A Acquisition Warrant Instrument (as defined in the Merger Agreement), such that (A) each PubCo Class A Acquisition Warrant shall be exercisable for that number of PubCo Class A Ordinary Shares equal to the product of (y) the number of Company Shares subject to such Company Class A Warrant immediately prior to the Acquisition Effective Time multiplied by (z) the Exchange Ratio; and (B) the per warrant exercise price for each PubCo Class A Acquisition Warrant shall be equal to the per warrant exercise price set forth in the Company Class A Warrant Supplemental Deed and the PubCo Class A Acquisition Warrant Instrument;

(2)

Each Non-Exercising Company Class C Warrant (as defined in the Merger Agreement) held by a MAS Warrant Condition Applicant (as defined in the Merger Agreement) that is outstanding immediately prior to the Acquisition Effective Time (if any) shall, pursuant to the terms of the Merger Agreement and the Company Class C Warrant Supplemental Deed (as defined in the Merger Agreement), cease to be a warrant with respect to Company Shares and be assumed by PubCo and converted into a PubCo Class C-1 Acquisition Warrant (as defined in the Merger Agreement) pursuant and subject to the terms and conditions of the Company Class C Warrant Supplemental Deed and the PubCo Class C-1 Acquisition Warrant Instrument (as defined in the Merger Agreement), such that each PubCo Class C-1 Acquisition Warrant shall, upon issuance, be automatically exercised as soon as practicable after the Acquisition Effective Time (or, to the extent the MAS Warrant Condition remains a condition precedent to the exercise of any PubCo Class C-1 Acquisition Warrants converted from the Non-Exercising Company Class C Warrants pursuant to the applicable Laws (as defined in the Merger Agreement), then as soon as practicable after the MAS Warrant Condition is satisfied) for that number of PubCo Class A Ordinary Shares equal to the product of (y) the number of Company Shares subject to such Company Class C Warrant immediately prior to the Acquisition Effective Time multiplied by (z) the Exchange Ratio;

5

(3)

Each Non-Exercising Company Class C Warrant held by a Designated Warrant Holder (as defined in the Merger Agreement) that is outstanding immediately prior to the Acquisition Effective Time (if any) shall, pursuant to the terms of the Merger Agreement and the Company Class C Warrant Supplemental Deed (as defined in the Merger Agreement), cease to be a warrant with respect to Company Shares and be assumed by PubCo and converted into a PubCo Class C-2 Acquisition Warrant (as defined in the Merger Agreement) pursuant and subject to the terms and conditions of the Company Class C Warrant Supplemental Deed and the PubCo Class C-2 Acquisition Warrant Instrument (as defined in the Merger Agreement), such that each PubCo Class C-2 Acquisition Warrant shall, upon the exercise at the sole discretion of the holder thereof in accordance with its terms and conditions, entitle the holder thereof to acquire that number of PubCo Class A Ordinary Shares equal to the product of (y) the number of Company Shares subject to such Non-Exercising Company Class C Warrant immediately prior to the Acquisition Effective Time multiplied by (z) the Exchange Ratio;

(E)

Treasury Shares. Subject to the Merger Agreement, if there are any Company Shares that are held by the Surviving Company as treasury shares or any Company Shares held by any direct or indirect Subsidiary (as defined in the Merger Agreement) of the Surviving Company immediately prior to the Acquisition Effective Time, such Company Shares shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor;

(F)

Dissenting Company Shares. Each Dissenting Company Share (as defined in the Merger Agreement) issued and outstanding immediately prior to the Acquisition Effective Time held by a Dissenting Company Shareholder (as defined in the Merger Agreement) shall automatically be cancelled and cease to exist in accordance with the Merger Agreement and shall thereafter represent only the right to be paid the fair value of such Dissenting Company Shares and such other rights as are granted by the Companies Act; and

6

(G)

Merging Company Share. The one (1) ordinary share of par value US$0.01 in the Merging Company issued and outstanding immediately prior to the Acquisition Effective Time and held by PubCo shall automatically be converted into one validly issued, fully paid and non-assessable ordinary share of the Surviving Company, which ordinary share shall constitute the only issued and outstanding share in the capital of the Surviving Company.

(b)

From the Effective Date, the memorandum and articles of association of the Surviving Company shall be amended and restated by the deletion in their entirety and the substitution in their place of the eighth amended and restated memorandum and articles of association in the form annexed at Annexure 2 hereto.

(c)

The rights and restrictions attaching to the shares in the Surviving Company are set out in the eighth amended and restated memorandum and articles of association of the Surviving Company in the form annexed at Annexure 2 hereto.

(d)	The Cayman Islands and US tax status and elections of the Surviving Company shall continue.

2.4	Directors’ Interests in the Merger

(a)	The names and addresses of each director of the Surviving Company from the Effective Date are:

(i)	_________________________________________________________; and

(ii)	_____________________________________________________________.

7

(b)	No director of either of the Companies will be paid any amounts or receive any benefits consequent upon the Merger.

2.5	Secured Creditors

(a)	The Surviving Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

(b)	The Merging Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

3.	VARIATION

3.1	At any time prior to the Effective Date, this Plan of Merger may be amended by the boards of directors of both the Surviving Company and the Merging Company to:

(a)	change the Effective Date provided that such changed date shall not be a date later than the ninetieth (90th) day after the date of registration of this Plan of Merger with the Registrar; and

(b)

effect any other changes to this Plan of Merger as the Merger Agreement or this Plan of Merger may expressly authorise the boards of directors of both the Surviving Company and the Merging Company to effect in their discretion.

4.	TERMINATION

4.1

At any time prior to the Effective Date, this Plan of Merger may be terminated by the boards of directors of both the Surviving Company and the Merging Company in accordance with the terms of the Merger Agreement.

5.	COUNTERPARTS

5.1

This Plan of Merger may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Plan of Merger by executing any such counterpart.

6.	GOVERNING LAW

6.1	This Plan of Merger and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the Cayman Islands.

8

IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.

SIGNED for and on behalf of Gemini Merger Sub 2 Limited:	)
)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

SIGNED for and on behalf of CompareAsia Group Capital Limited:	)
)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

ANNEXURE 1

MERGER AGREEMENT

ANNEXURE 2

EIGHTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF SURVIVING COMPANY

EXHIBIT C

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

MONEYHERO LIMITED

(ADOPTED BY SPECIAL RESOLUTION DATED [⚫])

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

MONEYHERO LIMITED

(ADOPTED BY SPECIAL RESOLUTION DATED [⚫])

1.	The name of the company is MoneyHero Limited (the “Company”).

2.

The registered office of the Company will be situated at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands or at such other location as the Directors may from time to time determine.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”).

4.

The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.

The authorised share capital of the Company is US$50,000 divided into 440,000,000 Class A ordinary shares of a nominal or par value of US$0.0001 each, 50,000,000 Class B ordinary shares of a nominal or par value of US$0.0001 each and 10,000,000 convertible preference shares of a nominal or par value of US$0.0001 each, provided always that subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

1

8.	The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

2

i

NOTICE OF GENERAL MEETINGS	21

PROCEEDINGS AT GENERAL MEETINGS	22

VOTES OF SHAREHOLDERS	23

DEPOSITARY AND CLEARING HOUSES	24

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS	24

DIRECTORS	24

ALTERNATE DIRECTOR	26

POWERS AND DUTIES OF DIRECTORS	26

BORROWING POWERS OF DIRECTORS	29

THE SEAL	29

DISQUALIFICATION OF DIRECTORS	29

PROCEEDINGS OF DIRECTORS	30

DIVIDENDS	32

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION	33

CAPITALISATION OF RESERVES	34

SHARE PREMIUM ACCOUNT	35

NOTICES	35

INFORMATION	37

INDEMNITY	37

NON-RECOGNITION OF TRUSTS	38

WINDING UP	38

AMENDMENT OF ARTICLES OF ASSOCIATION	39

CLOSING OF REGISTER OR FIXING RECORD DATE	39

ii

REGISTRATION BY WAY OF CONTINUATION	39

MERGERS AND CONSOLIDATION	40

DISCLOSURE	40

EXCLUSIVE FORUM	40

iii

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

MONEYHERO LIMITED

(ADOPTED BY SPECIAL RESOLUTION DATED [⚫])

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to MoneyHero Limited (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Acquisition Closing Date” means the effective date of the merger of Gemini Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned subsidiary of the Company and CompareAsia Group Capital Limited, a Cayman Islands exempted company limited by shares pursuant to that certain Business Combination Agreement, dated as of [●] 2023 by and among the Company, Gemini Merger Sub 2 Limited, CompareAsia Group Capital Limited and other parties named therein.

“Affiliate” means:

(i) in relation to any specified Person that is a natural person, that Person’s relatives (being the spouse and children of such Person and any parent or siblings of such Person or spouse), any trust for the benefit of that Person and/or that Person’s relatives or estate, or any Person which is controlled, directly or indirectly, by that Person and/or that Person’s relatives (acting singly or together), and following the death of such Person, such Person’s estate;

(ii) in relation to any specified Person that is not a natural person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; and

1

(iii) in addition, in the case of Mr. Li and his Affiliates, an “Affiliate” shall also include PCCW, any Initial Class B Shareholder and any Person in which more than 30% of the voting or economic rights are held, directly or indirectly, by (or by an Affiliate of) Mr. Li, and Mr. Li and each of his Affiliates shall also be an Affiliate of PCCW, any Initial Class B Shareholder and such specified Person;

provided that the Company and each of its Subsidiaries shall be deemed not to be Affiliates of the Bridgetown Investor. As used in this definition of “Affiliate”, the word “control” (including its correlative meanings, “controlled by”, “controlling” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Law” means any legislation, statute, act, decree, rule, order, treaty, directive, regulation, subsidiary or subordinate legislation, code, judgment, order, statutory guidance note, circular, decree, directive, code of practice, notice or announcement or any other law (including common law, securities laws and regulations or listing rules), or any interpretation thereof, which is binding on a party which has been enacted, issued or promulgated by any Governmental Body or any order, judgment or decree of any court with jurisdiction over the relevant party.

“Articles” means these articles of association of the Company, as amended or substituted from time to time.

“Board” means the board of Directors of the Company from time to time.

“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.

“Bridgetown Investor” means Bridgetown LLC, a Cayman Islands limited liability company.

“Business Day” means a day on which banks are open for ordinary banking business in Hong Kong, Singapore, the Cayman Islands and New York (excluding Saturdays, Sundays and public holidays).

“Chairman” means chairman of the Board, who shall be elected and appointed by a majority of the Directors then in office.

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

“Class A Share” means a Class A ordinary share with a nominal or par value of $0.0001 each in the capital of the Company, including a fraction of such Class A ordinary share.

“Class B Share” means a Class B ordinary share with a nominal or par value of $0.0001 each in the capital of the Company, including a fraction of such Class B ordinary share.

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“Companies Act” means the Companies Act (as amended) of the Cayman Islands.

“Company’s Website” means the main corporate/investor relations website of the Company, the address or domain name of which has been disclosed in any registration statement filed by the Company with the Commission, or which has otherwise been notified to the Shareholders.

“Commission” means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act.

“Conversion Price” means, initially, US$8.110360 per Class A Share, as adjusted from and after the Acquisition Closing Date in accordance with Article 23.

“Deemed Subscription Price” means US$8.110360 per Preference Share.

“Designated Stock Exchange” means any national securities exchange or automated quotation system on which the Company’s securities are traded, including but not limited to the New York Stock Exchange and Nasdaq Capital Market.

“Directors” means the directors of the Company for the time being, including any duly appointed alternate, or as the case may be, the directors assembled as a board or as a committee thereof.

“electronic” has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor.

“electronic communication” means electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board.

“electronic record” has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor.

“Electronic Transactions Act” means the Electronic Transactions Act (As Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof.

“Exchange Act” means the Securities Exchange Act of 1934 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Governmental Body” means any foreign, federal, state, provincial, local or other court, governmental authority, tribunal, commission or regulatory body or self-regulatory body (including any securities exchange), or any political or other subdivision, department, agency or branch of any of the foregoing.

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“Initial Class B Shareholders” means Bridgetown Investor, Daniel Wong, Samuel Altman, John R. Hass, In Joon Hwang, Kenneth Ng and Steve Teichman.

“Liquidation” means the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.

“Mr. Li” means Mr. Li Tzar Kai, Richard.

“Office” means the registered office of the Company as required by the Companies Act.

“Officers” means the officers for the time being and from time to time of the Company.

“Ordinary Resolution” means a resolution:

(a)

passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)

approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes Shares credited as paid up.

“PCCW” means PCCW Media International Limited.

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“Preference Share” means a convertible preference share with a nominal or par value of $0.0001 each in the capital of the Company, including a fraction of such convertible preference share.

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Act and these Articles, means the Register maintained by the Company pursuant to the Companies Act and these Articles that is not designated by the Directors as a Branch Register.

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“Register” means the register of Members of the Company required to be kept pursuant to the Companies Act and includes any Branch Register(s) established by the Company in accordance with the Companies Act.

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.

“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register.

“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Act.

“signed” means bearing a signature or representation of a signature affixed by mechanical means.

“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a)

passed by a majority of not less than two-thirds (2/3) of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)

approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Subsidiary” means, with respect to any specified Person, any person that is directly or indirectly through one or more intermediaries controlled by such specified person, provided that the Company and each of its Subsidiaries shall be deemed not to be Subsidiaries of the Bridgetown Investor. As used in this definition of “Subsidiary”, the word “control” (including its correlative meanings), “controlled by” and “controlling” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

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“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to USD (or $) and to a US cent or cents is reference to dollars of the United States of America;

(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)

reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(g)

reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing including in the form of an electronic record or partly one and partly another;

(h)	any requirements as to delivery under the Articles include delivery in the form of an electronic record or an electronic communication;

(i)

any requirements as to execution or signature under the Articles, including the execution of the Articles themselves, can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act; and

(j)	Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

3.	Subject to the preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

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PRELIMINARY

4.	The business of the Company may be commenced at any time after incorporation.

5.

The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.

The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.

The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Act and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Act, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Act.

SHARES

8.	Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)	grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

9.

The Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and the different Classes and sub-classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution.

10.

The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

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11.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

RIGHTS AND RESTRICTIONS ATTACHING TO CLASS A SHARES AND CLASS B SHARES

12.

Subject to the provisions of Article 17 through Article 24 and except as otherwise provided in these Articles (including Articles 14 to 16 and Article 89), the Class A Shares and Class B Shares have the same rights and powers, and rank pari passu (including as to dividends and distributions, and upon the occurrence of any Liquidation), share ratably and are identical in all respects and as to all matters.

13.	The Class B Shares shall only be held by the Initial Class B Shareholders and their respective Affiliates.

CONVERSION OF CLASS B SHARES

14.	Optional and Automatic Conversion of Class B Shares.

(a)

Each Class B Share is convertible into one (1) Class A Share (as adjusted for share subdivisions, share consolidations and similar transactions after the Acquisition Closing Date) at any time at the option of the holder thereof. In no event shall any Class A Shares be convertible into any Class B Shares.

(b)

Any number of Class B Shares held by a holder thereof shall be automatically and immediately converted into an equal number of Class A Shares in accordance with these Articles (as adjusted for share subdivisions, consolidations and similar transactions after the Acquisition Closing Date) upon the occurrence of any of the following:

(i)

any direct or indirect sale, transfer, assignment, or disposition of such Class B Shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such Class B Shares through voting proxy or otherwise, in each case to another Person that is not an Affiliate of such holder;

for the avoidance of doubt, (A) the creation of any pledge, charge, encumbrance, or other third party right of whatever description on any of Class B Shares to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment, or disposition under this Article 14(b)(i) unless and until any such pledge, charge, encumbrance, or other third party right is enforced and results in a third party that is not an Affiliate of such holder holding directly or indirectly legal or beneficial ownership or voting power through voting proxy or otherwise to the related Class B Shares, in which case all the related Class B Shares shall be automatically converted into the same number of Class A Shares; and (B) the assignment of voting power through a single proxy for the purposes of attending and voting at only one meeting (or any adjournment thereof) of the Company shall not result in any conversion of such Class B Shares into an equal number of Class A Shares under this Article 14(b)(i) or Article 14(b)(ii);

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(ii)

the direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B Shares that is an entity to any Person that is not an Affiliate of the such holder;

for the avoidance of doubt, (A) the creation of any pledge, charge, encumbrance, or other third party right of whatever description on the issued and outstanding voting securities or the assets of a holder of Class B Shares to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment, or disposition under this Article 14(b)(ii) unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in a third party that is not an Affiliate of such holder holding directly or indirectly legal or beneficial ownership or voting power through voting proxy or otherwise to the related issued and outstanding voting securities or the assets; and (B) the assignment of voting power through a single proxy for the purposes of attending and voting at only one meeting (or any adjournment thereof) of a direct or indirect holder of Class B Shares shall not result in any conversion of such voting securities into an equal number of Class A Shares under Article 14(b)(i) or this Article 14(b)(ii).

(c)

Each Class B Share in issue shall be automatically and immediately converted into one (1) Class A Share (as adjusted for share subdivisions, consolidations and similar transactions after the Acquisition Closing Date) (i) at any time upon the holders of at least two-thirds (2/3) of the issued Class B Shares voting for or consenting to such conversion; or (ii) upon Mr. Li or any of his Affiliates ceasing to be the ultimate direct or indirect beneficial owner of any issued and outstanding Class B Shares.

15.

Any conversion of Class B Shares into Class A Shares pursuant to these Articles shall be effected by means of the automatic acquisition and cancellation by the Company of each relevant Class B Share and the immediate issuance of a Class A Share. Other than in connection with share subdivisions, consolidations or similar transactions, the Company shall not issue any additional Class B Shares.

16.

The Company shall at all times reserve and keep available out of its authorised but unissued Class A Shares, solely for the purpose of effecting the conversion of Class B Shares, such number of its Class A Shares as shall from time to time be sufficient to effect the conversion of all issued and outstanding Class B Shares; and if at any time the number of authorised but unissued Class A Shares shall not be sufficient to effect the conversion of all then-issued and outstanding Class B Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorised but unissued Class A Shares by such number as shall be sufficient for such purpose.

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PREFERENCE SHARES

17.

In the event of any Liquidation, the holders of Preference Shares then issued and outstanding shall, with respect to each Preference Share held by such holder, be entitled to receive, prior to any distribution to the holders of the Class A Shares, Class B Shares or any other class or series of Shares, such liquidation preference in an amount equal to the higher of (a) 100% of the Deemed Subscription Price, as adjusted for share dividends, share subdivisions, share consolidations, recapitalizations or similar events and (b) the aggregate value that such holder would have received with respect to such Preference Share had all holders of Preference Shares, immediately prior to such Liquidation, converted all Preference Shares then issued and outstanding into Class A Shares at the applicable Conversion Price then in effect in accordance with provisions of Articles 20, 21 and 23 (the aggregate amount of such liquidation preference with respect to all Preference Shares is referred to as the “Preference Amount”).

18.

If upon any Liquidation the remaining assets of the Company available for distribution to the Shareholders shall be insufficient to pay the holders of the Preference Shares the full Preference Amount pursuant to Article 17, (a) the holders of the Preference Shares shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective portion of the full Preference Amount which would otherwise be payable to each holder in respect of such holder’s Preference Shares upon such Liquidation if all amounts payable on or with respect to such Preference Shares were paid in full, and (b) the Company shall not make or agree to make, or set aside for the benefit of the holders of Class A Shares or Class B Shares, any payments to the holders of Class A Shares or Class B Shares.

19.

Each holder of issued and outstanding Preference Shares shall be entitled to vote with holders of issued and outstanding Class A Shares and Class B Shares, voting together as a single class, with respect to any and all matters presented to the Shareholders for their action or consideration (whether at an annual or extraordinary general meeting of the Company, by written action of shareholders in lieu of a meeting or otherwise) pursuant to the provisions of Article 89 through Article 98, except as provided by law. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all Class A Shares into which the Preference Shares held by the applicable holder could be converted) shall be rounded down to the nearest whole number. Each holder of issued and outstanding Preference Shares shall be entitled to notice of all annual or extraordinary general meetings of the Company (or requests for written consent) in accordance with these Articles.

20.

Subject to these Articles (including Article 23), at any time and from time to time after the Acquisition Closing Date, any holder of Preference Shares shall have the right by written election to the Company to convert all or any portion of the issued and outstanding Preference Shares held by such holder into such number of Class A Shares as determined by dividing (a) the product of (x) the number of Preference Shares elected for conversion by such holder multiplied by (y) the Deemed Subscription Price, by (b) the Conversion Price in effect immediately prior to such conversion.

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21.

Any conversion of Preference Shares into Class A Shares pursuant to these Articles shall be effected by means of the automatic acquisition and cancellation by the Company of the relevant Preference Shares and the immediate issuance of the relevant number of Class A Shares calculated in accordance with these Articles on an as-converted basis (after aggregating all Class A Shares into which the Preference Shares held by the applicable holder could be converted), rounded down to the nearest whole number. Other than in connection with share subdivisions, consolidations or similar transactions, the Company shall not issue any additional Preference Shares.

22.

The Company shall at all times reserve and keep available out of its authorised but unissued Class A Shares, solely for the purpose of effecting the conversion of Preference Shares, such number of its Class A Shares as shall from time to time be sufficient to effect the conversion of all issued and outstanding Preference Shares; and if at any time the number of authorised but unissued Class A Shares shall not be sufficient to effect the conversion of all then-issued and outstanding Preference Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorised but unissued Class A Shares by such number as shall be sufficient for such purpose.

23.	The Conversion Price and the number of Class A Shares issuable on conversion of the Preference Shares shall be subject to adjustment from time to time as provided in this Article 23.

(a)

In case the issued and outstanding Class A Shares shall be subdivided (whether by share subdivision, recapitalization or otherwise) into a greater number of Class A Shares or consolidated (whether by consolidation, reverse share subdivision or otherwise) into a lesser number of Class A Shares, as applicable, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision or consolidation becomes effective shall be adjusted to equal the product of the Conversion Price in effect on such date and a fraction, the numerator of which shall be the number of Class A Shares issued and outstanding immediately prior to such subdivision or consolidation and the denominator of which shall be the number of Class A Shares issued and outstanding immediately after such subdivision or consolidation. Such adjustment shall become effective retroactively to the close of business on the day upon which such subdivision or consolidation becomes effective.

(b)

In case the Company shall pay or make a dividend or other distribution on Class A Shares payable in Class A Shares (in which case, for the avoidance of doubt, the holders of Preference Shares shall not participate), the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Class A Shares issued and outstanding at the close of business on the record date fixed for such determination and the denominator of which shall be the sum of such number of Class A Shares issued and outstanding at the close of business on the record date fixed for such determination and the total number of Class A Shares constituting such dividend or other distribution. Such reduction shall become effective retroactively to a date immediately following the record date for the determination of the holders entitled to such dividends and distributions.

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(c)

If there shall occur any reclassification, statutory exchange, reorganization, recapitalization, consolidation or merger involving the Company with or into another Person (excluding a merger solely for the purpose of changing the Company’s jurisdiction of incorporation or domicile) (a “Reorganization Event”), then following any such Reorganization Event, each Preference Share shall remain issued and outstanding and be convertible, at the option of the holder thereof, into the number, kind and amount of securities, cash or other property which a holder of such Preference Share would have received in such Reorganization Event had such holder converted its Preference Shares into the applicable number of Class A Shares immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective time of the Reorganization Event; and, in such case, appropriate adjustment shall be made in the application of the provisions in this Article 23 set forth with respect to the rights and interest thereafter of the holders, as determined on a reasonable basis in good faith by the Board, to the end that the provisions set forth in this Article 23 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares or other property thereafter deliverable upon the conversion of the Preference Shares. The Company (or any successor thereof) shall, no less than ten (10) Business Days prior to the occurrence of any Reorganization Event, provide written notice to the holders of Preference Shares of such occurrence of such expected event and of the kind and amount of the cash, securities or other property that each Preference Share will be convertible into under this Article 23(c). Failure to deliver such notice shall not affect the operation of this Article 23(c).

(d)

In case any event or circumstance shall occur as to which the provisions of Article 23(a) through Article 23(c) above are not strictly applicable, but the failure to make any adjustment to the Conversion Price would not fairly and equitably in the good faith reasonable determination of the Board protect the conversion rights of the Preference Shares in accordance with the essential intent and principles hereof, then, in each such case, the Board, acting reasonably and in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in Article 23(a) through Article 23(c) above necessary to preserve, without dilution, the conversion rights of the Preference Shares.

(e)

Full effect will be given to the provisions of Article 23(a) to Article 23(d), as and when occasions of their application arise and in such manner that the effects of the successive applications of them are cumulative and without prejudice to each other.

(f)	No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of Class A Shares.

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(g)	The Company shall:

(i)

as promptly as reasonably practicable following any adjustment of the Conversion Price, furnish to each holder of record of Preference Shares at the address specified for such holder in the Register (or at such other address as may be provided to the Company in writing by such holder) a certificate setting forth in reasonable detail such adjustment, the facts upon which it is based and the calculation thereof; and

(ii)

as promptly as reasonably practicable following the receipt by the Company of a written request by any holder of Preference Shares, furnish to such holder a certificate setting forth the Conversion Price then in effect and the number of Conversion Securities or the amount, if any, of other shares, securities or assets then issuable to such holder upon conversion of the Preference Shares held by such holder.

24.

Without prejudice to Articles 17 and 18, if any dividends or other distributions are declared or paid in cash or other assets (except dividends or other distributions payable in Class A Shares) by the Board or the Company on Class A Shares pursuant to these Articles, each holder of Preference Shares shall be entitled to, with respect to all Preference Shares held by such holder, such amount of dividends or other distributions that such holder would receive had such holder converted all its Preference Shares into the applicable number of Class A Shares immediately prior to the record date for the determination of the holders entitled to such dividends or distributions. With respect to any payment of dividends or other distributions of assets pursuant to the foregoing, all of the Preference Shares shall rank pari passu with the Class A Shares and Class B Shares in issue from time to time.

MODIFICATION OF RIGHTS

25.

Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors in accordance with these Articles) the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third (1/3) in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one (1) vote for each Share of the Class held by him. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action.

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26.

The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company.

CERTIFICATES

27.

No Person shall be entitled to a certificate for any or all of his Shares, unless the Directors shall determine otherwise. All certificates shall specify the Share or Shares held by that Person, provided that in respect of a Share or Shares held jointly by several Persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the Member entitled thereto at the Member’s registered address as appearing in the Register.

28.	Every share certificate of the Company shall bear legends required under the Applicable Laws, including the Securities Act.

29.

Any two or more certificates representing Shares of any one Class held by any Member may at the Member’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of one dollar (US$1.00) or such smaller sum as the Directors shall determine.

30.

If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request, subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

31.	In the event that Shares are held jointly by several Persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

FRACTIONAL SHARES

32.

The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

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LIEN

33.

The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

34.

The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

35.

For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

36.

The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

37.

The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

38.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

39.

If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

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40.

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

41.

The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

42.

The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent (8%) per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

43.

If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

44.

The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

45.

If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

46.

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

47.

A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

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48.

A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

49.

The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

50.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

51.

Subject to these Articles and the rules or regulations of the Designated Stock Exchange or any relevant securities laws, any Member may transfer all or any Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The instrument of transfer shall and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

52.	The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

53.

Subject to the rules of any Designated Stock Exchange on which the Shares in question may be listed and to any rights and restrictions for the time being attached to any Share, the Directors shall not unreasonably decline to register any transfer of Shares, and shall upon making any decision to decline to register any transfer of Shares assign an appropriate reason therefor. If the Directors refuse to register a transfer of any Share the Secretary shall, within two (2) months after the date on which the transfer request was lodged with the Company, send to the transferor and transferee notice of the refusal, including the relevant reason for such refusal. For the avoidance of doubt, it shall not be unreasonable for the Directors to decline to register any transfer of a Share if such transfer would breach or cause a breach of: (i) the rules of any Designated Stock Exchange on which the Shares may be listed; or (ii) applicable law or regulation at such times and for such periods as the Directors may from time to time determine.

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54.

The registration of transfers may, on ten (10) calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of any Designated Stock Exchange on which the Shares in question may be listed, be suspended and the Register closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the Register closed for more than thirty (30) calendar days in any calendar year.

55.

All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

56.

Notwithstanding any other provision of these Articles, no holder of Preference Shares may, without the prior written consent of the Company, sell, transfer, tender, pledge, assign or otherwise dispose of, directly or indirectly, any of the Preference Shares held by such holder. Any action attempted to be taken in violation of the preceding sentence shall be null and void. The Company may notify its transfer agent or such other Person with the responsibility for maintaining the Register that there is a stop transfer order with respect to any transfer of Preference Shares in violation of this Article 56.

TRANSMISSION OF SHARES

57.

The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

58.

Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

59.

A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided however, that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within ninety (90) calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

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REGISTRATION OF EMPOWERING INSTRUMENTS

60.

The Company shall be entitled to charge a fee not exceeding one U.S. dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

ALTERATION OF SHARE CAPITAL

61.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

62.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)

subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)

cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

63.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

64.	Subject to the Companies Act, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder;

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of its capital; and

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(d)	accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

65.

The holder of the Shares being purchased shall be bound to deliver to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

66.

Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

67.	The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

68.

The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

TREASURY SHARES

69.

Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

70.

No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

71.	The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)

a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

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72.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

GENERAL MEETINGS

73.	The Directors may, whenever they think fit, convene a general meeting of the Company.

74.

The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give Shareholders notice in writing of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

75.

General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company holding at least 7.5 percent of the paid up voting share capital of the Company deposited at the Office specifying the objects of the meeting by notice given no later than twenty-one (21) days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than forty-five (45) days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

76.

If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

77.

At least fourteen (14) clear days’ notice in writing counting from the date of service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the business to be considered at the meeting, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

78.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

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PROCEEDINGS AT GENERAL MEETINGS

79.

All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

80.

No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

81.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, shall stand adjourned to a date falling within thirty (30) days of the initial general meeting, at the same time and place, and at least fourteen (14) days’ notice shall be given to all Shareholders in relation to such adjourned meeting, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the meeting shall be dissolved.

82.

If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone, videoconference telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

83.	The Chairman shall preside as chairman at every general meeting of the Company.

84.

If there is no such Chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Shareholders present in person or by proxy shall by a simple majority vote choose any Person present to be chairman of that meeting.

85.	The chairman may adjourn a meeting from time to time and from place to place either:

(a)	with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting); or

(b)	without the consent of such meeting if, in his sole opinion, he considers it necessary to do so to:

(i)	secure the orderly conduct or proceedings of the meeting; or

(ii)	give all persons present in person or by proxy and having the right to speak and / or vote at such meeting, the ability to do so,

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but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

86.	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

87.	A poll shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

88.	In the case of an equality of votes on a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

VOTES OF SHAREHOLDERS

89.

Subject to any rights and restrictions for the time being attached to any Share, on a poll, (a) each Class A Share shall be entitled to one (1) vote on all matters subject to a vote of the Shareholders, (b) each Class B Share shall be entitled to ten (10) votes on all matters subject to a vote of the Shareholders and (c) each Preference Share shall be entitled to a number of votes equal to the number of Class A Shares (rounded down to the nearest whole number) into which such Preference Share is convertible pursuant to Article 20 as of the record date for such vote or written resolutions or, if there is no specified record date, as of the date of such vote or written resolutions.

90.	Subject to Article 25, the Class A Shares, the Class B Shares and the Preference Shares will vote together as a single class on all matters subject to a vote of the Shareholders.

91.

In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

92.

A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

93.

No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

94.	On a poll votes may be given either personally or by proxy.

95.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorised. A proxy need not be a Shareholder.

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96.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

97.

The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

98.

An Ordinary Resolution or a Special Resolution in writing signed by all Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

DEPOSITARY AND CLEARING HOUSES

99.

If a recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorize such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any Class of Shareholders provided that, if more than one Person is so authorized, the authorization shall specify the number and Class of Shares in respect of which each such Person is so authorized. A Person so authorized pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Member holding the number and Class of Shares specified in such authorization, including the right to vote individually.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

100.

Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

DIRECTORS

101.

Subject to these Articles, the Board shall consist of no more than nine (9) Directors, unless otherwise determined by the Company in general meeting. The exact number of Directors shall be determined from time to time by the Board.

102.

The Board shall have a Chairman elected and appointed by a majority of the Directors then in office. The period for which the Chairman will hold office will also be determined by a majority of all of the Directors then in office. The Chairman shall preside as chairman at every meeting of the Board. To the extent the Chairman is not present at a meeting of the Board within fifteen (15) minutes after the time appointed for holding the same, the attending Directors may choose one of their number to be the chairman of the meeting.

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103.	The following terms shall apply to the appointment and removal of a Director:

(a)	The Company may by Ordinary Resolution appoint any Person to be a Director.

(b)

The Board may, by the affirmative vote of a simple majority of the Directors present and voting at a Board meeting, appoint any person as a Director, to fill a vacancy on the Board arising from the office of any Director being vacated in any of the circumstances described in Article 124, or as an addition to the existing Board.

(c)

An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or re-appointment by the Board.

104.

A Director may be removed from office by Ordinary Resolution of the Company, notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). A vacancy on the Board created by the removal of a Director under the previous sentence may be filled by Ordinary Resolution or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting.

105.

The Board may, from time to time, and except as required by Applicable Law or the rules of any Designated Stock Exchange on which the Shares may be listed, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company and determine on various corporate governance related matters of the Company as the Board shall determine by resolution of Directors from time to time.

106.	The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

107.	There shall be no shareholding qualification for Directors unless determined otherwise by Ordinary Resolution.

108.

The Directors shall be entitled to be paid for their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

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ALTERNATE DIRECTOR

109.

Any Director may in writing from time to time and at any time appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing him and where he is a Director to have a separate vote in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an Officer solely as a result of his appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

POWERS AND DUTIES OF DIRECTORS

110.

Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

111.

The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

112.

The Directors may appoint any Person to be a Secretary (and if needed, an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

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113.	Committees

(a)

Subject to these Articles, the Directors may delegate any of their powers to committees consisting of such number of Directors as they deem fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors and when establishing any committee the Board shall approve the terms of reference and scope of authority of such committee. Save as otherwise provided in this Article 113, proceedings of any committee of the Board shall be conducted in the same manner as proceedings of the Board. The Company’s committees shall initially comprise of:

(b)	Audit Committee

(i)	An audit committee (the “Audit Committee”) to operate in accordance with the terms of reference of that committee as approved by the Board.

(ii)	The Audit Committee shall meet the independence and experience requirements set forth in Rule 10A–3 under the Exchange Act and in the listing standards of the Designated Stock Exchange.

(iii)	The Board or any two (2) members of the Audit Committee may from time to time convene a meeting of the Audit Committee.

(iv)	The quorum necessary for the transaction of the business of the Audit Committee shall be the presence in person, or by proxy, of at least the majority in number of the members of the Audit Committee.

(c)	Nominating and Corporate Governance Committee

(i)	A nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) to operate in accordance with the terms of reference of that committee as approved by the Board.

(ii)

From time to time, the Nominating and Corporate Governance Committee can recommend for the Board’s approval policies regarding the appointment, retirement, termination and tenure of Directors and related aspects.

(iii)	The Nominating and Corporate Governance Committee shall meet the independence requirements set forth in the listing standards of the Designated Stock Exchange.

(iv)	The Board or any two (2) members of the Nominating and Corporate Governance Committee may from time to time convene a meeting of the Nominating and Corporate Governance Committee.

(v)

The quorum necessary for the transaction of the business of the Nominating and Corporate Governance Committee shall be the presence in person, or by proxy, of at least the majority in number of the members of the Nominating and Corporate Governance Committee.

(d)	Compensation Committee

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(i)	A compensation committee (the “Compensation Committee”) to operate in accordance with the terms of reference of that committee.

(ii)	The Compensation Committee shall meet the independence requirements set forth in the listing standards of the Designated Stock Exchange.

(iii)	The Board or any two (2) members of the Compensation Committee may from time to time convene a meeting of the Compensation Committee.

(iv)

The quorum necessary for the transaction of the business of the Compensation Committee shall be the presence in person, or by proxy, of at least the majority in number of the members of the Compensation Committee.

114.

The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

115.

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

116.

Subject to Article 113, the Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Person to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person.

117.

Subject to Article 113, the Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

118.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

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119.

The Directors may agree with a Shareholder to waive or modify the terms applicable to such Shareholder’s subscription for Shares without obtaining the consent of any other Shareholder; provided that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Shareholders.

BORROWING POWERS OF DIRECTORS

120.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

121.

The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

122.

The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

123.

Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

124.	The office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	dies or is found to be or becomes of unsound mind;

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(c)	resigns his office by notice in writing to the Company;

(d)	is removed from office by Ordinary Resolution;

(e)	is removed from office by notice addressed to him at his last known address and signed by all of his co-Directors (not being less than two (2) in number); or

(f)	is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS

125.

The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a simple majority vote of the Directors present and voting at the meeting. In case of an equality of votes the Chairman (if any) shall not have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

126.

A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone, videconference or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting. A meeting conducted by means of a conference telephone or a video conference telephone or similar communications equipment as aforesaid is deemed to be held at the place agreed upon by the Directors attending the meeting, provided that at least one of the Directors present at the meeting was at that place for the duration of the meeting.

127.

Each of the Directors shall be entitled to receive not less than five (5) Business Days’ written notice of all meetings of the Directors (or such shorter period of notice, or without notice, in respect of any particular meeting as may be agreed jointly by all the Directors) specifying the date (which shall be a Business Day), time and place of the meeting and shall be accompanied by a detailed agenda in respect of the business to be transacted thereat, together with any materials required for such meeting.

128.

The quorum necessary for the transaction of the business of the Board may be fixed by the Directors, and unless so fixed, the quorum shall be a majority of Directors then in office. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

129.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

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130.

Subject to these Articles, a Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

131.

Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

132.	The Directors shall cause minutes to be made in books or loose-leaf folders, or stored in electronic or digital form, for the purpose of recording:

(a)	all appointments of Officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

133.

When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

134.

A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

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135.

The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

136.

The Chairman shall preside as chairman at every meeting of the Board, but if no such Chairman is elected, or if at any meeting the Chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

137.

Subject to any regulations imposed on it by the Directors and these Articles, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

138.

A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall not have a second or casting vote.

139.

All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

DIVIDENDS

140.

Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Act and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

141.

Without limiting Article 140 and subject to these Articles and any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

142.

The Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

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143.

Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

144.

The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable).

145.

Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.

146.	If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

147.	No dividend shall bear interest against the Company.

148.	Any dividend unclaimed after a period of six calendar years from the date of declaration of such dividend may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

149.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

150.	The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

151.

The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

152.

The accounts relating to the Company’s affairs shall only be audited if the Directors so determine and/or if required by any applicable law, rule, regulation or regulatory authority, in which case the accounting principles will be determined by the Directors. The financial year of the Company shall end on 31 December of each year or such other date as the Directors may determine.

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153.	The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

154.

Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

155.

The auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

156.

The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

157.	Subject to the Companies Act and these Articles, the Directors may:

(a)

resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

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(c)

make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)

the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to any of the actions contemplated by this Article.

SHARE PREMIUM ACCOUNT

158.

The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

159.

There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES

160.

Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Shareholder may have specified in writing for the purpose of such service of notices, or by placing it on the Company’s Website should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

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161.

Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

162.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

(b)

facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served forty-eight (48) hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic means, shall be deemed to have been served immediately (i) upon the time of the transmission by electronic mail or (ii) upon the time of its placement on the Company’s Website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

163.

Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

164.	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

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INFORMATION

165.

Subject to the relevant laws, rules and regulations applicable to the Company, no Shareholder shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Shareholders to communicate to the public.

166.

Subject to due compliance with the relevant laws, rules and regulations applicable to the Company, the Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Shareholders including, without limitation, information contained in the Register and transfer books of the Company.

INDEMNITY

167.

Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

168.	No Indemnified Person shall be liable (and an Indemnified Person shall be indemnified by the Company as described in Article 167 if any person holds such Indemnified Person liable):

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

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(f)

for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction.

NON-RECOGNITION OF TRUSTS

169.

Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

WINDING UP

170.	If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as he thinks fit in satisfaction of creditors’ claims.

171.

Subject to Articles 17 and 18, if the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

172.

Subject to Articles 17 and 18, if the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares (on an as converted to Class A Shares basis) held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

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AMENDMENT OF ARTICLES OF ASSOCIATION

173.	Subject to the Companies Act and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

174.

For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

175.

In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

176.

If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

177.

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

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MERGERS AND CONSOLIDATION

178.	The Company may merge or consolidate in accordance with the Companies Act.

179.	To the extent required by the Companies Act, the Company may by Special Resolution resolve to merge or consolidate the Company.

DISCLOSURE

180.

The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.

EXCLUSIVE FORUM

181.

Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by relevant law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act, regardless of whether such legal suit, action, or proceeding also involves parties other than the Company.

182.

Unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction to hear, settle and/or determine any dispute, controversy or claim (including any non-contractual dispute, controversy or claim) whether arising out of or in connection with these Articles or otherwise, including any questions regarding their existence, validity, formation or termination. For the avoidance of doubt and without limiting the jurisdiction of the courts of the Cayman Islands to hear, settle and/or determine disputes related to the Company, the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Company to the Company or the Company’s Shareholders, (iii) any action or petition asserting a claim arising pursuant to any provision of the Applicable Laws or these Articles including but not limited to any purchase or acquisition of Shares, securities or guarantee provided in consideration thereof, or (iv) any action asserting a claim against the Company concerning its internal affairs. This Article shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, or the Exchange Act, as amended, or any other claim based on securities laws for which claim the federal district courts of the United States have exclusive jurisdiction.

183.

Any person or entity purchasing or otherwise acquiring any Share or other securities in the Company, or purchasing or otherwise acquiring depositary shares representing the Company’s shares issued pursuant to relevant deposit agreements, whether such acquisition be by transfer, sale, operation of law or otherwise, shall be deemed to have notice of, irrevocably agreed and consented to the provisions of this Article and Articles 181 and 182 above. Without prejudice to the foregoing, if any part of this Article, Articles 181 or 182 are held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of these Articles shall not be affected nor be impaired and this Article, Articles 181 and/or 182 shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion as may be necessary so as best to give effect to the intention of the Company.

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EXHIBIT D

FORM OF ARTICLES OF THE SURVIVING SUBSIDIARY

IN THE MATTER OF

THE COMPANIES ACT (AS AMENDED)

AND

IN THE MATTER

OF

GEMINI MERGER SUB 1 LIMITED

AFFIDAVIT

I, [CaymanSignatory], of George Town, Grand Cayman, Cayman Islands, MAKE OATH AND SAY as follows:

1.	WNL Limited is a Subscriber of Gemini Merger Sub 1 Limited, a company applying for registration under the Companies Act (as amended).

2.	The operation of the company will be conducted mainly outside the Cayman Islands.

3.	I make this Affidavit pursuant to Section 165 of the Companies Act (as amended), in support of the application of the company to be registered as an Exempted Company.

SWORN and DECLARED before me at George Town, Grand Cayman, Cayman Islands on 26 September 2016)
)
)
)
	)	[CaymanSignatory]
	)	as authorised signatory for and on behalf of
	)	WNL Limited
Notary Public

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

GEMINI MERGER SUB 1 LIMITED

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

GEMINI MERGER SUB 1 LIMITED

1.	The name of the company is Gemini Merger Sub 1 Limited (the “Company”).

2.

The registered office of the Company will be situated at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands or at such other location as the Directors may from time to time determine.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”).

4.

The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.

The authorised share capital of the Company is US$50,000 divided into 5,000,000 Ordinary shares with a nominal or par value of US$0.01 each provided always that subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.	The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

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The undersigned, whose name, address and description are set out below, wishes the Company to be incorporated as a company in the Cayman Islands in accordance with this Memorandum of Association, and agrees to take the number of shares in the capital of the Company as set out opposite the undersigned’s name.

NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBER	NUMBER OF SHARES TAKEN BY SUBSCRIBER

WNL Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands	ONE ORDINARY SHARE

[CaymanSignatory] as Authorised Signatory of WNL Limited

Dated:

Signature of Witness

Name:	Shelley Lindsay

Address:	190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands

Occupation:	Secretary

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THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

GEMINI MERGER SUB 1 LIMITED

i

DIRECTORS	14

ALTERNATE DIRECTOR	15

POWERS AND DUTIES OF DIRECTORS	15

BORROWING POWERS OF DIRECTORS	17

THE SEAL	17

DISQUALIFICATION OF DIRECTORS	17

PROCEEDINGS OF DIRECTORS	18

DIVIDENDS	20

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION	21

CAPITALISATION OF RESERVES	21

SHARE PREMIUM ACCOUNT	22

NOTICES	23

INDEMNITY	24

NON-RECOGNITION OF TRUSTS	25

WINDING UP	25

AMENDMENT OF ARTICLES OF ASSOCIATION	25

CLOSING OF REGISTER OR FIXING RECORD DATE	25

REGISTRATION BY WAY OF CONTINUATION	26

MERGERS AND CONSOLIDATION	26

DISCLOSURE	26

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THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

GEMINI MERGER SUB 1 LIMITED

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to Gemini Merger Sub 1 Limited (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Articles” means these articles of association of the Company, as amended or substituted from time to time.

“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

“Companies Act” means the Companies Act (as amended) of the Cayman Islands.

“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof.

“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.

“Office” means the registered office of the Company as required by the Companies Act.

“Officers” means the officers for the time being and from time to time of the Company.

“Ordinary Resolution” means a resolution:

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(a)

passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)

approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Act and these Articles, means the Register maintained by the Company pursuant to the Companies Act and these Articles that is not designated by the Directors as a Branch Register.

“Register” means the register of Members of the Company required to be kept pursuant to the Companies Act and includes any Branch Register(s) established by the Company in accordance with the Companies Act.

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.

“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.

“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber.

“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Act.

“signed” means bearing a signature or representation of a signature affixed by mechanical means.

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“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a)

passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)

approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars or USD (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)

reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and

(g)

reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.	Subject to the preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

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PRELIMINARY

4.	The business of the Company may be commenced at any time after incorporation.

5.

The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.

The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.

The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Act and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Act, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Act.

SHARES

8.	Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)	grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

9.

The Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and the different Classes and sub-classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution.

10.

The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of their subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

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11.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

MODIFICATION OF RIGHTS

12.

Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors) the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by them. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action.

13.

The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company.

CERTIFICATES

14.	No Person shall be entitled to a certificate for any or all of their Shares, unless the Directors shall determine otherwise.

FRACTIONAL SHARES

15.

The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

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LIEN

16.

The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether they are the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by them or their estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

17.

The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of their death or bankruptcy.

18.

For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and they shall not be bound to see to the application of the purchase money, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.

The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

20.

The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

21.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

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22.

If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

23.

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

24.

The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

25.

The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by them, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

FORFEITURE OF SHARES

26.

If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on them requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

27.

The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

28.

If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

29.

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

30.

A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by them to the Company in respect of the Shares forfeited, but their liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

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31.

A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

32.

The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

33.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

34.

The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may determine and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

35.	Subject to the terms of issue thereof, the Directors may determine to decline to register any transfer of Shares without assigning any reason therefor.

36.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

37.

All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

TRANSMISSION OF SHARES

38.

The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

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39.

Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered themself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

40.

A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which they would be entitled if they were the registered Shareholder, except that they shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF SHARE CAPITAL

41.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

42.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)

subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)

cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

43.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

44.	Subject to the Companies Act, the Company may:

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(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder;

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of its capital; and

(d)	accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

45.

Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

46.	The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

47.

The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

TREASURY SHARES

48.

Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

49.

No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

50.	The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

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(b)

a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

51.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

GENERAL MEETINGS

52.	The Directors may, whenever they think fit, convene a general meeting of the Company.

53.

The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give Shareholders notice in writing of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

54.

General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company holding at least ten percent of the paid up voting share capital of the Company deposited at the Office specifying the objects of the meeting by notice given no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

55.

If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

56.

At least seven clear days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the general nature of the business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

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57.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

58.

All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

59.

No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

60.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

61.

If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

62.	The chair, if any, of the Directors shall preside as chair at every general meeting of the Company.

63.

If there is no such chair, or if at any general meeting they are not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chair, any Director or Person nominated by the Directors shall preside as chair, failing which the Shareholders present in person or by proxy shall choose any Person present to be chair of that meeting.

64.	The chair may adjourn a meeting from time to time and from place to place either:

(a)	with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting); or

(b)	without the consent of such meeting if, in their sole opinion, they consider it necessary to do so to:

(i)	secure the orderly conduct or proceedings of the meeting; or

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(ii)	give all persons present in person or by proxy and having the right to speak and / or vote at such meeting, the ability to do so,

but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

65.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chair or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chair that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

66.	If a poll is duly demanded it shall be taken in such manner as the chair directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

67.

In the case of an equality of votes, whether on a show of hands or on a poll, the chair of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

68.

A poll demanded on the election of a chair of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chair of the meeting directs.

VOTES OF SHAREHOLDERS

69.

Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which they or the Person represented by proxy is the holder.

70.

In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

71.

A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by them, whether on a show of hands or on a poll, by their committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

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72.

No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by them in respect of Shares carrying the right to vote held by them have been paid.

73.	On a poll votes may be given either personally or by proxy.

74.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of their attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorised. A proxy need not be a Shareholder.

75.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

76.

The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

77.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

78.

A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

79.

Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as that corporation could exercise if it were an individual Shareholder or Director.

DIRECTORS

80.

The name(s) of the first Director(s) shall either be determined in writing by a majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association.

81.	The Company may by Ordinary Resolution appoint any Person to be a Director.

82.	Subject to these Articles, a Director shall hold office until such time as they are removed from office by Ordinary Resolution.

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83.

The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such numbers are fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited.

84.	The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

85.	There shall be no shareholding qualification for Directors unless determined otherwise by Ordinary Resolution.

86.

The Directors shall have power at any time and from time to time to appoint any Person to be a Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by Ordinary Resolution.

ALTERNATE DIRECTOR

87.

Any Director may in writing appoint another Person to be their alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing them and where they are Director to have a separate vote in addition to their own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by them. Such alternate shall not be an Officer solely as a result of their appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing them and the proportion thereof shall be agreed between them.

POWERS AND DUTIES OF DIRECTORS

88.

Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

89.

The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that their tenure of office be terminated.

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90.

The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

91.

The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

92.

The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in them.

93.

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

94.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Person to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person.

95.

The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

96.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

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97.

The Directors may agree with a Shareholder to waive or modify the terms applicable to such Shareholder’s subscription for Shares without obtaining the consent of any other Shareholder; provided that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Shareholders.

98.	The Directors shall have no authority to present a winding up petition on behalf of the Company without the sanction of a resolution passed by the Company in a general meeting.

BORROWING POWERS OF DIRECTORS

99.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

100.

The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

101.

The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

102.

Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

103.	The office of Director shall be vacated, if the Director:

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(a)	becomes bankrupt or makes any arrangement or composition with their creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns their office by notice in writing to the Company;

(d)	is removed from office by Ordinary Resolution;

(e)	is removed from office by notice addressed to them at their last known address and signed by all of their co-Directors (not being less than two in number); or

(f)	is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS

104.

The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chair shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

105.

A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

106.

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors the quorum shall be two, and if there be one Director the quorum shall be one. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

107.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of their interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that they are to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that they may be interested therein and if they do so their vote shall be counted and they may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

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108.

A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with their office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by their office from contracting with the Company either with regard to their tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding their interest, may be counted in the quorum present at any meeting of the Directors whereat such Director or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and they may vote on any such appointment or arrangement.

109.

Any Director may act by themselves or their firm in a professional capacity for the Company, and they or their firm shall be entitled to remuneration for professional services as if they were not a Director; provided that nothing herein contained shall authorise a Director or their firm to act as auditor to the Company.

110.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of Officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

111.

When the chair of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

112.

A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of their appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or their duly appointed alternate.

113.

The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

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114.

The Directors may elect a chair of their meetings and determine the period for which they are to hold office but if no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chair of the meeting.

115.

Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chair of its meetings. If no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chair of the meeting.

116.

A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chair shall have a second or casting vote.

117.

All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

DIVIDENDS

118.

Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Act and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

119.

Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

120.

The Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

121.

Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at their registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

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122.

The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable).

123.

Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.

124.	If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

125.	No dividend shall bear interest against the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

126.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

127.	The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

128.

The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

129.

The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the accounting principles will be determined by the Directors. The financial year of the Company shall end on 31 December of each year or such other date as the Directors may determine.

130.

The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

131.	Subject to the Companies Act and these Articles, the Directors may:

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(a)

resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)

make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)

the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to any of the actions contemplated by this Article.

SHARE PREMIUM ACCOUNT

132.

The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

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133.

There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES

134.

Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at their address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

135.

Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

136.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

(b)

facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

137.

Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of their death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless their name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under them) in the Share.

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138.	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for their death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INDEMNITY

139.

Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

140.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

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(f)

for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction.

NON-RECOGNITION OF TRUSTS

141.

Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

WINDING UP

142.	If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as they think fit in satisfaction of creditors’ claims.

143.

If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as they deem fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION

144.	Subject to the Companies Act and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

145.

For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

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146.

In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

147.

If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

148.

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATION

149.	The Company may merge or consolidate in accordance with the Companies Act.

150.	To the extent required by the Companies Act, the Company may by Special Resolution resolve to merge or consolidate the Company.

DISCLOSURE

151.

The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.

26

NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBER

WNL Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands
[CaymanSignatory] as Authorised Signatory for and on behalf of WNL Limited

Dated:

Signature of Witness

Name:	Shelley Lindsay

Address	190 Elgin Avenue, George Town, Grand Cayman KY1- 9001, Cayman Islands

Occupation:	Secretary

27

EXHIBIT E

FORM OF ARTICLES OF THE SURVIVING COMPANY

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

EIGHTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

COMPAREASIA GROUP CAPITAL LIMITED

(ADOPTED ON _____________ 2023 BY SPECIAL RESOLUTION DATED ___________ 2023)

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

EIGHTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

COMPAREASIA GROUP CAPITAL LIMITED

(ADOPTED ON __________ 2023 BY SPECIAL RESOLUTION DATED ________ 2023)

1.	The name of the company is CompareAsia Group Capital Limited (the “Company”).

2.

The registered office of the Company will be situated at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands or at such other location as the Directors may from time to time determine.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”).

4.

The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.

The authorised share capital of the Company is US$50,000 divided into 5,000,000 Ordinary shares with a nominal or par value of US$0.01 each provided always that subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

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8.	The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

2

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

EIGHTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

COMPAREASIA GROUP CAPITAL LIMITED

(ADOPTED ON __________ 2023 BY SPECIAL RESOLUTION DATED ________ 2023)

i

DIRECTORS	15

ALTERNATE DIRECTOR	15

POWERS AND DUTIES OF DIRECTORS	15

BORROWING POWERS OF DIRECTORS	17

THE SEAL	17

DISQUALIFICATION OF DIRECTORS	18

PROCEEDINGS OF DIRECTORS	18

DIVIDENDS	20

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION	21

CAPITALISATION OF RESERVES	22

SHARE PREMIUM ACCOUNT	23

NOTICES	23

INDEMNITY	24

NON-RECOGNITION OF TRUSTS	25

WINDING UP	25

AMENDMENT OF ARTICLES OF ASSOCIATION	26

CLOSING OF REGISTER OR FIXING RECORD DATE	26

REGISTRATION BY WAY OF CONTINUATION	26

MERGERS AND CONSOLIDATION	27

DISCLOSURE	27

ii

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

EIGHTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

COMPAREASIA GROUP CAPITAL LIMITED

(ADOPTED ON ___________ 2023 BY SPECIAL RESOLUTION DATED _______ 2023)

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to CompareAsia Group Capital Limited (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Articles” means these articles of association of the Company, as amended or substituted from time to time.

“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

“Companies Act” means the Companies Act (as amended) of the Cayman Islands.

“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof.

“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.

“Office” means the registered office of the Company as required by the Companies Act.

“Officers” means the officers for the time being and from time to time of the Company.

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“Ordinary Resolution” means a resolution:

(a)

passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)

approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Act and these Articles, means the Register maintained by the Company pursuant to the Companies Act and these Articles that is not designated by the Directors as a Branch Register.

“Register” means the register of Members of the Company required to be kept pursuant to the Companies Act and includes any Branch Register(s) established by the Company in accordance with the Companies Act.

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.

“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.

“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber.

“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Act.

2

“signed” means bearing a signature or representation of a signature affixed by mechanical means.

“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a)

passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)

approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars or USD (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)

reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and

(g)

reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

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3.	Subject to the preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be commenced at any time after incorporation.

5.

The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.

The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.

The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Act and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Act, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Act.

SHARES

8.	Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)	grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

9.

The Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and the different Classes and sub-classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution.

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10.

The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of their subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

MODIFICATION OF RIGHTS

12.

Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors) the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by them. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action.

13.

The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company.

CERTIFICATES

14.	No Person shall be entitled to a certificate for any or all of their Shares, unless the Directors shall determine otherwise.

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FRACTIONAL SHARES

15.

The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

16.

The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether they are the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by them or their estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

17.

The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of their death or bankruptcy.

18.

For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and they shall not be bound to see to the application of the purchase money, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.

The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

20.

The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

6

21.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

22.

If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

23.

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

24.

The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

25.

The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by them, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

FORFEITURE OF SHARES

26.

If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on them requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

27.

The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

28.

If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

29.

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

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30.

A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by them to the Company in respect of the Shares forfeited, but their liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

31.

A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

32.

The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

33.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

34.

The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may determine and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

35.	Subject to the terms of issue thereof, the Directors may determine to decline to register any transfer of Shares without assigning any reason therefor.

36.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

37.

All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

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TRANSMISSION OF SHARES

38.

The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

39.

Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered themself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

40.

A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which they would be entitled if they were the registered Shareholder, except that they shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF SHARE CAPITAL

41.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

42.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)

subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)

cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

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43.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

44.	Subject to the Companies Act, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder;

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of its capital; and

(d)	accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

45.

Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

46.	The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

47.

The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

TREASURY SHARES

48.

Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

49.

No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

50.	The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

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(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)

a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

51.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

GENERAL MEETINGS

52.	The Directors may, whenever they think fit, convene a general meeting of the Company.

53.

The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give Shareholders notice in writing of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

54.

General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company holding at least ten percent of the paid up voting share capital of the Company deposited at the Office specifying the objects of the meeting by notice given no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

55.

If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

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NOTICE OF GENERAL MEETINGS

56.

At least seven clear days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the general nature of the business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

57.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

58.

All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

59.

No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

60.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

61.

If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

62.	The chair, if any, of the Directors shall preside as chair at every general meeting of the Company.

63.

If there is no such chair, or if at any general meeting they are not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chair, any Director or Person nominated by the Directors shall preside as chair, failing which the Shareholders present in person or by proxy shall choose any Person present to be chair of that meeting.

64.	The chair may adjourn a meeting from time to time and from place to place either:

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(a)	with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting); or

(b)	without the consent of such meeting if, in their sole opinion, they consider it necessary to do so to:

(i)	secure the orderly conduct or proceedings of the meeting; or

(ii)	give all persons present in person or by proxy and having the right to speak and / or vote at such meeting, the ability to do so,

but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

65.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chair or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chair that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

66.	If a poll is duly demanded it shall be taken in such manner as the chair directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

67.

In the case of an equality of votes, whether on a show of hands or on a poll, the chair of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

68.

A poll demanded on the election of a chair of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chair of the meeting directs.

VOTES OF SHAREHOLDERS

69.

Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which they or the Person represented by proxy is the holder.

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70.

In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

71.

A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by them, whether on a show of hands or on a poll, by their committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

72.

No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by them in respect of Shares carrying the right to vote held by them have been paid.

73.	On a poll votes may be given either personally or by proxy.

74.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of their attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorised. A proxy need not be a Shareholder.

75.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

76.

The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

77.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

78.

A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

79.

Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as that corporation could exercise if it were an individual Shareholder or Director.

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DIRECTORS

80.

The name(s) of the first Director(s) shall either be determined in writing by a majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association.

81.	The Company may by Ordinary Resolution appoint any Person to be a Director.

82.	Subject to these Articles, a Director shall hold office until such time as they are removed from office by Ordinary Resolution.

83.

The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such numbers are fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited.

84.	The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

85.	There shall be no shareholding qualification for Directors unless determined otherwise by Ordinary Resolution.

86.

The Directors shall have power at any time and from time to time to appoint any Person to be a Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by Ordinary Resolution.

ALTERNATE DIRECTOR

87.

Any Director may in writing appoint another Person to be their alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing them and where they are Director to have a separate vote in addition to their own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by them. Such alternate shall not be an Officer solely as a result of their appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing them and the proportion thereof shall be agreed between them.

POWERS AND DUTIES OF DIRECTORS

88.

Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

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89.

The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that their tenure of office be terminated.

90.

The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

91.

The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

92.

The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in them.

93.

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

94.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Person to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person.

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95.

The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

96.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

97.

The Directors may agree with a Shareholder to waive or modify the terms applicable to such Shareholder’s subscription for Shares without obtaining the consent of any other Shareholder; provided that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Shareholders.

98.	The Directors shall have no authority to present a winding up petition on behalf of the Company without the sanction of a resolution passed by the Company in a general meeting.

BORROWING POWERS OF DIRECTORS

99.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

100.

The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

101.

The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

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102.

Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

103.	The office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with their creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns their office by notice in writing to the Company;

(d)	is removed from office by Ordinary Resolution;

(e)	is removed from office by notice addressed to them at their last known address and signed by all of their co-Directors (not being less than two in number); or

(f)	is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS

104.

The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chair shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

105.

A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

106.

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors the quorum shall be two, and if there be one Director the quorum shall be one. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

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107.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of their interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that they are to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that they may be interested therein and if they do so their vote shall be counted and they may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

108.

A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with their office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by their office from contracting with the Company either with regard to their tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding their interest, may be counted in the quorum present at any meeting of the Directors whereat such Director or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and they may vote on any such appointment or arrangement.

109.

Any Director may act by themselves or their firm in a professional capacity for the Company, and they or their firm shall be entitled to remuneration for professional services as if they were not a Director; provided that nothing herein contained shall authorise a Director or their firm to act as auditor to the Company.

110.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of Officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

111.

When the chair of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

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112.

A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of their appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or their duly appointed alternate.

113.

The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

114.

The Directors may elect a chair of their meetings and determine the period for which they are to hold office but if no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chair of the meeting.

115.

Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chair of its meetings. If no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chair of the meeting.

116.

A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chair shall have a second or casting vote.

117.

All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

DIVIDENDS

118.

Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Act and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

119.

Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

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120.

The Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

121.

Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at their registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

122.

The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable).

123.

Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.

124.	If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

125.	No dividend shall bear interest against the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

126.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

127.	The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

128.

The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

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129.

The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the accounting principles will be determined by the Directors. The financial year of the Company shall end on 31 December of each year or such other date as the Directors may determine.

130.

The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

131.	Subject to the Companies Act and these Articles, the Directors may:

(a)

resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)

make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

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(ii)

the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to any of the actions contemplated by this Article.

SHARE PREMIUM ACCOUNT

132.

The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

133.

There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES

134.

Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at their address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

135.

Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

136.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

(b)

facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

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(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

137.

Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of their death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless their name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under them) in the Share.

138.	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for their death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INDEMNITY

139.

Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

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140.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)

for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction.

NON-RECOGNITION OF TRUSTS

141.

Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

WINDING UP

142.	If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as they think fit in satisfaction of creditors’ claims.

143.

If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as they deem fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

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AMENDMENT OF ARTICLES OF ASSOCIATION

144.	Subject to the Companies Act and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

145.

For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

146.

In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

147.

If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

148.

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

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MERGERS AND CONSOLIDATION

149.	The Company may merge or consolidate in accordance with the Companies Act.

150.	To the extent required by the Companies Act, the Company may by Special Resolution resolve to merge or consolidate the Company.

DISCLOSURE

151.

The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.

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EXHIBIT J

KEY TERMS OF THE PUBCO EQUITY PLAN

The PubCo Equity Plan shall have an award pool of PubCo Class A Ordinary Shares equal to the sum of (a) fifteen percent (15%) of PubCo’s fully-diluted share capital immediately after the Acquisition Effective Time, plus (b) the product of (i) the total number of Company Shares reserved for issuance with respect to any outstanding Company Options under the Company Incentive Plan immediately prior to the Acquisition Effective Time multiplied by (ii) the Exchange Ratio, plus (c) the product of (i) the total number of remaining Company Shares reserved but not yet issued under the Company Incentive Plan immediately prior to the Acquisition Effective Time multiplied by (ii) the Exchange Ratio; provided that the calculation in subpart (c) of this paragraph shall not include any Company Shares included in subpart (b) of this paragraph, unless otherwise determined by the board of directors of PubCo. Under the PubCo Equity Plan, PubCo may make equity awards to such present and future officers, directors, employees, consultants and advisors of PubCo or its Subsidiaries as may be selected in the sole discretion of the board of directors of PubCo.

EXHIBIT K

FORM OF PUBCO CLASS A ACQUISITION WARRANTS

Dated ________________

WARRANT INSTRUMENT

RELATING TO _____________1 WARRANTS TO SUBSCRIBE FOR

CLASS A ORDINARY SHARES IN MONEYHERO LIMITED

[1]	Equal to the number of Company Class A Warrants outstanding immediately prior to the Acquisition Effective Time.

		Page

1	Interpretation	1

2	Constitution and Form of Warrants	5

3	Register and Warrant Certificates	6

4	Timing for exercise of Exercise Rights	6

5	Mechanism for Exercising Exercise Rights	6

6	Completion	6

7	Adjustment	7

8	Undertaking of PubCo	8

9	Winding up of PubCo	8

10	Transfer of Warrants	9

11	Variation of Rights	9

12	Replacement of Warrant Certificates	9

13	Notices	9

14	Termination	9

15	Governing Law and Arbitration	9

Schedule 1 Form of Warrant Certificate		1

Notice of Exercise		3

Schedule 2 Register, Transfer and Notices		4

i

THIS INSTRUMENT is entered into by way of deed poll on ____________ 2023 by:

MoneyHero Limited (formerly known as Hyphen Group Limited), an exempted company duly incorporated and existing under the laws of the Cayman Islands with its registered office at Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (“PubCo”).

WHEREAS:

(A)

On _____________, 2023, PubCo, CompareAsia Group Capital Limited, an exempted company duly incorporated and existing under the Laws of the Cayman Islands with its registered office at Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (the “Company”), Bridgetown Holdings Limited, a Cayman Islands exempted company limited by shares, Gemini Merger Sub 1 Limited , a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of PubCo, and Gemini Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of PubCo, entered into a business combination agreement (as amended, modified or supplemented from time to time, the “Business Combination Agreement”).

(B)

In connection with the transactions contemplated under the Business Combination Agreement, on ___________, 2023, PubCo and the Company entered into a supplemental deed (as amended, modified or supplemented from time to time, the “Supplemental Deed”) in relation to the warrant instrument relating to warrants to subscribe for class A ordinary shares in the Company, dated October 14, 2022.

(C)

Pursuant to the Supplemental Deed, upon the Acquisition Effective Time (as defined in the Business Combination Agreement), PubCo shall create and issue the Warrants (as defined below) to subscribe Class A Ordinary Shares (as defined below) on the terms and subject to the conditions set out in this Instrument.

(D)	This Instrument has been executed by PubCo as a deed poll in favour of the Warrantholders (as defined below).

THIS INSTRUMENT WITNESSES as follows:

1	Interpretation.

1.1	In this Instrument, unless otherwise defined herein, capitalised terms have the meanings ascribed to them in the Business Combination Agreement:

“Affiliate” means (i) with respect to a Person other than a natural person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person and (ii) in the case of a Person that is a natural person, any other Person that is directly or indirectly Controlled by such Person or is a Relative of such Person or any Person that is directly or indirectly Controlled by such Relative;

“Board” means the board of directors of PubCo;

“Business” means PubCo and its Subsidiaries’ business of operating a web or application-based marketplace, community, brokerage or aggregator service specialized in fintech and financial services and comparing banking, insurance, telecommunication, utility or other personal finance products and/or providing platform- or software-as-a-service solutions;

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“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Singapore, Hong Kong, the Cayman Islands or New York City, New York are authorized or required by applicable law to close;

“Class A Ordinary Shares” means the Class A ordinary shares of PubCo, par value US$0.0001 per share;

“Control” means with respect to a Person, (i) direct or indirect ownership or control of more than 50% of the outstanding voting securities of such Person; (ii) the ability to appoint or remove a majority of the directors of the board (or equivalent governing body) of such Person; (iii) the right to control the votes at a meeting of the board of directors (or equivalent governing body) of such Person; or (iv) the ability to direct or cause the direction of the management and policies of such Person (whether by contract or howsoever arising); and the terms “Controls”, “Controlling” and “Controlled” shall be construed accordingly;

“Exercise Period” means, in relation to the Warrants represented by a Warrant Certificate, the period commencing on the Issuance Date of such Warrants and ending on October 14, 2027 (both dates inclusive);

“Exercise Price” means:

(i)	in relation to the Warrants (Class A-1), US$2.9899 per Warrant,

(ii)	in relation to the Warrants (Class A-2), US$5.9798 per Warrant,

(iii)	in relation to the Warrants (Class A-3), US$8.9697 per Warrant,

in each case, for avoidance of doubt, regardless of the number of Class A Ordinary Shares each Warrant is convertible into, upon exercise of the Exercise Rights, as determined by the Exercise Ratio;

“Exercise Ratio” means, initially, at the rate of 0.307212 Class A Ordinary Share for each Warrant, as adjusted from time to time in the circumstances and in the manner referred to in clause 7;

“Exercise Rights” means the rights of Warrantholders to exercise the Warrants for Class A Ordinary Shares at the Exercise Price and at the Exercise Ratio, pursuant to clause 5;

“Government Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of Hong Kong, Singapore, the Cayman Islands or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization;

“Holding Company” has the meaning given in clause 1.4.4;

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“Issuance Date” means, in relation to the Warrants represented by a Warrant Certificate, the date of issuance of such Warrants as stipulated in the Warrant Certificate;

“Notice of Exercise” means the notice set out in the schedule to the Warrant Certificate;

“Permitted Transferee” means with respect to any Warrantholder, any Person other than (i) PubCo or any of its Subsidiaries or (ii) any Prohibited Transferee (whether or not an Affiliate of the transferring Warrantholder);

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity;

“Politically Exposed Person” means a current or former senior official in the executive, legislative, administrative, military or judicial branches of a Government Authority (whether elected or not), a current or former senior official of a major political party, or a current or former senior executive of a government-owned commercial enterprise. In addition, a Politically Exposed Person includes any corporation, business or other entity that has been formed by, or for the benefit of, a Politically Exposed Person;

“Prohibited Transferee” means (i) any PubCo Competitor; (ii) any current or potential future provider of PubCo within the insurance, retail banking or telecommunications industry; (iii) any Person whose involvement or investment in the Business is or could reasonably be, as determined by the Board, damaging to the reputation of the Business, and in each case of (i) and (ii), unless otherwise determined by the Board; or (iv) any Person who (a) is named on (1) lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issued under Chapter VII of the United Nations Charter or (2) the World Bank Listing of Ineligible Firms (see www.worldbank.org/debarr); (b) is targeted by or subject to any sanction administered or enforced by the Office of Foreign Assets Control of the US Department of the Treasury, the U.S. Department of State or under a UN Security Council Resolution; or (c) is a Politically Exposed Person; provided, that in respect of any transfer of Warrants by Global Private Opportunities Partners II LP or Global Private Opportunities Partners II Offshore Holdings LP, any Affiliate of Goldman, Sachs & Co. or any Person who is an investor in funds advised by an Affiliate of Goldman, Sachs & Co., shall be deemed not to be a Prohibited Transferee;

“PubCo Bank Account” means the following bank account of PubCo (as may be updated by PubCo by notice in writing to the Warrantholders):

Correspondent Bank Name: ___________________________________________

Correspondent Bank SWIFT Code: _____________________________________

Correspondent Bank Address (or country):_______________________________

Beneficiary Account Name: ___________________________________________

Beneficiary Account Number: _________________________________________

Beneficiary Address: ________________________________________________

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“PubCo Competitor” means any marketplace, brokerage or aggregator for financial services, including banking, brokerage and insurance companies, telecommunication companies, utility providers as well as companies that compare banking, brokerage, insurance, telecommunication or utility products, or compare any other products that PubCo or its Subsidiaries are comparing from time to time, unless the Board otherwise determines;

“PubCo Charter” means the amended and restated memorandum and articles of association of PubCo, as amended from time to time;

“Register” means the respective registers of entitlement to the Warrants as maintained by PubCo and amended from time to time;

“Registered Office” means the registered office of PubCo from time to time;

“Relative” of a natural person shall mean the siblings, spouse and children of such natural person and any parent or siblings of such natural person or spouse;

“Shares” shall mean any shares in the capital of PubCo;

“Subsidiary” has the meaning given in clause 1.4.4;

“Warrant (Class A-1)” means each of the Warrants described as Class A-1 Warrants in the relevant Warrant Certificate with the Exercise Price attributable to such class of Warrants;

“Warrant (Class A-2)” means each of the Warrants described as Class A-2 Warrants in the relevant Warrant Certificate with the Exercise Price attributable to such class of Warrants;

“Warrant (Class A-3)” means each of the Warrants described as Class A-3 Warrants in the relevant Warrant Certificate with the Exercise Price attributable to such class of Warrants;

“Warrant Certificate” means a certificate in the form, or substantially in the form, set out in Schedule 1;

“Warrant Shares” means the Class A Ordinary Shares issuable upon the exercise of the Warrants;

“Warrantholder” means the Person or Persons in whose name(s) a Warrant is approved by the Board to be issued and is registered by the Register as duly held by such Person;

“Warrantholder Consent” means the consent of a majority of the holders of not less than 75 per cent. of the Warrants; and

“Warrants” means the warrants of PubCo constituted by this Instrument and all rights conferred by it.

1.2	Words and expressions defined in PubCo Charter shall, unless otherwise defined in this Instrument, have the same meaning when used in this Instrument.

1.3	The headings in this Instrument do not affect its interpretation.

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1.4	In this Instrument a reference to:

1.4.1	a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of, or schedule to, this Instrument;

1.4.2	references herein to ‘this Instrument’ include, where the context so admits, the Schedules hereto;

1.4.3	a statutory provision shall be construed as a reference to those provisions and any subordinate legislation made under the statutory provision in force at the date of this Instrument; and

1.4.4	a company is a “Subsidiary” of another company, its “Holding Company” if that other company:

(a)	holds a majority of the voting rights in it; or

(b)	is a member of it and has the right to appoint or remove a majority of its board of directors; or

(c)	is a member of it and Controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it;

or if it is a Subsidiary of a company which itself is a Subsidiary of that other company.

2	Constitution and Form of Warrants

2.1

PubCo hereby creates and issues, pursuant to the Supplemental Deed, ____________[2] warrants of PubCo to subscribe for Class A Ordinary Shares on the terms and subject to the conditions of this Instrument.

2.2

Each Warrantholder shall be entitled, on exercise of the Exercise Rights attaching to its Warrants, and on the terms and subject to the conditions set out in this Instrument, to convert all or part of the Warrants held by it into Class A Ordinary Shares at the Exercise Ratio. The price to be paid by the Warrantholder to PubCo upon exercise of the Exercise Rights is the product of (i) the Exercise Price, multiplied by (ii) the number of exercised Warrants.

2.3

PubCo undertakes to comply with the terms and conditions of this Instrument and specifically, but without limitation, to give effect to the Exercise Rights in accordance with the terms of this Instrument.

2.4

The Warrants are issued subject to the PubCo Charter and otherwise on the terms and conditions of this Instrument which are binding on PubCo and each Warrantholder and all Persons claiming through or under them.

[2]	Equal to the number of Company Class A Warrants outstanding immediately prior to the Acquisition Effective Time.

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3	Register and Warrant Certificates

3.1	PubCo shall maintain the Register in accordance with the provisions of Schedule 2.

3.2	PubCo shall, on the day of entering the name of a Warrantholder in the Register, issue to the Warrantholder a Warrant Certificate in respect of that number of Warrant Shares to which it is entitled.

4	Timing for exercise of Exercise Rights

4.1	During the Exercise Period, the Warrants entitle each Warrantholder to exercise its Exercise Rights at any time.

4.2	The Warrants shall be in registered form. Each Warrant shall carry the Exercise Right and shall be transferable in accordance with clause 10 and Schedule 2.

5	Mechanism for Exercising Exercise Rights

5.1	Subject to clause 4.1, if a Warrantholder decides to exercise its Exercise Rights in whole or in part, such Warrantholder may do so by lodging the following items at the Registered Office:

5.1.1	the relevant Warrant Certificate, together with the duly completed Notice of Exercise; and

5.1.2	a bank transfer to the PubCo Bank Account for the aggregate Exercise Price payable for the Warrants in respect of which the Exercise Rights are being exercised.

6	Completion

6.1	Subject to clause 6.3, following a valid exercise of Exercise Rights by a Warrantholder, PubCo shall in accordance with clause 6.2:

6.1.1

allot and issue to the Warrantholder (or to its nominee or trustee, if applicable) the Class A Ordinary Shares to which the Warrantholder is entitled, being a number of Class A Ordinary Shares equal to the product of (x) the number of exercised Warrants, multiplied by (y) the Exercise Ratio; and

6.1.2

cause such Class A Ordinary Shares to be registered in book entry form and registered in PubCo’s share register or register of members (as applicable) in the Warrantholder’s name (or its nominee’s or trustee’s name, if applicable).

6.2

The obligations of PubCo under clause 6.1 shall be fulfilled within two (2) Business Days after the Notice of Exercise is lodged at the Registered Office (the date such obligations are being fulfilled, the “Exercise Date”).

6.3	Warrant Shares issued pursuant to this Instrument:

6.3.1	shall be credited as fully paid;

6.3.2	shall have the rights set out in the PubCo Charter relating to Class A Ordinary Shares; and

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6.3.3	shall rank pari passu in all respects with those Class A Ordinary Shares in issue on the Exercise Date.

6.4

If a Warrantholder exercises only some of his/her/its Warrants, a new Warrant Certificate in respect of the balance of the Warrants will be issued and delivered to the Warrantholder within five (5) Business Days of the surrender of that Warrant Certificate (for avoidance of doubt, the date of issuance of the balance of such Warrants shall remain the same).

7	Adjustment

7.1

Share Dividends and Splits. If after the date hereof, and subject to the provisions of clause 7.6 below, the number of outstanding Class A Ordinary Shares is increased by a share dividend payable in Class A Ordinary Shares, or by a split up of Class A Ordinary Shares, or other similar event, then, on the effective date of such share dividend, split up or similar event, the Exercise Ratio shall be increased in proportion to such increase in issued and outstanding shares of Class A Ordinary Shares.

7.2

Aggregation of Shares. If after the date hereof, and subject to the provisions of clause 7.6 below, the number of issued and outstanding Class A Ordinary Shares is decreased by a consolidation, combination or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the Exercise Ratio shall be decreased in proportion to such decrease in issued and outstanding Class A Ordinary Shares.

7.3	Adjustments in Exercise Price. Whenever the Exercise Ratio is adjusted, as provided in clauses 7.1 or 7.2 above, the Exercise Price shall be the same as it was prior to the such adjustment.

7.4

Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Class A Ordinary Shares (other than a change addressed in clauses 7.1 or 7.2 above or that solely affects the par value of such Class A Ordinary Shares), or in the case of any merger or consolidation of PubCo with or into another corporation (other than a consolidation or merger in which PubCo is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of PubCo as an entirety or substantially as an entirety in connection with which PubCo is dissolved, the Warrantholders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Class A Ordinary Shares purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrantholder would have received if such Warrantholder had exercised his/her/its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in Class A Ordinary Shares addressed in clauses 7.1 or 7.2 above, then such adjustment shall be made pursuant to clauses 7.1, 7.2 and this clause 7.4. The provisions of this clause 7.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

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7.5

Notice of Changes in Warrants. PubCo shall send the Warrantholders notice of any adjustments to the Exercise Rights made pursuant to clauses 7.1 to 7.4 as soon as practicable (and within five (5) Business Days) following the relevant resolution of the Board giving effect to or sanctioning the event referred to in clauses 7.1 to 7.4 together with a replacement Warrant Certificate evidencing each Warrantholder’s adjusted Exercise Ratio.

7.6

No Fractional Shares. No fractions of a Warrant Share shall be issued on the exercise of a Warrant. If, by reason of any provisions in this Instrument, any Warrantholder would otherwise be entitled, upon the exercise of its Exercise Rights, to receive a fractional interest in a Warrant Share (after aggregating all fractional Warrant Shares that otherwise would be received by such Warrantholder), PubCo shall, upon such exercise, round down the number of Warrant Shares to be issued to such Warrantholder to the nearest whole number.

7.7

Other Events. In case any event shall occur affecting PubCo as to which none of the provisions of preceding subclauses of this clause 7 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (a) avoid an adverse impact on the Warrants and (b) effectuate the intent and purpose of this clause 7, then, in each such case, the Board shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this clause 7 and, if they determine that an adjustment is necessary, the terms of such adjustment. Without prejudice to the foregoing, PubCo shall not take any action which would result in any adjustment to the Exercise Ratio if, after giving effect thereto, the Exercise Ratio would be increased to such an extent that the Class A Ordinary Shares to be issued on exercise of any Warrants could not, under any applicable law then in effect, be legally issued as fully paid.

8	Undertaking of PubCo

PubCo undertakes to each Warrantholder that during the Exercise Period (except with Warrantholder Consent or pursuant to clause 7 of this Instrument or as otherwise provided in the PubCo Charter), it will keep available for issue and free from pre-emptive rights sufficient authorised but unissued share capital to satisfy in full the exercise of all outstanding Warrants.

9	Winding up of PubCo

If, during the Exercise Period, an order is made or an effective resolution is passed for winding up or dissolution of PubCo (except for the purpose of implementing a reconstruction, amalgamation or scheme of arrangement on terms previously sanctioned by a special resolution) each Warrantholder will be treated as if, immediately before the date of such order or resolution, such Warrantholder had exercised all the Exercise Rights which remain to be exercised by such Warrantholder and shall be entitled to receive out of the assets which would otherwise be available in the liquidation such sum (if any) as such Warrantholder would have received had such Warrantholder been the holder of the Class A Ordinary Shares to which such Warrantholder would have become entitled by virtue of such exercise, after deducting from such sum an amount equal to the Exercise Price which would have been payable upon such exercise.

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10	Transfer of Warrants

The Warrants are transferable in accordance with the provisions of paragraph 2 of Schedule 2.

11	Variation of Rights

11.1

All or any of the rights for the time being attached to the Warrants (including the Exercise Rights) may from time to time (whether or not PubCo is being wound up) be altered or abrogated with Warrantholder Consent and shall be effected by an instrument by way of deed poll executed by PubCo and expressed to be supplemental to this Instrument.

11.2

Modifications to the Instrument which are of a formal, minor or technical nature, or made to correct a manifest error, may be effected by an instrument by way of deed poll executed by PubCo and expressed to be supplemental to this Instrument.

12	Replacement of Warrant Certificates

If a Warrant Certificate is mutilated, defaced, lost, stolen or destroyed, it will be replaced by PubCo upon payment by the Warrantholder of PubCo’s reasonable costs in connection with the issue of the replacement. Mutilated or defaced Warrant Certificates in respect of which replacements are being sought must be surrendered before replacements will be issued.

13	Notices

Any notice to be given to or by the Warrantholders for the purposes of this Instrument shall be given in accordance with the provisions of paragraph 3 of Schedule 2.

14	Termination

This Instrument shall terminate upon the earlier of (i) the end of the Exercise Period or (ii) the date upon which there ceases to be any unexercised Warrants outstanding.

15	Governing Law and Arbitration

15.1

This Instrument and any dispute or claim arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, the laws of the Cayman Islands, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Cayman Islands or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Cayman Islands.

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15.2

Any dispute, controversy, difference or claim arising out of or relating to this Instrument, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The law of this arbitration clause shall be that stated in clause 15.1. The seat of this arbitration shall be Hong Kong. The number of arbitrators shall be three (3). The arbitration proceedings shall be conducted in English.

15.3

Notwithstanding the foregoing, nothing in this clause shall prevent any party seeking any interim or interlocutory relief in aid of any arbitration or in connection with enforcement proceedings from any court of competent jurisdiction.

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IN WITNESS WHEREOF this Instrument has been executed by PubCo as a deed poll and is intended to be and is hereby delivered on the date first above written.

Executed as a deed by MoneyHero Limited acting by ____________, as authorized signatory, in the presence of:
SIGNATURE OF _____________

SIGNATURE OF WITNESS
Name: Address: Occupation of Witness:

[Signature Page to Warrant Instrument]

Schedule 1

Form of Warrant Certificate

MONEYHERO LIMITED(“PubCo”)

(Incorporated under the laws of Cayman Islands with registered number 398798)

WARRANT CERTIFICATE

Certificate No.

Date of Issue of Warrant Certificate:

Date of Issue of Warrants:

Name and Address of Warrantholder:

Number of Warrants:

Class of Warrants: Warrants (Class [A-1][A-2][A-3])

Exercise Price: US$[•] for each Warrant

Exercise Ratio: 0.307212 Class A Ordinary Share(s) for each Warrant (as adjusted from time to time pursuant to clause 7 of the Warrant Instrument)

THIS IS TO CERTIFY that the Warrantholder named above is the registered holder of the number of Warrants specified above, each of which entitles the holder (inter alia) to subscribe for [•] Class A Ordinary Shares in PubCo as calculated in accordance with the terms and conditions set out in the instrument entered into by way of deed poll dated [•] (the “Warrant Instrument”) and subject to the PubCo Charter. Terms defined in the Warrant Instrument have the same meaning when used in this Certificate.

This Warrant Certificate has been executed as a deed and is delivered and takes effect on the date of issue stated at the beginning of it.

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Executed as a deed by MoneyHero Limited

acting by [NAME OF FIRST DIRECTOR],

a director and [NAME OF SECOND DIRECTOR OR SECRETARY],

[a director OR its secretary]

[SIGNATURE OF FIRST DIRECTOR]
Director

[SIGNATURE OF SECOND DIRECTOR OR SECRETARY] [Director or Secretary]

OR

Executed as a deed by MoneyHero Limited

acting by [[NAME OF DIRECTOR] a director]/[NAME OF AUTHORISED SIGNATORY] as authorised signatory,

[SIGNATURE OF [DIRECTOR]/[AUTHORISED SIGNATORY]] [Director]/[Authorised Signatory]

in the presence of:

Witness Signature:

Name:

Address:

Occupation

Dated: [INSERT DATE]

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Schedule to the Warrant Certificate

Notice of Exercise

To:	[●]

MoneyHero Limited

[Address]

We hereby exercise the Exercise Rights over                      of the Warrants represented by this Warrant Certificate and enclose a bankers draft for US$              being the aggregate Exercise Price payable in respect thereof.

We direct PubCo to allot the Class A Ordinary Shares in the following numbers and to the following proposed allottees:

	No. of Class A Ordinary Shares	Name of Proposed Allottee	Address of Proposed Allottee
1
2
3

We agree that the Class A Ordinary Shares are issued to us subject to the PubCo Charter.

Signed by [●] For and on behalf of [●] Limited

Director/Secretary

Lodged by: (agent to whom share certificate(s) should be sent)

Name of Agent:
Address:

For the attention of:

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Schedule 2

Register, Transfer and Notices

1	Register

1.1	PubCo shall keep the Register at the Registered Office and there, entered in the Register:

1.1.1	the names and addresses of the Warrantholders;

1.1.2	the number of Warrants held by each Warrantholder; and

1.1.3	the date on which the name of each Warrantholder is entered in the Register in respect of the Warrants registered in his/its name.

1.2

Any change in the name or address of any Warrantholder shall be notified as soon as reasonably practicable following such change to PubCo which shall cause the Register to be altered accordingly. The Warrantholders or any of them or any Person authorised by any such Warrantholder shall be at liberty at all reasonable time during office hours upon two (2) Business Days’ notice to inspect the Register and to take copies of or extract from the same or any part thereof.

1.3

PubCo shall be entitled to treat the Person whose name is shown in the Register as a Warrantholder as the absolute owner of the Warrant and, accordingly, shall not except as ordered by a court of competent jurisdiction or as required by law, be bound to recognise any equitable or other claim to, or interest in, such Warrant on the part of any other Person whether or not it shall have express or other notice thereof.

1.4

Every Warrantholder shall be recognised by PubCo as entitled to his/her/its Warrants free from any equity, set-off or cross-claim on the part of PubCo, or any original or intermediate holder of such Warrants.

2	Transfers

2.1

No Warrantholder shall be entitled to assign or transfer any rights or obligations under any Warrant without the prior written consent of PubCo, except if such Warrants are assigned or transferred to an Affiliate of such Warrantholder that is a Permitted Transferee.

2.2	The Warrants may not be transferred otherwise than as permitted by paragraph 2.1 above.

2.3	The provisions of Schedule 2 shall regulate any transfer of a Warrant.

2.4

Each Warrant will be registered and will be transferable subject to paragraph 2.1 of this Schedule 2 by instrument of transfer in any usual or common form, or in any other form which may be approved by the Board. PubCo may refuse to register any transfer of Warrants unless it is duly stamped and lodged at the Registered Office accompanied by a certificate for the Warrants to be transferred and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer, but shall register any transfer which is so stamped and lodged, and so accompanied by a certificate or other evidence. Certificates shall be produced by PubCo within two (2) Business Days of a valid transfer lodgement.

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3	Notices

3.1

Each Warrantholder shall register with PubCo an address to which notices can be sent and if any Warrantholder shall fail so to do, notice may be given to such Warrantholder by sending the same by any of the methods referred to in paragraph 3.2 of this Schedule to his/her/its last known place of business or residence or, if none, by exhibiting the same for three (3) Business Days at the Registered Office.

3.2

Notices and other communications to Warrantholders and/or to PubCo shall be in writing and shall be delivered personally, sent by courier or by facsimile process, or if sent to an address, by first class post. In proving service of any notice or other communication sent by post it shall be sufficient to prove that the envelope or wrapper containing the notice or other communication was properly addressed and stamped and was deposited in a post box or at the post office. In proving service of a notice or other communication sent by facsimile process it shall be sufficient to prove that the facsimile message was properly addressed and despatched.

3.3

A notice or other communication given pursuant to the provisions of paragraph 3.2 of this Schedule must be in writing in the English language and must be given by, delivered at or sent by first class post or other faster service or facsimile transmission or other means of electronic communication to the latest known postal address, relevant facsimile number or electronic communication (email) address of PubCo or the Warrantholder (as applicable). In the absence of evidence of earlier receipt, any notice or document shall be deemed to have been served: (i) if delivered, at the time of delivery; (ii) if posted, at 10.00 a.m. on the seventh (7th) Business Day after it was put into the post; or (iii) if sent by facsimile or email, at the time of completion of transmission.

3.4

All notices and other communications with respect to Warrants registered in the names of joint registered holders shall be given to whichever of such Persons is named first in the Register and any notice so given shall be sufficient notice to all the joint registered holders of such Warrants.

3.5

Any Person who, whether by operation of law, transfer or other means whatsoever, becomes entitled to any Warrant shall be bound by every notice properly given to the Person from whom such Person derives his/its title to such Warrant.

3.6

When a given number of days’ notice is required to be given, the day of service shall be included but the day upon which such notice will expire shall not be included in calculating the number of days. The signature to any notice to be given by PubCo may be written or printed (including electronically).

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EXHIBIT L

FORM OF PUBCO CLASS C-1 ACQUISITION WARRANT INSTRUMENT

Dated ______________

WARRANT INSTRUMENT

RELATING TO ______________1 WARRANTS TO SUBSCRIBE FOR

CLASS A ORDINARY SHARES IN MONEYHERO LIMITED

[1]	Equal to the number of Company Class C Warrants held by the MAS Warrant Condition Applicant immediately prior to the Acquisition Effective Time.

		Page

1	Interpretation	1

2	Constitution and Form of Warrants	5

3	Register and Warrant Certificates	5

4	Timing for exercise of Exercise Rights	5

5	Mechanism for Exercising Exercise Rights	5

6	Completion	6

7	Adjustment	6

8	Undertaking of PubCo	8

9	Winding up of PubCo	8

10	Transfer of Warrants	8

11	Variation of Rights	8

12	Replacement of Warrant Certificates	8

13	Notices	9

14	Termination	9

15	Governing Law and Arbitration	9

Schedule 1	Form of Warrant Certificate	1

Schedule 2	Register, Transfer and Notices	3

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THIS INSTRUMENT is entered into by way of deed poll on ___________ 2023 by:

MoneyHero Limited (formerly known as Hyphen Group Limited), an exempted company duly incorporated and existing under the laws of the Cayman Islands with its registered office at Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (“PubCo”).

WHEREAS:

(A)

On _____________, 2023, PubCo, CompareAsia Group Capital Limited, an exempted company duly incorporated and existing under the Laws of the Cayman Islands with its registered office at Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (the “Company”), Bridgetown Holdings Limited, a Cayman Islands exempted company limited by shares, Gemini Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of PubCo, and Gemini Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of PubCo, entered into a business combination agreement (as amended, modified or supplemented from time to time, the “Business Combination Agreement”)

(B)

In connection with the transactions contemplated under the Business Combination Agreement, on ____________, 2023, PubCo and the Company entered into a supplemental deed (as amended, modified or supplemented from time to time, the “Supplemental Deed”) in relation to the warrant instrument relating to warrants to subscribe for class C ordinary shares in the Company dated October 14, 2022.

(C)

Pursuant to the Supplemental Deed, upon the Acquisition Effective Time (as defined in the Business Combination Agreement), PubCo shall create and issue the Warrants (as defined below) to subscribe Class A Ordinary Shares (as defined below) on the terms and subject to the conditions set out in this Instrument.

(D)	This Instrument has been executed by PubCo as a deed poll in favour of the Warrantholders (as defined below).

THIS INSTRUMENT WITNESSES as follows:

1	Interpretation.

1.1	In this Instrument, unless otherwise defined herein, capitalised terms have the meanings ascribed to them in the Business Combination Agreement:

“Affiliate” means (i) with respect to a Person other than a natural person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person and (ii) in the case of a Person that is a natural person, any other Person that is directly or indirectly Controlled by such Person or is a Relative of such Person or any Person that is directly or indirectly Controlled by such Relative;

“Board” means the board of directors of PubCo;

“Business” means PubCo and its Subsidiaries’ business of operating a web or application-based marketplace, community, brokerage or aggregator service specialized in fintech and financial services and comparing banking, insurance, telecommunication, utility or other personal finance products and/or providing platform- or software-as-a-service solutions;

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“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Singapore, Hong Kong, the Cayman Islands or New York City, New York are authorized or required by applicable law to close;

“Class A Ordinary Shares” means the Class A ordinary shares of PubCo, par value US$0.0001 per share;

“Control” means with respect to a Person, (i) direct or indirect ownership or control of more than 50% of the outstanding voting securities of such Person; (ii) the ability to appoint or remove a majority of the directors of the board (or equivalent governing body) of such Person; (iii) the right to control the votes at a meeting of the board of directors (or equivalent governing body) of such Person; or (iv) the ability to direct or cause the direction of the management and policies of such Person (whether by contract or howsoever arising); and the terms “Controls”, “Controlling” and “Controlled” shall be construed accordingly;

“Exercise Period” means, in relation to the Warrants represented by a Warrant Certificate, the period commencing on the Issuance Date of such Warrants and ending on October 14, 2027 (both dates inclusive);

“Exercise Ratio” means, initially, at the rate of 0.307212 Class A Ordinary Shares for each Warrant, as adjusted from time to time in the circumstances and in the manner referred to in clause 7;

“Exercise Rights” means the rights of Warrantholders to exercise the Warrants for Class A Ordinary Shares at the Exercise Ratio, pursuant to clause 5;

“Government Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of Hong Kong, Singapore, the Cayman Islands or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization;

“Holding Company” has the meaning given in clause 1.4.4;

“Issuance Date” means, in relation to the Warrants represented by a Warrant Certificate, the date of issuance of such Warrants as stipulated in the Warrant Certificate;

“MAS Condition” means each PCCW Controller Entity having obtained all necessary approvals, consents and authorisations from the Monetary Authority of Singapore in accordance with section 87(2) of the Insurance Act 1966 for each PCCW Controller Entity to obtain effective control of SingSaver within the meaning of section 87(3) of the Insurance Act 1966, and all such approvals, consents and authorisations not having been subsequently revoked or withdrawn;

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“PCCW Controller Entities” means (i) PCCW Media International Limited, (ii) each Person that holds, directly or indirectly, 20% or more of PCCW Media International Limited’s issued share capital, and (iii) each Person that Controls, directly or indirectly, 20% or more of PCCW Media International Limited’s voting power;

“Permitted Transferee” means with respect to any Warrantholder, any Person other than (i) PubCo or any of its Subsidiaries or (ii) any Prohibited Transferee (whether or not an Affiliate of the transferring Warrantholder);

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity;

“Politically Exposed Person” means a current or former senior official in the executive, legislative, administrative, military or judicial branches of a Government Authority (whether elected or not), a current or former senior official of a major political party, or a current or former senior executive of a government-owned commercial enterprise. In addition, a Politically Exposed Person includes any corporation, business or other entity that has been formed by, or for the benefit of, a Politically Exposed Person;

“Prohibited Transferee” means (i) any PubCo Competitor; (ii) any current or potential future provider of PubCo within the insurance, retail banking or telecommunications industry; (iii) any Person whose involvement or investment in the Business is or could reasonably be, as determined by the Board, damaging to the reputation of the Business, and in each case of (i) and (ii), unless otherwise determined by the Board; or (iv) any person who (a) is named on (1) lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issued under Chapter VII of the United Nations Charter or (2) the World Bank Listing of Ineligible Firms (see www.worldbank.org/debarr); (b) is targeted by or subject to any sanction administered or enforced by the Office of Foreign Assets Control of the US Department of the Treasury, the U.S. Department of State or under a UN Security Council Resolution; or (c) is a Politically Exposed Person;

“PubCo Competitor” means any marketplace, brokerage or aggregator for financial services, including banking, brokerage and insurance companies, telecommunication companies, utility providers as well as companies that compare banking, brokerage, insurance, telecommunication or utility products, or compare any other products that PubCo or its Subsidiaries are comparing from time to time, unless the Board otherwise determines;

“PubCo Charter” means the amended and restated memorandum and articles of association of PubCo, as amended from time to time;

“Register” means the respective registers of entitlement to the Warrants as maintained by PubCo and amended from time to time;

“Registered Office” means the registered office of PubCo from time to time;

“Relative” of a natural person shall mean the siblings, spouse and children of such natural person and any parent or siblings of such natural person or spouse;

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“Shares” shall mean any shares in the capital of PubCo;

“SingSaver” means SingSaver Insurance Brokers Pte. Ltd., a company duly incorporated and existing under the Laws of the Republic of Singapore and a licensed insurance broker within the meaning of the Insurance Act 1966;

“Subsidiary” has the meaning given in clause 1.4.4;

“Warrant Certificate” means a certificate in the form, or substantially in the form, set out in Schedule 1;

“Warrant Shares” means the Class A Ordinary Shares issuable upon the exercise of the Warrants;

“Warrantholder” means the Person or Persons in whose name(s) a Warrant is approved by the Board to be issued and is registered by the Register as duly held by such Person;

“Warrantholder Consent” means the consent of a majority of the holders of not less than 75 per cent. of the Warrants; and

“Warrants” means the warrants of PubCo constituted by this Instrument and all rights conferred by it.

1.2	Words and expressions defined in PubCo Charter shall, unless otherwise defined in this Instrument, have the same meaning when used in this Instrument.

1.3	The headings in this Instrument do not affect its interpretation.

1.4	In this Instrument a reference to:

1.4.1	a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of, or schedule to, this Instrument;

1.4.2	references herein to ‘this Instrument’ include, where the context so admits, the Schedules hereto;

1.4.3	a statutory provision shall be construed as a reference to those provisions and any subordinate legislation made under the statutory provision in force at the date of this Instrument; and

1.4.4	a company is a “Subsidiary” of another company, its “Holding Company” if that other company:

(a)	holds a majority of the voting rights in it; or

(b)	is a member of it and has the right to appoint or remove a majority of its board of directors; or

(c)

is a member of it and Controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; or if it is a Subsidiary of a company which itself is a Subsidiary of that other company.

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2	Constitution and Form of Warrants

2.1

PubCo hereby creates and issues, pursuant to the Supplemental Deed, ___________[2] warrants of PubCo to subscribe for Class A Ordinary Shares on the terms and subject to the conditions of this Instrument.

2.2

Each Warrantholder shall be entitled, on exercise of the Exercise Rights attaching to its Warrants, and on the terms and subject to the conditions set out in this Instrument, to convert all (not part) of the Warrants held by it into Class A Ordinary Shares at the Exercise Ratio.

2.3

PubCo undertakes to comply with the terms and conditions of this Instrument and specifically, but without limitation, to give effect to the Exercise Rights in accordance with the terms of this Instrument.

2.4

The Warrants are issued subject to the PubCo Charter and otherwise on the terms and conditions of this Instrument which are binding on PubCo and each Warrantholder and all Persons claiming through or under them.

3	Register and Warrant Certificates

3.1	PubCo shall maintain the Register in accordance with the provisions of Schedule 2.

3.2	PubCo shall, on the day of entering the name of a Warrantholder in the Register, issue to the Warrantholder a Warrant Certificate in respect of that number of Warrant Shares to which it is entitled.

4	Timing for exercise of Exercise Rights

4.1	During the Exercise Period, subject to the satisfaction of the MAS Condition (if required), the Warrants entitle each Warrantholder to exercise its Exercise Rights at any time.

4.2	The Warrants shall be in registered form. Each Warrant shall carry the Exercise Right and shall be transferable in accordance with clause 10 and Schedule 2.

5	Mechanism for Exercising Exercise Rights

5.1

Subject to clause 4.1 and to the extent a Warrantholder will not obtain effective control of SingSaver within the meaning of section 87(3) of the Insurance Act 1966 upon exercise of its Exercise Rights with respect to all of the Warrants held by it, all of the outstanding Warrants held by such Warrantholder shall, as soon as practicable after the Acquisition Effective Time, automatically (without any act on the part of such Warrantholder) be exercised and converted into the Class A Ordinary Shares into which such Warrants are exercisable, being a number of Class A Ordinary Shares equal to the product of (x) the number of Warrants exercised pursuant to this clause 5.1, multiplied by (y) the Exercise Ratio.

[2]	Equal to the number of the Company Class C Warrants held by the MAS Warrant Condition Applicant immediately prior to the Acquisition Effective Time.

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5.2

Subject to clause 4.1 and to the extent a Warrantholder has not had all of its Warrants exercised and converted pursuant to clause 5.1, such Warrantholder shall notify PubCo in writing as soon as practicable after the MAS Condition is satisfied or the MAS Condition ceases to be applicable to it due to dilutive issuance of PubCo or otherwise (the “Satisfaction Notice”). As soon as practicable after PubCo’s receipt of a Satisfaction Notice, all of the outstanding Warrants held by the Warrantholder issuing such Satisfaction Notice, shall automatically (without any act on the part of such Warrantholder) be exercised and converted into the Class A Ordinary Shares into which such Warrants are exercisable, being a number of Class A Ordinary Shares equal to the product of (x) the number of Warrants exercised pursuant to this clause 5.2, multiplied by (y) the Exercise Ratio.

6	Completion

6.1	Subject to clause 6.3, following a valid exercise of Exercise Rights pursuant to clause 5, PubCo shall in accordance with clause 6.2:

6.1.1

allot and issue to each relevant Warrantholder (or to its nominee or trustee, if applicable) the Class A Ordinary Shares to which such Warrantholder is entitled, being a number of Class A Ordinary Shares equal to the product of (x) the number of Warrants exercised, multiplied by (y) the Exercise Ratio; and

6.1.2

cause such Class A Ordinary Shares to be registered in book entry form and registered in PubCo’s share register or register of members (as applicable) in the Warrantholder’s name (or its nominee’s or trustee’s name, if applicable).

6.2

The obligations of PubCo under clause 6.1 shall be fulfilled within two (2) Business Days after the Acquisition Effective Time or PubCo’s receipt of a Satisfaction Notice (as applicable) (the date such obligations are being fulfilled, the “Exercise Date”).

6.3	Warrant Shares issued pursuant to this Instrument:

6.3.1	shall be credited as fully paid;

6.3.2	shall have the rights set out in the PubCo Charter relating to Class A Ordinary Shares; and

6.3.3	shall rank pari passu in all respects with those Class A Ordinary Shares in issue on the Exercise Date.

7	Adjustment

7.1

Share Dividends and Splits. If after the date hereof, and subject to the provisions of clause 7.5 below, the number of outstanding Class A Ordinary Shares is increased by a share dividend payable in Class A Ordinary Shares, or by a split up of Class A Ordinary Shares, or other similar event, then, on the effective date of such share dividend, split up or similar event, the Exercise Ratio shall be increased in proportion to such increase in issued and outstanding shares of Class A Ordinary Shares.

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7.2

Aggregation of Shares. If after the date hereof, and subject to the provisions of clause 7.5 below, the number of issued and outstanding Class A Ordinary Shares is decreased by a consolidation, combination or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the Exercise Ratio shall be decreased in proportion to such decrease in issued and outstanding Class A Ordinary Shares.

7.3

Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Class A Ordinary Shares (other than a change addressed in clauses 7.1 or 7.2 above or that solely affects the par value of such Class A Ordinary Shares), or in the case of any merger or consolidation of PubCo with or into another corporation (other than a consolidation or merger in which PubCo is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of PubCo as an entirety or substantially as an entirety in connection with which PubCo is dissolved, the Warrantholders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Class A Ordinary Shares purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrantholder would have received if such Warrantholder had exercised his/her/its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in Class A Ordinary Shares addressed in clauses 7.1 or 7.2 above, then such adjustment shall be made pursuant to clauses 7.1, 7.2 and this clause 7.3. The provisions of this clause 7.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

7.4

Notice of Changes in Warrants. PubCo shall send the Warrantholders notice of any adjustments to the Exercise Rights made pursuant to clauses 7.1 to 7.3 as soon as practicable (and within five (5) Business Days) following the relevant resolution of the Board giving effect to or sanctioning the event referred to in clauses 7.1 to 7.3 together with a replacement Warrant Certificate evidencing each Warrantholder’s adjusted Exercise Ratio.

7.5

No Fractional Shares. No fractions of a Warrant Share shall be issued on the exercise of a Warrant. If, by reason of any provisions in this Instrument, any Warrantholder would otherwise be entitled, upon the exercise of its Exercise Rights, to receive a fractional interest in a Warrant Share (after aggregating all fractional Warrant Shares that otherwise would be received by such Warrantholder), PubCo shall, upon such exercise, round down the number of Warrant Shares to be issued to such Warrantholder to the nearest whole number.

7.6

Other Events. In case any event shall occur affecting PubCo as to which none of the provisions of preceding subclauses of this clause 7 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (a) avoid an adverse impact on the Warrants and (b) effectuate the intent and purpose of this clause 7, then, in each such case, the Board shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this clause 7 and, if they determine that an adjustment is necessary, the terms of such adjustment. Without prejudice to the foregoing, PubCo shall not take any action which would result in any adjustment to the Exercise Ratio if, after giving effect thereto, the Exercise Ratio would be increased to such an extent that the Class A Ordinary Shares to be issued on exercise of any Warrants could not, under any applicable law then in effect, be legally issued as fully paid.

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8	Undertaking of PubCo

PubCo undertakes to each Warrantholder that during the Exercise Period (except with Warrantholder Consent or pursuant to clause 7 of this Instrument or as otherwise provided in the PubCo Charter), it will keep available for issue and free from pre-emptive rights sufficient authorised but unissued share capital to satisfy in full the exercise of all outstanding Warrants.

9	Winding up of PubCo

If, during the Exercise Period, an order is made or an effective resolution is passed for winding up or dissolution of PubCo (except for the purpose of implementing a reconstruction, amalgamation or scheme of arrangement on terms previously sanctioned by a special resolution) each Warrantholder will be treated as if, immediately before the date of such order or resolution, such Warrantholder had exercised all the Exercise Rights which remain to be exercised by such Warrantholder and shall be entitled to receive out of the assets which would otherwise be available in the liquidation such sum (if any) as such Warrantholder would have received had such Warrantholder been the holder of the Class A Ordinary Shares to which such Warrantholder would have become entitled by virtue of such exercise.

10	Transfer of Warrants

The Warrants are transferable in accordance with the provisions of paragraph 2 of Schedule 2.

11	Variation of Rights

11.1

All or any of the rights for the time being attached to the Warrants (including the Exercise Rights) may from time to time (whether or not PubCo is being wound up) be altered or abrogated with Warrantholder Consent and shall be effected by an instrument by way of deed poll executed by PubCo and expressed to be supplemental to this Instrument.

11.2

Modifications to the Instrument which are of a formal, minor or technical nature, or made to correct a manifest error, may be effected by an instrument by way of deed poll executed by PubCo and expressed to be supplemental to this Instrument.

12	Replacement of Warrant Certificates

If a Warrant Certificate is mutilated, defaced, lost, stolen or destroyed, it will be replaced by PubCo upon payment by the Warrantholder of PubCo’s reasonable costs in connection with the issue of the replacement. Mutilated or defaced Warrant Certificates in respect of which replacements are being sought must be surrendered before replacements will be issued.

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13	Notices

Any notice to be given to or by the Warrantholders for the purposes of this Instrument shall be given in accordance with the provisions of paragraph 3 of Schedule 2.

14	Termination

This Instrument shall terminate upon the earlier of (i) the end of the Exercise Period or (ii) the date upon which there ceases to be any unexercised Warrants outstanding.

15	Governing Law and Arbitration

15.1

This Instrument and any dispute or claim arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, the laws of the Cayman Islands, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Cayman Islands or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Cayman Islands.

15.2

Any dispute, controversy, difference or claim arising out of or relating to this Instrument, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The law of this arbitration clause shall be that stated in clause 15.1. The seat of this arbitration shall be Hong Kong. The number of arbitrators shall be three (3). The arbitration proceedings shall be conducted in English.

15.3

Notwithstanding the foregoing, nothing in this clause shall prevent any party seeking any interim or interlocutory relief in aid of any arbitration or in connection with enforcement proceedings from any court of competent jurisdiction.

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IN WITNESS WHEREOF this Instrument has been executed by PubCo as a deed poll and is intended to be and is hereby delivered on the date first above written.

Executed as a deed by MoneyHero Limited acting by _____________, as authorized signatory, in the presence of:
SIGNATURE OF ______________

SIGNATURE OF WITNESS

Name: Address: Occupation of Witness:

[Signature Page to Warrant Instrument]

Schedule 1

Form of Warrant Certificate

MONEYHERO LIMITED

(“PubCo”)

(Incorporated under the laws of Cayman Islands with registered number 398798)

WARRANT CERTIFICATE

Certificate No.

Date of Issue of Warrant Certificate:

Date of Issue of Warrants:

Name and Address of Warrantholder:

Number of Warrants:

Class of Warrants: Warrants (Class C-1)

Exercise Ratio: 0.307212 Class A Ordinary Share(s) for each Warrant (as adjusted from time to time pursuant to clause 7 of the Warrant Instrument)

THIS IS TO CERTIFY that the Warrantholder named above is the registered holder of the number of Warrants specified above, each of which entitles the holder (inter alia) to subscribe for [•] Class A Ordinary Shares in PubCo as calculated in accordance with the terms and conditions set out in the instrument entered into by way of deed poll dated [•] (the “Warrant Instrument”) and subject to the PubCo Charter. Terms defined in the Warrant Instrument have the same meaning when used in this Certificate.

This Warrant Certificate has been executed as a deed and is delivered and takes effect on the date of issue stated at the beginning of it.

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Executed as a deed by MoneyHero Limited

acting by [NAME OF FIRST DIRECTOR],

a director and [NAME OF SECOND DIRECTOR OR SECRETARY],

[a director OR its secretary]

[SIGNATURE OF FIRST DIRECTOR] Director

[SIGNATURE OF SECOND DIRECTOR OR SECRETARY] [Director or Secretary]

OR

Executed as a deed by MoneyHero Limited

acting by [[NAME OF DIRECTOR] a director]/[NAME OF AUTHORISED SIGNATORY] as authorised signatory,

[SIGNATURE OF [DIRECTOR]/[AUTHORISED SIGNATORY]] [Director]/[Authorised Signatory]

in the presence of:

Witness Signature:

Name:

Address:

Occupation

Dated: [INSERT DATE]

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Schedule 2

Register, Transfer and Notices

1	Register

1.1	PubCo shall keep the Register at the Registered Office and there, entered in the Register:

1.1.1	the names and addresses of the Warrantholders;

1.1.2	the number of Warrants held by each Warrantholder; and

1.1.3	the date on which the name of each Warrantholder is entered in the Register in respect of the Warrants registered in his/its name.

1.2

Any change in the name or address of any Warrantholder shall be notified as soon as reasonably practicable following such change to PubCo which shall cause the Register to be altered accordingly. The Warrantholders or any of them or any Person authorised by any such Warrantholder shall be at liberty at all reasonable time during office hours upon two (2) Business Days’ notice to inspect the Register and to take copies of or extract from the same or any part thereof.

1.3

PubCo shall be entitled to treat the Person whose name is shown in the Register as a Warrantholder as the absolute owner of the Warrant and, accordingly, shall not except as ordered by a court of competent jurisdiction or as required by law, be bound to recognise any equitable or other claim to, or interest in, such Warrant on the part of any other Person whether or not it shall have express or other notice thereof.

1.4

Every Warrantholder shall be recognised by PubCo as entitled to his/her/its Warrants free from any equity, set-off or cross-claim on the part of PubCo, or any original or intermediate holder of such Warrants.

2	Transfers

2.1

No Warrantholder shall be entitled to assign or transfer any rights or obligations under any Warrant without the prior written consent of PubCo, except if such Warrants are assigned or transferred to an Affiliate of such Warrantholder that is a Permitted Transferee.

2.2	The Warrants may not be transferred otherwise than as permitted by paragraph 2.1 above.

2.3	The provisions of Schedule 2 shall regulate any transfer of a Warrant.

2.4

Each Warrant will be registered and will be transferable subject to paragraph 2.1 of this Schedule 2 by instrument of transfer in any usual or common form, or in any other form which may be approved by the Board. PubCo may refuse to register any transfer of Warrants unless it is duly stamped and lodged at the Registered Office accompanied by a certificate for the Warrants to be transferred and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer, but shall register any transfer which is so stamped and lodged, and so accompanied by a certificate or other evidence. Certificates shall be produced by PubCo within two (2) Business Days of a valid transfer lodgement.

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3	Notices

3.1

Each Warrantholder shall register with PubCo an address to which notices can be sent and if any Warrantholder shall fail so to do, notice may be given to such Warrantholder by sending the same by any of the methods referred to in paragraph 3.2 of this Schedule to his/her/its last known place of business or residence or, if none, by exhibiting the same for three (3) Business Days at the Registered Office.

3.2

Notices and other communications to Warrantholders and/or to PubCo shall be in writing and shall be delivered personally, sent by courier or by facsimile process, or if sent to an address, by first class post. In proving service of any notice or other communication sent by post it shall be sufficient to prove that the envelope or wrapper containing the notice or other communication was properly addressed and stamped and was deposited in a post box or at the post office. In proving service of a notice or other communication sent by facsimile process it shall be sufficient to prove that the facsimile message was properly addressed and despatched.

3.3

A notice or other communication given pursuant to the provisions of paragraph 3.2 of this Schedule must be in writing in the English language and must be given by, delivered at or sent by first class post or other faster service or facsimile transmission or other means of electronic communication to the latest known postal address, relevant facsimile number or electronic communication (email) address of PubCo or the Warrantholder (as applicable). In the absence of evidence of earlier receipt, any notice or document shall be deemed to have been served: (i) if delivered, at the time of delivery; (ii) if posted, at 10.00 a.m. on the seventh (7th) Business Day after it was put into the post; or (iii) if sent by facsimile or email, at the time of completion of transmission.

3.4

All notices and other communications with respect to Warrants registered in the names of joint registered holders shall be given to whichever of such Persons is named first in the Register and any notice so given shall be sufficient notice to all the joint registered holders of such Warrants.

3.5

Any Person who, whether by operation of law, transfer or other means whatsoever, becomes entitled to any Warrant shall be bound by every notice properly given to the Person from whom such Person derives his/its title to such Warrant.

3.6

When a given number of days’ notice is required to be given, the day of service shall be included but the day upon which such notice will expire shall not be included in calculating the number of days. The signature to any notice to be given by PubCo may be written or printed (including electronically).

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EXHIBIT M

FORM OF PUBCO CLASS C-2 ACQUISITION WARRANT INSTRUMENT

Dated _______________

WARRANT INSTRUMENT

RELATING TO ______________1 WARRANTS TO SUBSCRIBE FOR

CLASS A ORDINARY SHARES IN MONEYHERO LIMITED

[1]	Equal to the number of Company Class C Warrants held by the Designated Warrant Holder immediately prior to the Acquisition Effective Time.

		Page

1	Interpretation	1

2	Constitution and Form of Warrants	4

3	Register and Warrant Certificates	5

4	Timing for exercise of Exercise Rights	5

5	Mechanism for Exercising Exercise Rights	5

6	Completion	5

7	Adjustment	6

8	Undertaking of PubCo	7

9	Winding up of PubCo	7

10	Transfer of Warrants	8

11	Variation of Rights	8

12	Replacement of Warrant Certificates	8

13	Notices	8

14	Termination	8

15	Governing Law and Arbitration	8

Schedule 1 Form of Warrant Certificate		1

Notice of Exercise		3

Schedule 2 Register, Transfer and Notices		4

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THIS INSTRUMENT is entered into by way of deed poll on ___________ 2023 by:

MoneyHero Limited (formerly known as Hyphen Group Limited), an exempted company duly incorporated and existing under the laws of the Cayman Islands with its registered office at Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (“PubCo”).

WHEREAS:

(A)

On ____________, 2023, PubCo, CompareAsia Group Capital Limited, an exempted company duly incorporated and existing under the Laws of the Cayman Islands with its registered office at Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (the “Company”), Bridgetown Holdings Limited, a Cayman Islands exempted company limited by shares, Gemini Merger Sub 1 Limited , a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of PubCo, and Gemini Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of PubCo, entered into a business combination agreement (as amended, modified or supplemented from time to time, the “Business Combination Agreement”).

(B)

In connection with the transactions contemplated under the Business Combination Agreement, on _____________, 2023, PubCo and the Company entered into a supplemental deed (as amended, modified or supplemented from time to time, the “Supplemental Deed”) in relation to the warrant instrument relating to warrants to subscribe for class C ordinary shares in the Company, dated October 14, 2022.

(C)

Pursuant to the Supplemental Deed, upon the Acquisition Effective Time (as defined in the Business Combination Agreement), PubCo shall create and issue the Warrants (as defined below) to subscribe Class A Ordinary Shares (as defined below) on the terms and subject to the conditions set out in this Instrument.

(D)	This Instrument has been executed by PubCo as a deed poll in favour of the Warrantholders (as defined below).

THIS INSTRUMENT WITNESSES as follows:

1	Interpretation.

1.1	In this Instrument, unless otherwise defined herein, capitalised terms have the meanings ascribed to them in the Business Combination Agreement:

“Affiliate” means (i) with respect to a Person other than a natural person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person and (ii) in the case of a Person that is a natural person, any other Person that is directly or indirectly Controlled by such Person or is a Relative of such Person or any Person that is directly or indirectly Controlled by such Relative;

“Board” means the board of directors of PubCo;

“Business” means PubCo and its Subsidiaries’ business of operating a web or application-based marketplace, community, brokerage or aggregator service specialized in fintech and financial services and comparing banking, insurance, telecommunication, utility or other personal finance products and/or providing platform- or software-as-a-service solutions;

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“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Singapore, Hong Kong, the Cayman Islands or New York City, New York are authorized or required by applicable law to close;

“Class A Ordinary Shares” means the Class A ordinary shares of PubCo, par value US$0.0001 per share;

“Control” means with respect to a Person, (i) direct or indirect ownership or control of more than 50% of the outstanding voting securities of such Person; (ii) the ability to appoint or remove a majority of the directors of the board (or equivalent governing body) of such Person; (iii) the right to control the votes at a meeting of the board of directors (or equivalent governing body) of such Person; or (iv) the ability to direct or cause the direction of the management and policies of such Person (whether by contract or howsoever arising); and the terms “Controls”, “Controlling” and “Controlled” shall be construed accordingly;

“Exercise Period” means, in relation to the Warrants represented by a Warrant Certificate, the period commencing on the Issuance Date of such Warrants and ending on December 23, 2027 (both dates inclusive);

“Exercise Ratio” means, initially, at the rate of 0.307212 Class A Ordinary Share for each Warrant, as adjusted from time to time in the circumstances and in the manner referred to in clause 7;

“Exercise Rights” means the rights of Warrantholders to exercise the Warrants for Class A Ordinary Shares at the Exercise Ratio, pursuant to clause 5;

“Government Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of Hong Kong, Singapore, the Cayman Islands or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization;

“Holding Company” has the meaning given in clause 1.4.4;

“Issuance Date” means, in relation to the Warrants represented by a Warrant Certificate, the date of issuance of such Warrants as stipulated in the Warrant Certificate;

“Notice of Exercise” means the notice set out in the schedule to the Warrant Certificate;

“Permitted Transferee” means with respect to any Warrantholder, any Person other than (i) PubCo or any of its Subsidiaries or (ii) any Prohibited Transferee (whether or not an Affiliate of the transferring Warrantholder);

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity;

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“Politically Exposed Person” means a current or former senior official in the executive, legislative, administrative, military or judicial branches of a Government Authority (whether elected or not), a current or former senior official of a major political party, or a current or former senior executive of a government-owned commercial enterprise. In addition, a Politically Exposed Person includes any corporation, business or other entity that has been formed by, or for the benefit of, a Politically Exposed Person;

“Prohibited Transferee” means (i) any PubCo Competitor; (ii) any current or potential future provider of PubCo within the insurance, retail banking or telecommunications industry; (iii) any Person whose involvement or investment in the Business is or could reasonably be, as determined by the Board, damaging to the reputation of the Business, and in each case of (i) and (ii), unless otherwise determined by the Board; or (iv) any Person who (a) is named on (1) lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issued under Chapter VII of the United Nations Charter or (2) the World Bank Listing of Ineligible Firms (see www.worldbank.org/debarr); (b) is targeted by or subject to any sanction administered or enforced by the Office of Foreign Assets Control of the US Department of the Treasury, the U.S. Department of State or under a UN Security Council Resolution; or (c) is a Politically Exposed Person;

“PubCo Competitor” means any marketplace, brokerage or aggregator for financial services, including banking, brokerage and insurance companies, telecommunication companies, utility providers as well as companies that compare banking, brokerage, insurance, telecommunication or utility products, or compare any other products that PubCo or its Subsidiaries are comparing from time to time, unless the Board otherwise determines;

“PubCo Charter” means the amended and restated memorandum and articles of association of PubCo, as amended from time to time;

“Register” means the respective registers of entitlement to the Warrants as maintained by PubCo and amended from time to time;

“Registered Office” means the registered office of PubCo from time to time;

“Relative” of a natural person shall mean the siblings, spouse and children of such natural person and any parent or siblings of such natural person or spouse;

“Shares” shall mean any shares in the capital of PubCo;

“Subsidiary” has the meaning given in clause 1.4.4;

“Warrant Certificate” means a certificate in the form, or substantially in the form, set out in Schedule 1;

“Warrant Shares” means the Class A Ordinary Shares issuable upon the exercise of the Warrants;

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“Warrantholder” means the Person or Persons in whose name(s) a Warrant is approved by the Board to be issued and is registered by the Register as duly held by such Person;

“Warrantholder Consent” means the consent of a majority of the holders of not less than 75 per cent. of the Warrants; and

“Warrants” means the warrants of PubCo constituted by this Instrument and all rights conferred by it.

1.2	Words and expressions defined in PubCo Charter shall, unless otherwise defined in this Instrument, have the same meaning when used in this Instrument.

1.3	The headings in this Instrument do not affect its interpretation.

1.4	In this Instrument a reference to:

1.4.1	a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of, or schedule to, this Instrument;

1.4.2	references herein to ‘this Instrument’ include, where the context so admits, the Schedules hereto;

1.4.3	a statutory provision shall be construed as a reference to those provisions and any subordinate legislation made under the statutory provision in force at the date of this Instrument; and

1.4.4	a company is a “Subsidiary” of another company, its “Holding Company” if that other company:

(a)	holds a majority of the voting rights in it; or

(b)	is a member of it and has the right to appoint or remove a majority of its board of directors; or

(c)	is a member of it and Controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it;

or if it is a Subsidiary of a company which itself is a Subsidiary of that other company.

2	Constitution and Form of Warrants

2.1

PubCo hereby creates and issues, pursuant to the Supplemental Deed, __________[2] warrants of PubCo to subscribe for Class A Ordinary Shares on the terms and subject to the conditions of this Instrument.

2.2

Each Warrantholder shall be entitled, on exercise of the Exercise Rights attaching to its Warrants, and on the terms and subject to the conditions set out in this Instrument, to convert all or part of the Warrants held by it into Class A Ordinary Shares at the Exercise Ratio.

[2]	Equal to the number of Company Class C Warrants outstanding and held by the Designated Warrant Holder immediately prior to the Acquisition Effective Time.

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2.3

PubCo undertakes to comply with the terms and conditions of this Instrument and specifically, but without limitation, to give effect to the Exercise Rights in accordance with the terms of this Instrument.

2.4

The Warrants are issued subject to the PubCo Charter and otherwise on the terms and conditions of this Instrument which are binding on PubCo and each Warrantholder and all Persons claiming through or under them.

3	Register and Warrant Certificates

3.1	PubCo shall maintain the Register in accordance with the provisions of Schedule 2.

3.2	PubCo shall, on the day of entering the name of a Warrantholder in the Register, issue to the Warrantholder a Warrant Certificate in respect of that number of Warrant Shares to which it is entitled.

4	Timing for exercise of Exercise Rights

4.1	During the Exercise Period, the Warrants entitle each Warrantholder to exercise its Exercise Rights at any time.

4.2	The Warrants shall be in registered form. Each Warrant shall carry the Exercise Right and shall be transferable in accordance with clause 10 and Schedule 2.

5	Mechanism for Exercising Exercise Rights

5.1

Subject to clause 4.1, if a Warrantholder decides to exercise its Exercise Rights in whole or in part, such Warrantholder may do so by lodging the relevant Warrant Certificate, together with the duly completed Notice of Exercise at the Registered Office.

6	Completion

6.1	Subject to clause 6.3, following a valid exercise of Exercise Rights by a Warrantholder, PubCo shall in accordance with clause 6.2:

6.1.1

allot and issue to the Warrantholder (or to its nominee or trustee, if applicable) the Class A Ordinary Shares to which the Warrantholder is entitled, being a number of Class A Ordinary Shares equal to the product of (x) the number of exercised Warrants, multiplied by (y) the Exercise Ratio; and

6.1.2

cause such Class A Ordinary Shares to be registered in book entry form and registered in PubCo’s share register or register of members (as applicable) in the Warrantholder’s name (or its nominee’s or trustee’s name, if applicable).

6.2

The obligations of PubCo under clause 6.1 shall be fulfilled within two (2) Business Days after the Notice of Exercise is lodged at the Registered Office (the date such obligations are being fulfilled, the “Exercise Date”).

6.3	Warrant Shares issued pursuant to this Instrument:

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6.3.1	shall be credited as fully paid;

6.3.2	shall have the rights set out in the PubCo Charter relating to Class A Ordinary Shares; and

6.3.3	shall rank pari passu in all respects with those Class A Ordinary Shares in issue on the Exercise Date.

6.4

If a Warrantholder exercises only some of his/her/its Warrants, a new Warrant Certificate in respect of the balance of the Warrants will be issued and delivered to the Warrantholder within five (5) Business Days of the surrender of that Warrant Certificate (for avoidance of doubt, the date of issuance of the balance of such Warrants shall remain the same).

7	Adjustment

7.1

Share Dividends and Splits. If after the date hereof, and subject to the provisions of clause 7.5 below, the number of outstanding Class A Ordinary Shares is increased by a share dividend payable in Class A Ordinary Shares, or by a split up of Class A Ordinary Shares, or other similar event, then, on the effective date of such share dividend, split up or similar event, the Exercise Ratio shall be increased in proportion to such increase in issued and outstanding shares of Class A Ordinary Shares.

7.2

Aggregation of Shares. If after the date hereof, and subject to the provisions of clause 7.5 below, the number of issued and outstanding Class A Ordinary Shares is decreased by a consolidation, combination or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the Exercise Ratio shall be decreased in proportion to such decrease in issued and outstanding Class A Ordinary Shares.

7.3

Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Class A Ordinary Shares (other than a change addressed in clauses 7.1 or 7.2 above or that solely affects the par value of such Class A Ordinary Shares), or in the case of any merger or consolidation of PubCo with or into another corporation (other than a consolidation or merger in which PubCo is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of PubCo as an entirety or substantially as an entirety in connection with which PubCo is dissolved, the Warrantholders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Class A Ordinary Shares purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrantholder would have received if such Warrantholder had exercised his/her/its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in Class A Ordinary Shares addressed in clauses 7.1 or 7.2 above, then such adjustment shall be made pursuant to clauses 7.1, 7.2 and this clause 7.3. The provisions of this clause 7.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

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7.4

Notice of Changes in Warrants. PubCo shall send the Warrantholders notice of any adjustments to the Exercise Rights made pursuant to clauses 7.1 to 7.3 as soon as practicable (and within five (5) Business Days) following the relevant resolution of the Board giving effect to or sanctioning the event referred to in clauses 7.1 to 7.3 together with a replacement Warrant Certificate evidencing each Warrantholder’s adjusted Exercise Ratio.

7.5

No Fractional Shares. No fractions of a Warrant Share shall be issued on the exercise of a Warrant. If, by reason of any provisions in this Instrument, any Warrantholder would otherwise be entitled, upon the exercise of its Exercise Rights, to receive a fractional interest in a Warrant Share (after aggregating all fractional Warrant Shares that otherwise would be received by such Warrantholder), PubCo shall, upon such exercise, round down the number of Warrant Shares to be issued to such Warrantholder to the nearest whole number.

7.6

Other Events. In case any event shall occur affecting PubCo as to which none of the provisions of preceding subclauses of this clause 7 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (a) avoid an adverse impact on the Warrants and (b) effectuate the intent and purpose of this clause 7, then, in each such case, the Board shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this clause 7 and, if they determine that an adjustment is necessary, the terms of such adjustment. Without prejudice to the foregoing, PubCo shall not take any action which would result in any adjustment to the Exercise Ratio if, after giving effect thereto, the Exercise Ratio would be increased to such an extent that the Class A Ordinary Shares to be issued on exercise of any Warrants could not, under any applicable law then in effect, be legally issued as fully paid.

8	Undertaking of PubCo

PubCo undertakes to each Warrantholder that during the Exercise Period (except with Warrantholder Consent or pursuant to clause 7 of this Instrument or as otherwise provided in the PubCo Charter), it will keep available for issue and free from pre-emptive rights sufficient authorised but unissued share capital to satisfy in full the exercise of all outstanding Warrants.

9	Winding up of PubCo

If, during the Exercise Period, an order is made or an effective resolution is passed for winding up or dissolution of PubCo (except for the purpose of implementing a reconstruction, amalgamation or scheme of arrangement on terms previously sanctioned by a special resolution) each Warrantholder will be treated as if, immediately before the date of such order or resolution, such Warrantholder had exercised all the Exercise Rights which remain to be exercised by such Warrantholder and shall be entitled to receive out of the assets which would otherwise be available in the liquidation such sum (if any) as such Warrantholder would have received had such Warrantholder been the holder of the Class A Ordinary Shares to which such Warrantholder would have become entitled by virtue of such exercise.

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10	Transfer of Warrants

The Warrants are transferable in accordance with the provisions of paragraph 2 of Schedule 2.

11	Variation of Rights

11.1

All or any of the rights for the time being attached to the Warrants (including the Exercise Rights) may from time to time (whether or not PubCo is being wound up) be altered or abrogated with Warrantholder Consent and shall be effected by an instrument by way of deed poll executed by PubCo and expressed to be supplemental to this Instrument.

11.2

Modifications to the Instrument which are of a formal, minor or technical nature, or made to correct a manifest error, may be effected by an instrument by way of deed poll executed by PubCo and expressed to be supplemental to this Instrument.

12	Replacement of Warrant Certificates

If a Warrant Certificate is mutilated, defaced, lost, stolen or destroyed, it will be replaced by PubCo upon payment by the Warrantholder of PubCo’s reasonable costs in connection with the issue of the replacement. Mutilated or defaced Warrant Certificates in respect of which replacements are being sought must be surrendered before replacements will be issued.

13	Notices

Any notice to be given to or by the Warrantholders for the purposes of this Instrument shall be given in accordance with the provisions of paragraph 3 of Schedule 2.

14	Termination

This Instrument shall terminate upon the earlier of (i) the end of the Exercise Period or (ii) the date upon which there ceases to be any unexercised Warrants outstanding.

15	Governing Law and Arbitration

15.1

This Instrument and any dispute or claim arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, the laws of the Cayman Islands, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Cayman Islands or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Cayman Islands.

15.2

Any dispute, controversy, difference or claim arising out of or relating to this Instrument, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The law of this arbitration clause shall be that stated in clause 15.1. The seat of this arbitration shall be Hong Kong. The number of arbitrators shall be three (3). The arbitration proceedings shall be conducted in English.

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15.3

Notwithstanding the foregoing, nothing in this clause shall prevent any party seeking any interim or interlocutory relief in aid of any arbitration or in connection with enforcement proceedings from any court of competent jurisdiction.

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IN WITNESS WHEREOF this Instrument has been executed by PubCo as a deed poll and is intended to be and is hereby delivered on the date first above written.

Executed as a deed by MoneyHero Limited acting by ______________, as authorized signatory, in the presence of:

SIGNATURE OF _____________

SIGNATURE OF WITNESS
Name: Address: Occupation of Witness:

[Signature Page to Warrant Instrument]

Schedule 1

Form of Warrant Certificate

MONEYHERO LIMITED(“PubCo”)

(Incorporated under the laws of Cayman Islands with registered number 398798)

WARRANT CERTIFICATE

Certificate No.

Date of Issue of Warrant Certificate:

Date of Issue of Warrants:

Name and Address of Warrantholder:

Number of Warrants:

Class of Warrants: Warrants (Class C-2)

Exercise Ratio: 0.307212 Class A Ordinary Share(s) for each Warrant (as adjusted from time to time pursuant to clause 7 of the Warrant Instrument)

THIS IS TO CERTIFY that the Warrantholder named above is the registered holder of the number of Warrants specified above, each of which entitles the holder (inter alia) to subscribe for [•] Class A Ordinary Shares in PubCo as calculated in accordance with the terms and conditions set out in the instrument entered into by way of deed poll dated [•] (the “Warrant Instrument”) and subject to the PubCo Charter. Terms defined in the Warrant Instrument have the same meaning when used in this Certificate.

This Warrant Certificate has been executed as a deed and is delivered and takes effect on the date of issue stated at the beginning of it.

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Executed as a deed by MoneyHero Limited

acting by [NAME OF FIRST DIRECTOR],

a director and [NAME OF SECOND DIRECTOR OR SECRETARY],

[a director OR its secretary]

[SIGNATURE OF FIRST DIRECTOR] Director

[SIGNATURE OF SECOND DIRECTOR OR SECRETARY]
[Director or Secretary]

OR

Executed as a deed by MoneyHero Limited

acting by [[NAME OF DIRECTOR] a director]/[NAME OF AUTHORISED SIGNATORY] as authorised signatory,

[SIGNATURE OF [DIRECTOR]/[AUTHORISED SIGNATORY]]
[Director]/[Authorised Signatory]

in the presence of:

Witness Signature:

Name:

Address:

Occupation

Dated: [INSERT DATE]

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Schedule to the Warrant Certificate

Notice of Exercise

To:	[●]

MoneyHero Limited

[Address]

We hereby exercise the Exercise Rights over              of the Warrants represented by this Warrant Certificate.

We direct PubCo to allot the Class A Ordinary Shares in the following numbers and to the following proposed allottees:

	No. of Class A Ordinary Shares	Name of Proposed Allottee	Address of Proposed Allottee
1
2
3

We agree that the Class A Ordinary Shares are issued to us subject to the PubCo Charter.

Signed by
[●]
For and on behalf of
[●] Limited
Director/Secretary

Lodged by: (agent to whom share certificate(s) should be sent)

Name of Agent:

Address:

For the attention of:

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Schedule 2

Register, Transfer and Notices

1	Register

1.1	PubCo shall keep the Register at the Registered Office and there, entered in the Register:

1.1.1	the names and addresses of the Warrantholders;

1.1.2	the number of Warrants held by each Warrantholder; and

1.1.3	the date on which the name of each Warrantholder is entered in the Register in respect of the Warrants registered in his/its name.

1.2

Any change in the name or address of any Warrantholder shall be notified as soon as reasonably practicable following such change to PubCo which shall cause the Register to be altered accordingly. The Warrantholders or any of them or any Person authorised by any such Warrantholder shall be at liberty at all reasonable time during office hours upon two (2) Business Days’ notice to inspect the Register and to take copies of or extract from the same or any part thereof.

1.3

PubCo shall be entitled to treat the Person whose name is shown in the Register as a Warrantholder as the absolute owner of the Warrant and, accordingly, shall not except as ordered by a court of competent jurisdiction or as required by law, be bound to recognise any equitable or other claim to, or interest in, such Warrant on the part of any other Person whether or not it shall have express or other notice thereof.

1.4

Every Warrantholder shall be recognised by PubCo as entitled to his/her/its Warrants free from any equity, set-off or cross-claim on the part of PubCo, or any original or intermediate holder of such Warrants.

2	Transfers

2.1

No Warrantholder shall be entitled to assign or transfer any rights or obligations under any Warrant without the prior written consent of PubCo, except if such Warrants are assigned or transferred to an Affiliate of such Warrantholder that is a Permitted Transferee.

2.2	The Warrants may not be transferred otherwise than as permitted by paragraph 2.1 above.

2.3	The provisions of Schedule 2 shall regulate any transfer of a Warrant.

2.4

Each Warrant will be registered and will be transferable subject to paragraph 2.1 of this Schedule 2 by instrument of transfer in any usual or common form, or in any other form which may be approved by the Board. PubCo may refuse to register any transfer of Warrants unless it is duly stamped and lodged at the Registered Office accompanied by a certificate for the Warrants to be transferred and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer, but shall register any transfer which is so stamped and lodged, and so accompanied by a certificate or other evidence. Certificates shall be produced by PubCo within two (2) Business Days of a valid transfer lodgement.

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3	Notices

3.1

Each Warrantholder shall register with PubCo an address to which notices can be sent and if any Warrantholder shall fail so to do, notice may be given to such Warrantholder by sending the same by any of the methods referred to in paragraph 3.2 of this Schedule to his/her/its last known place of business or residence or, if none, by exhibiting the same for three (3) Business Days at the Registered Office.

3.2

Notices and other communications to Warrantholders and/or to PubCo shall be in writing and shall be delivered personally, sent by courier or by facsimile process, or if sent to an address, by first class post. In proving service of any notice or other communication sent by post it shall be sufficient to prove that the envelope or wrapper containing the notice or other communication was properly addressed and stamped and was deposited in a post box or at the post office. In proving service of a notice or other communication sent by facsimile process it shall be sufficient to prove that the facsimile message was properly addressed and despatched.

3.3

A notice or other communication given pursuant to the provisions of paragraph 3.2 of this Schedule must be in writing in the English language and must be given by, delivered at or sent by first class post or other faster service or facsimile transmission or other means of electronic communication to the latest known postal address, relevant facsimile number or electronic communication (email) address of PubCo or the Warrantholder (as applicable). In the absence of evidence of earlier receipt, any notice or document shall be deemed to have been served: (i) if delivered, at the time of delivery; (ii) if posted, at 10.00 a.m. on the seventh (7th) Business Day after it was put into the post; or (iii) if sent by facsimile or email, at the time of completion of transmission.

3.4

All notices and other communications with respect to Warrants registered in the names of joint registered holders shall be given to whichever of such Persons is named first in the Register and any notice so given shall be sufficient notice to all the joint registered holders of such Warrants.

3.5

Any Person who, whether by operation of law, transfer or other means whatsoever, becomes entitled to any Warrant shall be bound by every notice properly given to the Person from whom such Person derives his/its title to such Warrant.

3.6

When a given number of days’ notice is required to be given, the day of service shall be included but the day upon which such notice will expire shall not be included in calculating the number of days. The signature to any notice to be given by PubCo may be written or printed (including electronically).

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